SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Basic Value Fund, a series portfolio of AIM Growth Series (the "Trust"), was held on May 31, 2000.

At such meeting, shareholders of AIM Basic Value Fund (the "Fund"), a series portfolio of the Trust were asked to:

1.  Approve a new investment advisory agreement for the Fund.
2.  Approve changing the fundamental investment restrictions of the Fund.
3. Approve changing the investment objective of the Fund so that it is non-fundamental.
4. Ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the fiscal year ending in 2000.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

Proposal 1:       Approval of a New Investment Advisory Agreement

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,931,856            50,840             147,958

Proposal 2(a): Approval of Modification of Fundamental Restriction on Portfolio Diversification

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,888,388            74,888             167,379

Proposal 2(b): Approval of Modification of Fundamental Restriction on Issuing Senior Securities and Borrowing Money

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,866,773            90,053             173,829

Proposal 2(c): Modification of Fundamental Restriction on Underwriting
Securities

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,875,545            82,015             173,094

Proposal 2(d): Modification of Fundamental Restriction on Industry
Concentration

                                         For:             Against:           Abstain:
                                         ----             --------           --------

AIM Basic Value Fund                  2,886,428            77,216             167,010

Proposal 2(e): Modification of Fundamental Restriction on Real Estate
Investments

                                         For:             Against:           Abstain:
                                         ----             --------           --------

AIM Basic Value Fund                  2,874,891            90,444             165,319

Proposal 2(f): Modification of Fundamental Restriction on Purchasing or Selling Commodities

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,875,271            89,049             166,334

Proposal 2(g):    Modification of Fundamental Restriction on Making Loans

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,867,523            92,264             170,867

Proposal 2(h): Modification of Fundamental Restriction on Investment in Investment Companies

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,879,328            80,618             170,708

Proposal 3: Approval of Making the Fund's Investment Objective Non-Fundamental

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  2,868,856            93,713             168,085


Proposal 4: Ratification of Selection of Independent Public Accountants

                                         For:             Against:           Abstain:
                                         ----             --------           --------
AIM Basic Value Fund                  3,992,547            26,776             146,438

                                                                  SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM New Pacific Growth Fund, a series portfolio of AIM Growth Series (the "Trust"), was held on May 31, 2000.

At such meeting, shareholders of AIM New Pacific Growth Fund (the "Fund"), a series portfolio of the Trust were asked to:

1. Approve an Agreement and Plan of Reorganization which provides for the combination of the Fund with AIM Asian Growth Fund, a series portfolio of AIM International Funds, Inc.

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved the proposal by the following vote:

Proposal 1: Approval of an Agreement and Plan of Reorganization

                                              For:             Against:         Abstain:
                                              ----             --------         --------
AIM New Pacific Growth Fund                 6,036,699           110,778          324,036

Resolutions of the Board of Trustees of AIM Growth Series adopted on behalf of AIM Basic Value Fund at a meeting of the Board held on March 14, 2000.

       "RESOLVED, that the Agreement and Plan of Reorganization among AIM Advisor Funds, Inc. ("AAF"), acting on behalf of the AIM Advisor Large Cap Value Fund ("Large Cap Value"), AGS, acting on behalf of AIM Basic Value Fund ("Basic Value"), and A I M Advisors, Inc., in substantially the form presented with these resolutions (the "Agreement"), providing for the transfer of Large Cap Value's assets to, and the assumption of Large Cap Value's liabilities by, Basic Value, and for the issuance of Class A shares of Basic Value directly to the Class A shareholders of Large Cap Value, for the issuance of Class B shares of Basic Value directly to Class B shareholders of Large Cap Value, and for the issuance of Class C shares of Basic Value directly to Class C shareholders of Large Cap Value, is hereby authorized, approved, and adopted in all respects, with such changes as the officers of AGS deem necessary or appropriate upon consultation with counsel to AGS;

       FURTHER RESOLVED, that, pursuant to Rule 17a-8 under the Investment Company Act of 1940, the transaction contemplated by the Agreement be, and it hereby is, determined to be in the best interests of Basic Value and its shareholders and that such transaction will not dilute the interests of the existing shareholders of Basic Value;

       FURTHER RESOLVED, that the Agreement is determined to be advisable on the terms and conditions set forth therein;

       FURTHER RESOLVED, that the officers of AGS are hereby authorized, empowered, and directed, for and on behalf of AGS to execute, deliver, and, subject to approval by the Large Cap Value shareholders and satisfaction of other closing conditions, perform the Agreement, with any such changes as such officers may deem necessary or appropriate upon consultation with counsel to AGS;

       FURTHER RESOLVED, that the officers of AGS are hereby authorized, empowered, and directed, for and on behalf of AGS, to prepare and file with the SEC a Registration Statement on Form N-14, including a combined proxy statement and prospectus of Basic Value ("Combined Proxy Statement/Prospectus"), and related materials thereto, with such changes therein as such officers deem necessary or appropriate;

       FURTHER RESOLVED, that, promptly following finalization of the Combined Proxy Statement/Prospectus and form of proxy, such documents shall be mailed to the Large Cap Value shareholders of record on the record date designated by the Board of Directors of AAF for its meeting of shareholders called for the purpose of approving the Agreement, among other things;

       FURTHER RESOLVED, that in accordance with the terms of the Agreement, all of the assets and liabilities of Large Cap Value shall be transferred to Basic Value and AGS be, and hereby is, authorized to issue shares of beneficial interest in Basic Value ("AGS Shares") to the shareholders of Large Cap Value;

       FURTHER RESOLVED, that the AGS Shares issued to Large Cap Value Class A shareholders shall be Class A shares of Basic Value, the AGS Shares issued to Large Cap Value Class B shareholders shall be Class B shares of Basic Value, and the AGS Shares issued to Large Cap Value Class C shareholders shall be Class C shares of Basic Value;

       FURTHER RESOLVED, that the value of each of the AGS Shares to be issued upon receipt of Large Cap Value's assets shall be the net asset value per share of Basic Value next determined, in accordance with Basic Value's prospectus then in effect after receipt of Large Cap Value's assets;

       FURTHER RESOLVED, that, upon issuance of AGS Shares to Large Cap Value's shareholders after receipt of Large Cap Value's assets, AGS Shares issued to Large Cap Value's shareholders shall be validly issued, fully paid, and nonassessable;

       FURTHER RESOLVED, that the officers of AGS are herby authorized, empowered, and directed to take any other such action and to prepare, execute, and deliver such other documents as they deem necessary or appropriate to effect the intent and accomplish the purposes of the foregoing resolutions."

Resolution of the Board of Trustees of AIM Growth Series adopted on behalf of AIM Basic Value Fund at a meeting of the Board held on March 22, 2000.

       "FURTHER RESOLVED, that all resolutions previously proposed and adopted at the March 14, 2000 meeting of the Board of Trustees regarding the reorganization involving AIM Basic Value Fund as described at the March 14, 2000 meeting be, and they hereby are, unconditionally reapproved and confirmed in all respects."

                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                      FOR

                          AIM NEW PACIFIC GROWTH FUND

                            A SEPARATE PORTFOLIO OF

                               AIM GROWTH SERIES

                                 MARCH 22, 2000

                               TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS.......................................    I-1
  Section 1.1 Definitions...................................    I-1

ARTICLE 2 TRANSFER OF ASSETS................................    I-3
  Section 2.1 Reorganizations...............................    I-3
  Section 2.2 Computation of Net Asset Value................    I-4
  Section 2.3 Valuation.....................................    I-4
  Section 2.4 Delivery......................................    I-4
  Section 2.5 Termination of Series.........................    I-4
  Section 2.6 Issuance of Asian Pacific Shares..............    I-4
  Section 2.7 Investment Securities.........................    I-5
  Section 2.8 Liabilities...................................    I-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AIM GROWTH......    I-5
  Section 3.1 Organization; Authority.......................    I-5
  Section 3.2 Registration and Regulation of AIM Growth.....    I-5
  Section 3.3 Financial Statements..........................    I-5
  Section 3.4 No Material Adverse Changes; Contingent
     Liabilities............................................    I-6
  Section 3.5 New Pacific Shares; Liabilities; Business
     Operations.............................................    I-6
  Section 3.6 Accountants...................................    I-6
  Section 3.7 Binding Obligation............................    I-6
  Section 3.8 No Breaches or Defaults.......................    I-7
  Section 3.9 Authorizations or Consents....................    I-7
  Section 3.10 Permits......................................    I-7
  Section 3.11 No Actions, Suits or Proceedings.............    I-7
  Section 3.12 Contracts....................................    I-7
  Section 3.13 Properties and Assets........................    I-8
  Section 3.14 Taxes........................................    I-8
  Section 3.15 Benefit and Employment Obligations...........    I-8
  Section 3.16 Brokers......................................    I-8
  Section 3.17 Voting Requirements..........................    I-8
  Section 3.18 State Takeover Statutes......................    I-9
  Section 3.19 Books and Records............................    I-9
  Section 3.20 Prospectus and Statement of Additional
     Information............................................    I-9
  Section 3.21 No Distribution..............................    I-9
  Section 3.22 Liabilities of New Pacific...................    I-9
  Section 3.23 Value of Shares..............................    I-9
  Section 3.24 shareholder Expenses.........................    I-9
  Section 3.25 Intercompany Indebtedness....................    I-9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AIM
  INTERNATIONAL.............................................    I-9
  Section 4.1 Organization; Authority.......................    I-9
  Section 4.2 Registration and Regulation of AIM
     International..........................................    I-9
  Section 4.3 Financial Statements..........................   I-10
  Section 4.4 No Material Adverse Changes; Contingent
     Liabilities............................................   I-10
  Section 4.5 Registration of Asian Growth Class A Shares,
     Asian Growth Class B Shares and Asian Growth Class C
     Shares.................................................   I-10
  Section 4.6 Accountants...................................   I-11
  Section 4.7 Binding Obligation............................   I-11
  Section 4.8 No Breaches or Defaults.......................   I-11
  Section 4.9 Authorizations or Consents....................   I-11
  Section 4.10 Permits......................................   I-11

  Section 4.11 No Actions, Suits or Proceedings.............   I-11
  Section 4.12 Taxes........................................   I-12
  Section 4.13 Brokers......................................   I-12
  Section 4.14 Representations Concerning the
     Reorganization.........................................   I-12
  Section 4.15 Prospectus and Statement of Additional
     Information............................................   I-13
  Section 4.16 Value of Shares..............................   I-13
  Section 4.17 Intercompany Indebtedness; Consideration.....   I-13

ARTICLE 5 COVENANTS.........................................   I-13
  Section 5.1 Conduct of Business...........................   I-13
  Section 5.2 Announcements.................................   I-14
  Section 5.3 Expenses......................................   I-14
  Section 5.4 Further Assurances............................   I-14
  Section 5.5 Notice of Events..............................   I-14
  Section 5.6 Access to Information.........................   I-14
  Section 5.7 Consents, Approvals and Filings...............   I-15
  Section 5.8 Submission of Agreement to Shareholders.......   I-15

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION........   I-15
  Section 6.1 Conditions Precedent of AIM International.....   I-15
  Section 6.2 Mutual Conditions.............................   I-16
  Section 6.3 Conditions Precedent of AIM Growth............   I-16
ARTICLE 7 TERMINATION OF AGREEMENT..........................   I-17
  Section 7.1 Termination...................................   I-17
  Section 7.2 Survival After Termination....................   I-17

ARTICLE 8 MISCELLANEOUS.....................................   I-17
  Section 8.1 Survival of Representations and Warranties....   I-17
  Section 8.2 Governing Law.................................   I-17
  Section 8.3 Binding Effect, Persons Benefiting, No
     Assignment.............................................   I-18
  Section 8.4 Obligations of AIM International and AIM
     Growth.................................................   I-18
  Section 8.5 Amendments....................................   I-18
  Section 8.6 Enforcement...................................   I-18
  Section 8.7 Interpretation................................   I-18
  Section 8.8 Counterparts..................................   I-18
  Section 8.9 Entire Agreement; Schedules...................   I-18
  Section 8.10 Notices......................................   I-19
  Section 8.11 Representations by AIM Advisors..............   I-19

Schedule 6.1(d) Opinion of Counsel to AIM International
  Funds, Inc. ..............................................   I-21
Schedule 6.2(f) Tax Opinions................................   I-22
Schedule 6.3(d) Opinion of Counsel to AIM Growth Series.....   I-23

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2000 (this "Agreement"), by and among AIM Growth Series, a Delaware business trust ("AIM Growth"), acting on behalf of AIM New Pacific Growth Fund ("New Pacific"), a separate series of AIM Growth, AIM International Funds, Inc., a Maryland corporation ("AIM International"), acting on behalf of AIM Asian Growth Fund ("Asian Growth"), a separate series of AIM International, and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, AIM Growth is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including New Pacific, for sale to the public; and

     WHEREAS, AIM International is an investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Asian Growth, for sale to the public; and

     WHEREAS, AIM Advisors provides investment advisory services to both AIM Growth and AIM International; and

     WHEREAS, New Pacific desires to provide for its reorganization through the transfer of all of its assets to Asian Growth in exchange for the assumption by Asian Growth of all of the liabilities of New Pacific and the issuance by AIM International of shares of Asian Growth in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AIM Growth, AIM International and AIM Advisors agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

          "AIM Growth" means AIM Growth Series, a Delaware business trust.

          "AIM Growth Registration Statement" means the registration statement on Form N-1A of AIM Growth, as amended, 1940 Act Registration No. 811-2699.

          "AIM International" means AIM International Funds, Inc., a Delaware business trust.

          "AIM International Registration Statement" means the registration statement on Form N-1A of AIM International, as amended, 1940 Act Registration No.811-6463.

          "Asian Growth" means AIM Asian Growth Fund, a separate series of AIM International.

          "Asian Growth Class A Shares" means Class A Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Class B Shares" means Class B Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Class C Shares" means Class C Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

          "Asian Growth Shares" means shares of the capital stock of AIM International issued pursuant to Section 2.6 of this Agreement.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AIM Growth on behalf of New Pacific, or otherwise providing benefits to any current or former employee, officer or trustee of AIM Growth.

          "Closing" means the transfer of the assets of New Pacific to Asian Growth, the assumption of all of New Pacific's liabilities by Asian Growth and the issuance of Asian Growth Shares directly to New Pacific Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means June 12, 2000 or such other date as the parties may mutually determine.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Asian Growth and New Pacific.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto. "

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "New Pacific" means AIM New Pacific Growth Fund, a separate series of AIM Growth.

          "New Pacific Financial Statements" shall have the meaning set forth in
     Section 3.3 of this Agreement.

          "New Pacific Shareholders" means the holders of record as of the Effective Time of the issued and outstanding shares of beneficial interest in New Pacific.

          "New Pacific Shareholders Meeting" means a meeting of the shareholders of New Pacific convened in accordance with applicable law and the Agreement and Declaration of Trust of AIM Growth to consider and vote upon the approval of this Agreement and the Reorganization of New Pacific contemplated by this Agreement.

          "New Pacific Shares" means the issued and outstanding shares of beneficial interest in New Pacific.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of the assets of New Pacific by Asian Growth in consideration of the assumption by Asian Growth of all of the liabilities of New Pacific and the issuance by AIM International of Asian Growth Shares directly to New Pacific Shareholders as described in this Agreement, and the termination of New Pacific's status as designated series of shares of AIM Growth.

          "Required Shareholder Vote" shall have the meaning set forth in
     Section 3.17 of this Agreement.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Valuation Date" shall have the meaning set forth in Section 2.3 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1 Reorganizations. (a) Reorganization of New Pacific. At the Effective Time, all of the assets of New Pacific shall be delivered to the Custodian for the account of Asian Growth in exchange for the assumption by Asian Growth of all of the liabilities of any kind of New Pacific and delivery by AIM International directly to (i) the holders of record as of the Effective Time of the issued and outstanding Class A shares of New Pacific of a number of Asian Growth Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth), to (ii) the holders of record as of the Effective Time of the issued and outstanding Class B shares of New Pacific of a number of Asian Growth Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth), and to (iii) the holders of record as of the Effective Time of the issued and outstanding Class C shares of New Pacific of a number of Asian Growth Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of New Pacific so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, AIM Asian Growth Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2 Computation of Net Asset Value. (a) The net asset value of Asian Growth Shares, and the net value of the assets of New Pacific, shall, in each case, be determined as of the close of regular trading on the NYSE on the Valuation Date.

     (b) The net asset value of Asian Growth Shares shall be computed in accordance with the policies and procedures of Asian Growth as described in the AIM International Registration Statement.

     (c) The net value of the assets of New Pacific to be transferred to Asian Growth pursuant to this Agreement shall be computed in accordance with the policies and procedures of New Pacific as described in the AIM Growth Registration Statement.

     (d) All computations of value regarding the net assets of New Pacific and the net asset value of Asian Growth Shares to be issued pursuant to this Agreement shall be made by agreement of AIM Growth and AIM International. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3 Valuation Date. The assets of New Pacific and the net asset value per share of Asian Growth Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The share transfer books of New Pacific will be permanently closed as of the close of business on the Closing Date and only requests for the redemption of shares of New Pacific received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by New Pacific. Redemption requests thereafter received by New Pacific shall be deemed to be redemption requests for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares, as applicable (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to New Pacific Shareholders under this Agreement.

     SECTION 2.4 Delivery. (a) Assets held by New Pacific shall be delivered by AIM Growth to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AIM Growth shall instruct the Custodian to transfer such assets to the account of Asian Growth. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by New Pacific shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Asian Growth at the Custodian.

     (b) If, on the Closing Date, New Pacific is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by New Pacific for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to New Pacific or its broker, then AIM International shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if New Pacific has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AIM International or the Custodian, including brokers' confirmation slips.

     SECTION 2.5 Termination of Series. As soon as reasonably practicable after the Closing Date, the status of New Pacific as a designated series of shares of AIM Growth shall be terminated; provided, however, that the termination of the status of New Pacific as a series of shares of AIM Growth shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6 Issuance of Asian Growth Shares. At the Effective Time, New Pacific Shareholders of record as of the close of regular trading on the NYSE on the Valuation Date holding New Pacific Class A shares shall be issued that number of full and fractional Class A shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class A shares held by New Pacific Shareholders on the Valuation Date, New Pacific Shareholders of record as of the Valuation Date holding New Pacific Class B shares shall be issued that number of full and fractional Class B shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class B Shares held by New Pacific Shareholders on the

Valuation Date, and New Pacific Shareholders of record as of the Valuation Date holding New Pacific Class C shares shall be issued that number of full and fractional Class C shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class C shares held by New Pacific Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in New Pacific shall thereupon be canceled on the books of AIM Growth. AIM Growth shall provide instructions to the transfer agent of AIM International with respect to Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares to be issued to New Pacific Shareholders. AIM International shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AIM International shall record on its books the ownership of Asian Growth Class A, Asian Growth Class B and Asian Growth Class C Shares by New Pacific Shareholders and shall forward a confirmation of such ownership to New Pacific Shareholders. No redemption or repurchase of such shares credited to former New Pacific Shareholders in respect of New Pacific shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AIM International for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AIM International.

     SECTION 2.7 Investment Securities. On or prior to the Valuation Date, AIM Growth shall deliver a list setting forth the securities New Pacific then owns together with the respective Federal income tax bases thereof. AIM Growth shall provide to AIM International on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Asian Growth hereunder. Such records shall be made available by AIM Growth prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of AIM International upon reasonable request.

     SECTION 2.8 Liabilities. New Pacific shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF AIM GROWTH

     AIM Growth, on behalf of New Pacific, represents and warrants to AIM International that:

     SECTION 3.1 Organization; Authority. AIM Growth is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2 Registration and Regulation of AIM Growth. AIM Growth is duly registered with the SEC as an investment company under the Investment Company Act and all New Pacific Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIM Growth to revoke or rescind any such registration or qualification. New Pacific is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. New Pacific is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the AIM Growth Registration Statement currently in effect. The value of the net assets of New Pacific is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of New Pacific and all purchases and redemptions of New Pacific Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3 Financial Statements. The books of account and related records of New Pacific fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of New Pacific previously delivered to AIM International (the "New Pacific Financial Statements") present fairly in all material respects the financial position of New Pacific as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999 no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of New Pacific or the status of New Pacific as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by New Pacific or occurring in the ordinary course of business of New Pacific or AIM Growth. There are no contingent liabilities of New Pacific not disclosed in the New Pacific Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 3.5 New Pacific Shares; Liabilities; Business Operations. (a) New Pacific Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither New Pacific nor any person related to New Pacific (as defined in section 1.368-1(e)(3) of the Treasury Regulations without regard to section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of New Pacific for consideration other than shares of New Pacific, except for shares redeemed in the ordinary course of New Pacific's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to New Pacific's Shares, except for (a) distributions necessary to satisfy the requirements of sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in New Pacific on the Effective Date.

     (c) At the time of its Reorganization, New Pacific shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire New Pacific Shares, except for the right of investors to acquire New Pacific Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, New Pacific will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of its Reorganization, New Pacific will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Asian Growth.

     (e) AIM Growth does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6 Accountants. PricewaterhouseCoopers LLP, which has reported upon the New Pacific Financial Statements for the period ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AIM Growth on behalf of New Pacific and, assuming this Agreement has been duly executed and delivered by AIM International and approved by New Pacific Shareholders, constitutes the legal, valid and binding obligation of AIM Growth enforceable against AIM Growth in accordance with its terms from and with respect to the revenues and assets of New Pacific, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8 No Breaches or Defaults. The execution and delivery of this Agreement by AIM Growth on behalf of New Pacific and performance by AIM Growth of its obligations hereunder has been duly authorized by all necessary trust action on the part of AIM Growth, other than New Pacific Shareholders approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AIM Growth and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of New Pacific (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIM Growth is a party or by which it may be bound and which relates to the assets of New Pacific or to which any property of New Pacific may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIM Growth or any property of New Pacific. AIM Growth is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIM Growth in connection with the due execution and delivery by AIM Growth of this Agreement and the consummation by AIM Growth of the transactions contemplated hereby.

     SECTION 3.10 Permits. AIM Growth has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to New Pacific, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIM Growth there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11 No Actions, Suits or Proceedings. (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AIM Growth, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIM Growth before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIM Growth, threatened in writing or, if probable of assertion, orally, against AIM Growth affecting any property, asset, interest or right of New Pacific, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to New Pacific. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AIM Growth's conduct of the business of New Pacific affecting in any significant respect the conduct of such business. AIM Growth is not, and has not been to the knowledge of AIM Growth, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of New Pacific.

     SECTION 3.12 Contracts. AIM Growth is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of New Pacific, by which the assets, business, or operations of New Pacific may be bound or affected, or under which it or the assets, business or operations of New Pacific receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AIM Growth there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13 Properties and Assets. New Pacific has good and marketable title to all properties and assets reflected in the New Pacific Financial Statements as owned by it, free and clear of all Liens, except as described in New Pacific Financial Statements.

     SECTION 3.14 Taxes. (a) New Pacific has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. New Pacific has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. New Pacific has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) insure continued qualification of New Pacific as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of New Pacific arising by reason of undistributed investment company taxable income or net capital gain, AIM Growth will declare prior to the Valuation Date to the shareholders of New Pacific a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of New Pacific's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 1999 and for the short taxable year beginning on January 1, 2000 and ending on the Closing Date and (B) all of New Pacific's net capital gain recognized in its taxable year ended December 31, 1999 and in such short taxable year (after reduction for any capital loss carryover).

     (b) New Pacific has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the New Pacific Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against New Pacific, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Returns of New Pacific are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) To the best knowledge of AIM Growth, the fiscal year of New Pacific has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 3.15 Benefit and Employment Obligations. On or prior to the Closing Date, New Pacific will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AIM Growth in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIM Growth or any action taken by it.

     SECTION 3.17 Voting Requirements. The vote of a majority of each class of shares of New Pacific cast at a meeting at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in New Pacific necessary to approve this Agreement and the Reorganization of New Pacific contemplated by this Agreement.

     SECTION 3.18 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganizations, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19 Books and Records. The books and records of AIM Growth relating to New Pacific, reflecting, among other things, the purchase and sale of New Pacific Shares, the number of issued and outstanding shares owned by New Pacific Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for New Pacific as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21 No Distribution. Asian Growth Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22 Liabilities of New Pacific. The liabilities of New Pacific that are to be assumed by Asian Growth in connection with the Reorganization, or to which the assets of New Pacific to be transferred in the Reorganizations are subject, were incurred by New Pacific in the ordinary course of its business. The fair market value of the assets of New Pacific to be transferred to Asian Growth in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Asian Growth plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets transferred to Asian Growth will equal or exceed the sum of the liabilities to be assumed by Asian Growth plus the amount of liabilities to which the transferred assets are subject.

     SECTION 3.23 Value of Shares. The fair market value of Asian Growth Class A Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class A shares constructively surrendered in exchange therefor, the fair market value of Asian Growth Class B Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class B shares constructively surrendered in exchange therefor, and the fair market value of Asian Growth Class C Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class C shares constructively surrendered in exchange therefor.

     SECTION 3.24 Shareholder Expenses. New Pacific Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25 Intercompany Indebtedness. There is no intercompany indebtedness between AIM Growth and AIM International that was issued or acquired, or will be settled, at a discount.

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF AIM INTERNATIONAL

     AIM International, on behalf of Asian Growth, represents and warrants to AIM Growth as follows:

     SECTION 4.1 Organization; Authority. AIM International is duly organized, validly existing and in good standing under the Maryland General Corporation Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2 Registration and Regulation of AIM International. AIM International is duly registered with the SEC as an investment company under the Investment Company Act. Asian Growth is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Asian Growth is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AIM International Registration Statement. The value of the net assets of Asian Growth is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Asian Growth and all purchases and redemptions of Asian Growth Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3 Financial Statements. The books of account and related records of Asian Growth fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended October 31, 1999, of Asian Growth previously delivered to AIM Growth (the "Asian Growth Financial Statements") present fairly in all material respects the financial position of Asian Growth as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 4.4 No Material Adverse Changes; Contingent Liabilities. Since October 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Asian Growth or the status of Asian Growth as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Asian Growth or occurring in the ordinary course of business of Asian Growth or AIM International. There are no contingent liabilities of Asian Growth not disclosed in the Asian Growth Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5 Registration of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares. (a) The capital stock of AIM International is divided into six portfolios, including Asian Growth. Asian Growth currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Charter, AIM International is authorized to issue forty million (40,000,000) Class A shares, forty million (40,000,000) Class B shares and forty million (40,000,000) Class C shares of Asian Growth.

     (b) Asian Growth Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AIM International then in effect.

     (c) Asian Growth Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Asian Growth shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Asian Growth Class A, Asian Growth Class B or Asian Growth Class C shares that, if exercised or converted, would affect the New Pacific Shareholders' acquisition or retention of control of Asian Growth as defined in
Section 368(a)(2)(H)(i) of the Code, except for the right of investors to acquire Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AIM International's Registration Statement on Form N-14 shall be furnished to New Pacific Shareholders entitled to vote at the New Pacific Shareholders Meeting. The Combined Proxy Statement/ Prospectus and related Statement of Additional Information of Asian Growth, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AIM Growth for inclusion in the Combined Proxy Statement/Prospectus.

     (e) The shares of Asian Growth which have been or are being offered for sale (other than the Asian Growth Shares to be issued in connection with the Reorganizations) have been duly registered under the Securities Act by the AIM International Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIM International to revoke or rescind any such registration or qualification.

     SECTION 4.6 Accountants. KPMG LLP, which has reported upon the Asian Growth Financial Statements for the period ended October 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AIM International on behalf of Asian Growth and, assuming this Agreement has been duly executed and delivered by AIM Growth, constitutes the legal, valid and binding obligation of AIM International, enforceable against AIM International in accordance with its terms from and with respect to the revenues and assets of Asian Growth, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8 No Breaches or Defaults. The execution and delivery of this Agreement by AIM International on behalf of Asian Growth and performance by AIM International of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AIM International and (i) do not, and on the Closing Date will not, result in any violation of the Charter or by-laws of AIM International and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Asian Growth (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIM International is a party or by which it may be bound and which relates to the assets of Asian Growth or to which any properties of Asian Growth may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIM International or any property of Asian Growth. AIM International is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIM International in connection with the due execution and delivery by AIM International of this Agreement and the consummation by AIM International of the transactions contemplated hereby.

     SECTION 4.10 Permits. AIM International has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Asian Growth, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIM International there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11 No Actions, Suits or Proceedings. (a) There is no pending action, suit or proceeding, nor, to the knowledge of AIM International, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIM International before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIM International, threatened in writing or, if probable of assertion, orally, against

AIM International, affecting any property, asset, interest or right of Asian Growth, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Asian Growth. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to AIM International's conduct of the business of Asian Growth affecting in any significant respect the conduct of such business. AIM International is not, and has not been, to the knowledge of AIM International, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Asian Growth.

     SECTION 4.12 Taxes. (a) Asian Growth has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Asian Growth has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Asian Growth has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Asian Growth has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Asian Growth Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Asian Growth, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Asian Growth is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) The fiscal year of Asian Growth has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 4.13 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AIM International in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIM International or any action taken by it.

     SECTION 4.14 Representations Concerning the Reorganization. (a) AIM International has no plan or intention to reacquire any Asian Growth Shares issued in the Reorganization, except to the extent that Asian Growth is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Asian Growth has no plan or intention to sell or otherwise dispose of any of the assets of New Pacific acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

     (c) Following the Reorganization, Asian Growth will continue an "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of New Pacific or use a significant portion of New Pacific's historic business assets in a business.

     (d) Following the Reorganization, the New Pacific Shareholders will be in control of Asian Growth within the meaning of Section 368(a)(2)(H)(i) of the Code.

     (e) Prior to or in the Reorganization, neither Asian Growth nor any person related to Asian Growth (for purposes of this paragraph as defined in section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of New Pacific with consideration other than shares of Asian Growth. There is no plan or intention by Asian Growth or any person related to Asian Growth to acquire or redeem any of the Asian Growth Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Asian Growth's business as an open-end investment company as required by the Investment Company Act.

     SECTION 4.15 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Asian Growth as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16 Value of Shares. The fair market value of Asian Growth Class A Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class A shares constructively surrendered in exchange therefor, the fair market value of Asian Growth Class B Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class B shares constructively surrendered therefor, and the fair market value of Asian Growth Class C Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class C shares constructively surrendered therefor.

     SECTION 4.17 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between AIM Growth and AIM International that was issued or acquired, or will be settled, at a discount. No consideration other than Asian Growth Shares (and Asian Growth's assumption of New Pacific's liabilities, including for this purpose all liabilities to which the assets of New Pacific are subject) will be issued in exchange for the assets of New Pacific acquired by Asian Growth in connection with the Reorganization. The fair market value of the assets of New Pacific transferred to Asian Growth in the Reorganization will equal or exceed the sum of the liabilities assumed by Asian Growth, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1 Conduct of Business. (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AIM Growth shall conduct the business of New Pacific only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of New Pacific in the ordinary course in all material respects. Without limiting the generality of the foregoing, AIM Growth shall not do any of the following with respect to New Pacific without the prior written consent of AIM International, which consent shall not be unreasonably withheld:

          (i) split, combine or reclassify any of its shares of beneficial interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of beneficial interest;

          (ii) amend its Agreement and Declaration of Trust or by-laws;

          (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or series or division thereof or any assets that are material, individually or in the aggregate, to New Pacific taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

          (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

          (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of New Pacific, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

          (vi) settle or compromise any material income tax liability or make any material tax election;

          (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

          (viii) change its method of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

          (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

          (x) adopt any Benefit Plan.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AIM International shall conduct the business of Asian Growth only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Asian Growth in the ordinary course in all material respects.

     SECTION 5.2 Announcements. AIM Growth and AIM International shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AIM Growth nor AIM International shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3 Expenses. New Pacific and Asian Growth shall each, respectively, bear the expenses it incurs in connection with this Agreement and a Reorganization and other transactions contemplated hereby.

     SECTION 5.4 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganizations, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganizations.

     SECTION 5.5 Notice of Events. AIM International shall give prompt notice to AIM Growth, and AIM Growth shall give prompt notice to AIM International, of
(a) the occurrence or non-occurrence of any event which to the knowledge of AIM International or to the knowledge of AIM Growth, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AIM Growth, Sections 6.1 and 6.2 or (ii) in the case of AIM International, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganizations and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6 Access to Information. (a) AIM Growth will, during regular business hours and on reasonable prior notice, allow AIM International and its authorized representatives reasonable access to the books and records of AIM Growth pertaining to the assets of New Pacific and to officers of AIM Growth knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIM Growth.

     (b) AIM International will, during regular business hours and on reasonable prior notice, allow AIM Growth and its authorized representatives reasonable access to the books and records of AIM International pertaining to the assets of Asian Growth and to officers of AIM International knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIM International.

     SECTION 5.7 Consents, Approvals and Filings. Each of AIM Growth and AIM International shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganizations and the other transactions contemplated by this Agreement. In addition, each of AIM Growth and AIM International shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganizations and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganizations and the other transactions contemplated herein. Each of AIM Growth and AIM International shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8 Submission of Agreement to Shareholders. AIM Growth shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene the New Pacific Shareholders Meeting. AIM Growth shall, through its Board of Trustees, recommend to New Pacific Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AIM Growth shall use its reasonable best efforts to hold a New Pacific Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1 Conditions Precedent of AIM International. The obligation of AIM International to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIM International.

     (a) The representations and warranties of AIM Growth on behalf of New Pacific participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AIM Growth shall have complied with and satisfied in all material respects all agreements and conditions relating to New Pacific participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AIM International shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIM Growth, in such individual's capacity as an officer of AIM Growth and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIM Growth certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws of AIM Growth, and resolutions, consents and authorizations of or regarding AIM Growth with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AIM International shall have received the signed opinion of Kirkpatrick & Lockhart LLP, counsel to AIM Growth, or other counsel reasonably acceptable to AIM International, in form and substance reasonably acceptable to counsel for AIM International, as to the matters set forth in Schedule 6.1(d).

     (e) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.2 Mutual Conditions. The obligations of AIM Growth and AIM International to consummate a Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by AIM Growth and AIM International, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AIM Growth and AIM International shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of New Pacific and related matters shall have been approved and adopted at the New Pacific Shareholders Meeting by the shareholders of New Pacific on the record date by the Required Shareholder Vote.

     (c) The assets of New Pacific to be acquired by Asian Growth shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by New Pacific immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by New Pacific to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of New Pacific's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of New Pacific held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by AIM International with respect to Asian Growth Shares to be issued to New Pacific Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) AIM Growth and AIM International shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP in form and substance reasonably acceptable to AIM Growth and AIM International, as to the matters set forth on Schedule 6.2(f).

     (g) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.3 Conditions Precedent of AIM Growth. The obligation of AIM Growth to consummate a Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIM Growth.

     (a) The representations and warranties of AIM International on behalf of Asian Growth participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AIM International shall have complied with and satisfied in all material respects all agreements and conditions relating to Asian Growth participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AIM Growth shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIM International, in such individual's capacity as an officer of AIM International and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and
(b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIM International certifying as to the accuracy and completeness of the attached Charter and by-laws, as amended, of AIM International and resolutions, consents and authorizations of or regarding AIM International with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AIM Growth shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AIM International, or other counsel reasonably acceptable to AIM Growth, in form and substance reasonably acceptable to counsel for AIM International, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1 Termination. (a) This Agreement may be terminated in whole or with respect to a Reorganization described herein on or prior to the Closing Date as follows:

          (i) by mutual written consent of AIM Growth and AIM International; or

          (ii) at the election of AIM Growth or AIM International:

             (A) if the Closing Date shall not be on or before September 1, 2000, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (B) if, upon a vote at New Pacific Shareholders Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     SECTION 7.2 Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of New Pacific is not consummated, this Agreement shall become void and of no further force and effect with respect to such Reorganization and the respective New Pacific, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1 Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3 Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto; provided, however, that AIM International may assign its rights and obligations under this Agreement to AIM International Mutual Funds, a Delaware business trust, as successor to AIM International under that certain Agreement and Plan of Reorganization dated December 7, 1999, without the prior consent of AIM Growth.

     SECTION 8.4 Obligations of AIM International and AIM Growth. (a) AIM Growth and AIM International hereby acknowledge and agree that Asian Growth is a separate investment portfolio of AIM International, that AIM International is executing this Agreement on behalf of Asian Growth, and that any amounts payable by AIM International under or in connection with this Agreement shall be payable solely from the revenues and assets of Asian Growth. AIM Growth further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AIM International in his or her capacity as an officer of AIM International intending to bind AIM International as provided herein, and that no officer, director or shareholder of AIM International shall be personally liable for the liabilities or obligations of AIM International incurred hereunder.

     (b) AIM Growth and AIM International hereby acknowledge and agree that New Pacific is a separate investment portfolio of AIM Growth, that AIM Growth is executing this Agreement on behalf of New Pacific and that any amounts payable by AIM Growth under or in connection with this Agreement shall be payable solely from the revenues and assets of New Pacific. AIM International further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AIM Growth in his or her capacity as an officer of AIM Growth intending to bind AIM Growth as provided herein, and that no officer, trustee or shareholder of AIM Growth shall be personally liable for the liabilities of AIM Growth incurred hereunder.

     SECTION 8.5 Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by AIM Growth and AIM International.

     SECTION 8.6 Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9 Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a) If to AIM Growth:
              AIM Growth Series
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Kirkpatrick & Lockhart LLP
              1800 Massachusetts Avenue, N.W.
              Washington, D.C. 20036-1800
              Attn: Arthur J. Brown, Esq.
              Fax: (202) 778-9100

          (b) If to AIM International:
              AIM International Funds, Inc.
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Ballard Spahr Andrews & Ingersoll, LLP
              1735 Market Street, 51st Floor
              Philadelphia, Pennsylvania 19103-7599
              Attn: William H. Rheiner, Esq.
              Fax: (215) 864-8999

     SECTION 8.11 Representations by AIM Advisors. In its capacity as investment adviser to AIM Growth, AIM Advisors represents to AIM International that to the best of its knowledge the representations and warranties of AIM Growth and New Pacific contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AIM International, AIM Advisors represents to AIM Growth that to the best of its knowledge the representations and warranties of AIM International and Asian Growth contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AIM Growth and AIM International do not have actual knowledge to the contrary after due inquiry.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            AIM GROWTH SERIES, acting
                                            on behalf of AIM New Pacific Growth

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                            AIM INTERNATIONAL FUNDS, INC.,
                                            acting
                                            on behalf of AIM Asian Growth Fund

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                            A I M Advisors, Inc.

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                SCHEDULE 6.1(D)

                        OPINION OF COUNSEL TO AIM GROWTH

     1. AIM Growth is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

     2. AIM Growth is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AIM Growth have been duly authorized and approved by all requisite trust action on the part of AIM Growth. The Agreement has been duly executed and delivered by AIM Growth and constitutes the valid and binding obligation of AIM Growth.

     4. New Pacific Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AIM Growth is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AIM Growth or who has devoted substantive attention on behalf of AIM Growth during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against New Pacific (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                SCHEDULE 6.2(F)

                                  TAX OPINIONS

     (i) The transfer of the assets of New Pacific to Asian Growth in exchange for Asian Growth Shares distributed directly to New Pacific Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that New Pacific and Asian Growth will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by New Pacific on the transfer of its assets to Asian Growth solely in exchange for Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares or on the distribution of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares to New Pacific Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Asian Growth upon the receipt of assets of New Pacific in exchange for Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares issued directly to New Pacific Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by New Pacific Shareholders on the receipt of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares in exchange for New Pacific Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Asian Growth of the assets of New Pacific will be the same as the basis of such assets in the hands of New Pacific immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a New Pacific Shareholder's basis for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares received by the New Pacific Shareholder will be the same as his basis for New Pacific Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a New Pacific Shareholder's holding period for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares will be determined by including New Pacific Shareholder's holding period for New Pacific Shares exchanged therefor, provided that the New Pacific Shareholder held New Pacific Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of New Pacific transferred to Asian Growth in the Reorganization will include the holding period for such assets in the hands of New Pacific.

                                SCHEDULE 6.3(d)

                    OPINION OF COUNSEL TO AIM INTERNATIONAL

     1. AIM International is a corporation validly existing and in good standing under the Maryland General Corporation Law.

     2. AIM International is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AIM International have been duly authorized and approved by all requisite trust action on the part of AIM International. The Agreement has been duly executed and delivered by AIM International and constitutes the valid and binding obligation of AIM International.

     4. Asian Growth Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AIM International is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AIM International or who has devoted substantive attention on behalf of AIM International during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against Asian Growth (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                                                      APPENDIX I

                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                      FOR

                        AIM ADVISOR LARGE CAP VALUE FUND

                                      AND

                              AIM BASIC VALUE FUND

                                 MARCH 22, 2000

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ARTICLE 1  DEFINITIONS......................................    I-1
  Section 1.1  Definitions..................................    I-1

ARTICLE 2  TRANSFER OF ASSETS...............................    I-4
  Section 2.1  Reorganizations..............................    I-4
  Section 2.2  Computation of Net Asset Value...............    I-4
  Section 2.3  Closing of Acquired Fund's Share Transfer
     Books..................................................    I-4
  Section 2.4  Delivery.....................................    I-5
  Section 2.5  Termination of Series........................    I-5
  Section 2.6  Issuance of Acquiring Fund Shares............    I-5
  Section 2.7  Investment Securities........................    I-5
  Section 2.8  Liabilities..................................    I-5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF AAF............    I-6
  Section 3.1  Organization; Authority......................    I-6
  Section 3.2  Registration and Regulation of AAF...........    I-6
  Section 3.3  Financial Statements.........................    I-6
  Section 3.4  No Material Adverse Changes; Contingent
     Liabilities............................................    I-6
  Section 3.5  Acquired Fund Shares; Liabilities; Business
     Operations.............................................    I-6
  Section 3.6  Accountants..................................    I-7
  Section 3.7  Binding Obligation...........................    I-7
  Section 3.8  No Breaches or Defaults......................    I-7
  Section 3.9  Authorizations or Consents...................    I-7
  Section 3.10 Permits......................................    I-7
  Section 3.11 No Actions, Suits or Proceedings.............    I-7
  Section 3.12 Contracts....................................    I-8
  Section 3.13 Properties and Assets........................    I-8
  Section 3.14 Taxes........................................    I-8
  Section 3.15 Benefit and Employment Obligations...........    I-9
  Section 3.16 Brokers......................................    I-9
  Section 3.17 Voting Requirements..........................    I-9
  Section 3.18 State Takeover Statutes......................    I-9
  Section 3.19 Books and Records............................    I-9
  Section 3.20 Prospectus and Statement of Additional
     Information............................................    I-9
  Section 3.21 No Distribution..............................    I-9
  Section 3.22 Liabilities..................................    I-9
  Section 3.23 Value of Shares..............................    I-9
  Section 3.24 Shareholder Expenses.........................    I-9
  Section 3.25 Intercompany Indebtedness....................    I-9
  Section 3.26 Diversification of Assets....................    I-9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF AGS............   I-10
  Section 4.1 Organization; Authority.......................   I-10
  Section 4.2 Registration and Regulation of AGS............   I-10
  Section 4.3 Financial Statements..........................   I-10
  Section 4.4 No Material Adverse Changes; Contingent
     Liabilities............................................   I-10
  Section 4.5 Registration of Acquiring Fund Shares.........   I-10
  Section 4.6 Accountants...................................   I-11
  Section 4.7 Binding Obligation............................   I-11
  Section 4.8 No Breaches or Defaults.......................   I-11
  Section 4.9 Authorizations or Consents....................   I-11

                                       (i)

                                                               PAGE
                                                               ----
  Section 4.10 Permits......................................   I-11
  Section 4.11 No Actions, Suits or Proceedings.............   I-12
  Section 4.12 Taxes........................................   I-12
  Section 4.13 Brokers......................................   I-12
  Section 4.14 Representations Concerning the
     Reorganization.........................................   I-12
  Section 4.15 Prospectus and Statement of Additional
     Information............................................   I-13
  Section 4.16 Value of Shares..............................   I-13
  Section 4.17 Intercompany Indebtedness; Consideration.....   I-13

ARTICLE 5  COVENANTS........................................   I-13
  Section 5.1  Conduct of Business..........................   I-13
  Section 5.2  Announcements................................   I-14
  Section 5.3  Expenses.....................................   I-14
  Section 5.4  Further Assurances...........................   I-14
  Section 5.5  Notice of Events.............................   I-14
  Section 5.6  Access to Information........................   I-14
  Section 5.7  Consents, Approvals and Filings..............   I-15
  Section 5.8  Submission of Agreement to Shareholders......   I-15

ARTICLE 6  CONDITIONS PRECEDENT TO THE REORGANIZATION.......   I-15
  Section 6.1  Conditions Precedent of AGS..................   I-15
  Section 6.2  Mutual Conditions............................   I-16
  Section 6.3  Conditions Precedent of AAF..................   I-16

ARTICLE 7  TERMINATION OF AGREEMENT.........................   I-17
  Section 7.1  Termination..................................   I-17
  Section 7.2  Survival After Termination...................   I-17

ARTICLE 8  MISCELLANEOUS....................................   I-17
  Section 8.1  Survival of Representations and Warranties...   I-17
  Section 8.2  Governing Law................................   I-17
  Section 8.3  Binding Effect, Persons Benefitting, No
     Assignment.............................................   I-18
  Section 8.4  Obligations of AGS and AAF...................   I-18
  Section 8.5  Amendments...................................   I-18
  Section 8.6  Enforcement..................................   I-18
  Section 8.7  Interpretation...............................   I-18
  Section 8.8  Counterparts.................................   I-18
  Section 8.9  Entire Agreement; Schedules..................   I-18
  Section 8.10 Notices......................................   I-18
  Section 8.11 Representations by AIM Advisors..............   I-19

  Schedule 6.1(d) Opinion of Counsel to AGS
  Schedule 6.2(g) Tax Opinion
  Schedule 6.3(d) Opinion of Counsel to AAF

                                      (ii)

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2000 (this "Agreement"), by and among AIM Advisor Funds, Inc., a Maryland corporation ("AAF"), acting on behalf of AIM Advisor Large Cap Value Fund, a series of AAF (the "Acquired Fund"), AIM Growth Series, a Delaware business trust ("AGS"), acting on behalf of AIM Basic Value Fund, a series of AGS the ("Acquiring Fund"), and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, AAF is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "Investment Company Act") that offers separate series of its shares representing interests in its investment portfolio; and

     WHEREAS, the Acquired Fund is a series of AAF; and

     WHEREAS, AGS is an investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in its investment portfolios; and

     WHEREAS, the Acquiring Fund is a series of AGS; and

     WHEREAS, AIM Advisors provides investment advisory services to both the Acquired Fund and the Acquiring Fund; and

     WHEREAS, the Acquired Fund desires to provide for its reorganization through the transfer of all of its assets to the Acquiring Fund in exchange solely for the assumption by the Acquiring Fund of all of its liabilities and the issuance by AGS of shares of the Acquiring Fund in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be, and is adopted by the parties as, a "plan of reorganization" within the meaning of the regulations under
Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AAF, AGS and AIM Advisors agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "AAF" means AIM Advisor Funds, Inc., a Maryland corporation.

          "AAF Registration Statement" means the registration statement on Form N-1A of AAF, as amended, Registration No. 811-3886.

          "Acquired Fund" means AIM Advisor Large Cap Value Fund, a separate series of AAF.

          "Acquired Fund Class A Shareholders" means the holders of record as of the Effective Time of Class A Shares.

          "Acquired Fund Class A Shares" means Class A shares of common stock of the Acquired Fund issued by AAF.

          "Acquired Fund Class B Shareholders" means the holders of record as of the Effective Time of Class B Shares.

          "Acquired Fund Class B Shares" means Class B shares of common stock of the Acquired Fund issued by AAF.

          "Acquired Fund Class C Shareholders" means the holders of record as of the Effective Time of Class C Shares.

          "Acquired Fund Class C Shares" means Class C shares of common stock of the Acquired Fund issued by AAF.

          "Acquired Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

          "Acquired Fund Net Value" means the value of the Assets less the amount of the liabilities determined pursuant to Section 2.2(c) of this Agreement.

          "Acquired Fund Shareholders" means the holders of record as of the Effective Time of the issued and outstanding capital stock of the Acquired Fund.

          "Acquired Fund Shareholders Meeting" means a meeting of the shareholders of the Acquired Fund convened in accordance with applicable law and the Articles of Incorporation of AAF to consider and vote upon the approval of this Agreement and the Reorganization contemplated by this Agreement.

          "Acquired Fund Shares" means the Acquired Fund's Class A shares, Class B shares, and Class C shares.

          "Acquiring Fund" means AIM Basic Value Fund, a separate series of AGS.

          "Acquiring Fund Class A Shares" means Class A shares of beneficial interest in the Acquiring Fund issued by AGS.

          "Acquiring Fund Class B Shares" means Class B shares of beneficial interest in the Acquiring Fund issued by AGS.

          "Acquiring Fund Class C Shares" means Class C shares of beneficial interest in the Acquiring Fund issued by AGS.

          "Acquiring Fund Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

          "Acquiring Fund Shares" means shares of beneficial interest in the Acquiring Fund issued by AGS pursuant to Section 2.6 of this Agreement.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all schedules attached hereto and all amendments hereto and thereof.

          "AGS" means AIM Growth Series, a Delaware business trust.

          "AGS Registration Statement" means the registration statement on Form N-1A of AGS, as amended, Registration No. 811-2699.

          "Assets" means all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on the Acquired Fund's books, and other property owned by the Acquired Fund at the Valuation Time.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AAF on behalf of the Acquired Fund, or otherwise providing benefits to any current or former employee, officer or trustee of AAF.

          "Closing" means the transfer of the Assets to the Acquiring Fund, the assumption of the Liabilities by the Acquiring Fund and the issuance of the Acquiring Fund Shares directly to the Acquired Fund Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means June 19, 2000, or such other date as the parties may mutually determine.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Fund" means the Acquired Fund or the Acquiring Fund.

          "Governmental Authority" means any foreign, U.S. or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the Acquired Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Valuation Time, and whether or not specifically referred to in this Agreement.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "Permit" shall have the meaning set forth in Section 3.10 of this Agreement.

          "Person" means an individual or a corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of all of the Assets by the Acquiring Fund in consideration of the assumption by the Acquiring Fund of all of the Liabilities and the issuance by AGS of Acquiring Fund Shares directly to Acquired Fund Shareholders as described in this Agreement, and the termination of the Acquired Fund's status as a designated series of shares of AAF.

          "Required Shareholder Vote" shall have the meaning set forth in
     Section 3.17 of this Agreement.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Tax" means any tax or similar governmental charge, impost or levy -- including income taxes (including alternative minimum tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, or windfall profit taxes -- together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Valuation Time" means the close of regular trading on the NYSE on the Closing Date.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1 Reorganization. At the Effective Time, all of the Assets shall be delivered to the Custodian for the account of the Acquiring Fund in exchange for the assumption by the Acquiring Fund of all of the Liabilities and delivery by AGS directly to (a) the Acquired Fund Class A Shareholders of a number of the Acquiring Fund Class A Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class A Shares by the net asset value of an Acquiring Fund Class A Share as of the Valuation Time, (b) the Acquired Fund Class B Shareholders of a number of the Acquiring Fund Class B Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class B Shares by the net asset value of an Acquiring Fund Class B Share as of the Valuation Time, and (c) the Acquired Fund Class C Shareholders of a number of the Acquiring Fund Class C Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class C Shares by the net asset value of an Acquiring Fund Class C Share as of the Valuation Time. Upon delivery of the Assets, the Acquiring Fund will receive good and marketable title thereto free and clear of all Liens.

     SECTION 2.2 Computation of Net Asset Value. (a) The net asset value of each class of the Acquiring Fund Shares, and the Acquired Fund Net Value, shall, in each case, be determined as of the Valuation Time.

     (b) The net asset value of each class of the Acquiring Fund Shares shall be computed in accordance with the policies and procedures of the Acquiring Fund as described in the AGS Registration Statement.

     (c) The Acquired Fund Net Value shall be computed in accordance with the policies and procedures of the Acquired Fund as described in the AAF Registration Statement.

     (d) All computations pursuant to paragraphs (b) and (c) shall be made by agreement of AAF and AGS. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     (e) If, immediately before the Valuation Time, (i) the NYSE is closed to trading or trading thereon is restricted or (ii) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the Acquired Fund's Net Value and the net asset value per share of the Acquiring Fund's Shares is impracticable, the Effective Time shall be postponed until the first Business Day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

     SECTION 2.3 Closing of Acquired Fund's Share Transfer Books. The share transfer books of the Acquired Fund will be permanently closed as of the Valuation Time, and only requests for the redemption of Acquired Fund Shares received in proper form prior to the Valuation Time shall be accepted by the Acquired Fund. Redemption requests thereafter received by the Acquired Fund shall be deemed to be redemption requests for Acquiring Fund Shares to be distributed to the Acquired Fund Shareholders under this Agreement (assuming that the transactions contemplated by this Agreement have been consummated).

     SECTION 2.4 Delivery. (a) The Assets shall be delivered by AAF to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AAF shall instruct the Custodian to transfer the Assets to the account of the Acquiring Fund at the Effective Time. The Assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by the Acquired Fund shall be delivered at the Effective Time and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of the Acquiring Fund at the Custodian.

     (b) If, on the Closing Date, the Acquired Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities purchased by it prior to the Closing Date that have not yet been delivered to the Acquired Fund or its broker, then AGS shall waive the delivery requirements of Section 2.4(a) with respect to such undelivered securities if the Acquired Fund has delivered to the Custodian by or on the Closing Date, and with respect to such undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AGS or the Custodian, including brokers' confirmation slips.

     SECTION 2.5 Termination of Series. As soon as reasonably practicable, but in all events within six months, after the Closing Date, the status of the Acquired Fund as a designated series of shares of AAF shall be terminated; provided, however, that such termination shall not be required if the Reorganization is not consummated.

     SECTION 2.6 Issuance of Acquiring Fund Shares. At the Effective Time, (a) each Acquired Fund Class A Shareholder shall be issued that number of full and fractional Acquiring Fund Class A Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class A Shares then held by such Acquired Fund Shareholder; (b) each Acquired Fund Class B Shareholder shall be issued that number of full and fractional Acquiring Fund Class B Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class B Shares then held by such Acquired Fund Shareholder; and (c) each Acquired Fund Class C Shareholder shall be issued that number of full and fractional Acquiring Fund Class C Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class C Shares then held by such Acquired Fund Shareholder. All issued and outstanding capital stock of the Acquired Fund shall thereupon be canceled on the books of AAF. AAF shall provide instructions to the transfer agent of AGS with respect to the Acquiring Fund Shares to be issued to each Acquired Fund Shareholder. AGS shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AGS shall record on its books the ownership of each class of Acquiring Fund Shares by Acquired Fund Shareholders and shall forward a confirmation of such ownership to each of them. No redemption or repurchase of such Acquiring Fund Shares credited to former Acquired Fund Shareholders in respect of Acquired Fund shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AGS for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AGS.

     SECTION 2.7 Investment Securities. AIF's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer thereof verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, as reflected on the Acquiring Fund's books immediately following the Closing does or will conform to such information on the Acquired Fund's books immediately before the Closing.

     SECTION 2.8 Liabilities. The Acquired Fund shall use reasonable best efforts to discharge all of its known Liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF AAF

     AAF, on behalf of the Acquired Fund, represents and warrants to AGS that:

     SECTION 3.1 Organization; Authority. AAF is duly organized, validly existing and in good standing under the Maryland General Corporation Law, with all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2 Registration and Regulation of AAF. AAF is duly registered with the SEC as an investment company under the Investment Company Act, the Acquired Fund is a duly established and designated series thereof, and all Acquired Fund Shares that have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AAF to revoke or rescind any such registration or qualification. The Acquired Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Acquired Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the AAF Registration Statement currently in effect. The value of the net Assets is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Acquired Fund, and all purchases and redemptions of Acquired Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3 Financial Statements. The books of account and related records of the Acquired Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of the Acquired Fund previously delivered to AGS (the "Acquired Fund Financial Statements") present fairly in all material respects the financial position of the Acquired Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by the Acquired Fund or occurring in the ordinary course of business, of the Acquired Fund or the status of the Acquired Fund as a regulated investment company under the Code. There are no contingent Liabilities not disclosed in the Acquired Fund Financial Statements that are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 3.5  Acquired Fund Shares; Liabilities; Business
Operations. (a) The Acquired Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) AAF's management is unaware of any plan or intention of Acquired Fund Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Acquired Fund Shares before the Reorganization to any person "related" (within the meaning of Section 1.368-1(e)(3) of the Income Tax Regulations under the
Code) to either Fund or (b) any portion of the Acquiring Fund Shares to be received by them in the Reorganization to any person related (within such meaning) to Acquiring Fund.

     (c) At the time of its Reorganization, the Acquired Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Acquired Fund Shares, except for the right of investors to acquire Acquired Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, the Acquired Fund will have conducted its "historic business" (within the meaning of Section 1.368-1(d)(2) of the Income Tax

Regulations under the Code) in a substantially unchanged manner. In anticipation of the Reorganization, the Acquired Fund will not dispose of assets that, in the aggregate, will result in less than 50% of its "historic business assets" (within the meaning of Section 1.368-1(d)(3) of those regulations) being transferred to the Acquiring Fund.

     (e) AAF does not have, and has not had during the six months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6 Accountants. KPMG LLP, which has reported upon the Acquired Fund Financial Statements for the fiscal year ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AAF on behalf of the Acquired Fund and, when this Agreement has been duly authorized, executed and delivered by AGS on behalf of the Acquiring Fund and approved by the Acquired Fund's shareholders, will constitute the legal, valid and binding obligation of AAF enforceable against AAF in accordance with its terms from and with respect to the revenues of the Acquired Fund and the Assets, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8 No Breaches or Defaults. The execution and delivery of this Agreement by AAF on behalf of the Acquired Fund and the performance by AAF of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AAF, other than the Acquired Fund's shareholders' approval, and do not, and on the Closing Date will not, (i) result in any violation of the Articles of Incorporation or by-laws of AAF and (ii) result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property of the Acquired Fund or the Assets (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AAF is a party or by which it may be bound and which relates to the Assets or to which any property of the Acquired Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AAF or any property of the Acquired Fund. The Acquired Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9 Authorizations or Consents. Other than those that shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AAF in connection with its due execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

     SECTION 3.10 Permits. AAF has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to the Acquired Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AAF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11 No Actions, Suits or Proceedings. (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AAF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AAF before any Governmental Authority that questions the validity or legality of this Agreement or of the actions contemplated hereby or that seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AAF, threatened in writing or, if probable of assertion, orally, against AAF affecting any property, asset, interest or right of the Acquired Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Acquired Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AAF's conduct of the business of the Acquired Fund affecting in any significant respect the conduct of such business. AAF is not, and has not been to its knowledge, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of the Acquired Fund.

     SECTION 3.12 Contracts. AAF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and that involves or affects the Assets, by which the assets, business, or operations of the Acquired Fund may be bound or affected, or under which it or the assets, business or operations of the Acquired Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AAF there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13 Properties and Assets. AAF, on behalf of the Acquired Fund, has good and marketable title to all properties and assets reflected in the Acquired Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Acquired Fund Financial Statements.

     SECTION 3.14  Taxes. (a) The Acquired Fund is a "fund" as defined in
Section 851(g)(2) of the Code and has elected to be a regulated investment company under Subchapter M of the Code. The Acquired Fund has qualified for treatment as such for each taxable year since inception that has ended prior to the Closing Date and will continue to satisfy the requirements of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) insure continued qualification of the Acquired Fund for treatment as a regulated investment company for tax purposes and (ii) eliminate any tax liability of the Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, AAF will declare on or prior to the Closing Date to the shareholders of the Acquired Fund a dividend or dividends that, together with all previous dividends, shall have the effect of distributing (A) all of the Acquired Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 1999, and for the short taxable year beginning on January 1, 2000, and ending on the Closing Date and (B) all of the Acquired Fund's net capital gain recognized in its taxable year ended December 31, 1999, and in such short taxable year (after reduction for any capital loss carryover).

     (b) The Acquired Fund has timely filed all Returns required to be filed by it, and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Acquired Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiency for any Taxes has been proposed, assessed or asserted in writing by any taxing authority against the Acquired Fund, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending, and no Returns of the Acquired Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) To the best knowledge of AAF, the fiscal year of the Acquired Fund has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 3.15 Benefit and Employment Obligations. On or prior to the Closing Date, the Acquired Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including under any Benefit Plan, and will have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AAF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AAF or any action taken by it.

     SECTION 3.17 Voting Requirements. The vote of a majority of the outstanding Acquired Fund Shares entitled to vote cast at a meeting at which a quorum is present (the "Required Shareholder Vote") is the only vote of Acquired Fund Shareholders necessary to approve this Agreement and the Reorganization contemplated by this Agreement.

     SECTION 3.18 State Takeover Statutes. No state takeover statute or similar statute or regulation applies to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19 Books and Records. The books and records of AAF relating to the Acquired Fund, reflecting, among other things, the purchase and sale of Acquired Fund Shares, the number of issued and outstanding shares owned by the Acquired Fund's shareholders and the states or other jurisdictions in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for the Acquired Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21 No Distribution. The Acquiring Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22 Liabilities. The Liabilities were incurred by the Acquired Fund in the ordinary course of its business and are associated with the Assets. The fair market value of the Assets on a going concern basis will equal or exceed the sum of the Liabilities to be assumed by the Acquiring Fund plus the amount of Liabilities, if any, to which the Assets will be subject.

     SECTION 3.23 Value of Shares. The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the Reorganization will be approximately equal to the fair market value of its Acquired Fund Shares constructively surrendered in exchange therefor.

     SECTION 3.24 Shareholder Expenses. The Acquired Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25 Intercompany Indebtedness. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.

     SECTION 3.26 Diversification of Assets. Not more than 25% of the value of the Acquired Fund's total assets (excluding cash, cash items and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AGS

     AGS, on behalf of the Acquiring Fund, represents and warrants to AAF as follows:

     SECTION 4.1 Organization; Authority. AGS is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2 Registration and Regulation of AGS. AGS is duly registered with the SEC as an investment company under the Investment Company Act, and the Acquiring Fund is a duly established and designated series thereof. The Acquiring Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Acquiring Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AGS Registration Statement. The value of the net assets of the Acquiring Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Acquired Fund and all purchases and redemptions of Acquired Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3 Financial Statements. The books of account and related records of the Acquiring Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of the Acquiring Fund previously delivered to AAF (the "Acquiring Fund Financial Statements") present fairly in all material respects the financial position of the Acquiring Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 4.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of the Acquiring Fund or the status of the Acquiring Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by the Acquiring Fund or occurring in the ordinary course of business of the Acquiring Fund or AGS. There are no contingent liabilities of an Acquiring Fund not disclosed in the Acquiring Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5 Registration of Acquiring Fund Shares. (a) The shares of beneficial interest in AGS are divided into six portfolios, including the Acquiring Fund. The Acquiring Fund currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Agreement and Declaration of Trust, AGS is authorized to issue an unlimited number of shares of the Acquiring Fund.

     (b) The Acquiring Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AGS then in effect.

     (c) The Acquiring Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, the Acquiring Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Acquiring Fund Class A Shares, Acquiring Fund Class B Shares, or Acquiring Fund Class C Shares, except for the right of investors to acquire Acquiring Fund Class A Shares, Acquiring Fund Class B Shares, or Acquiring Fund Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AGS's Registration Statement on Form N-14 shall be furnished to AAF and the Acquired

Fund Shareholders entitled to vote at the Acquired Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of the Acquiring Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AAF for inclusion in the Combined Proxy Statement/ Prospectus.

     (e) The shares of the Acquiring Fund which have been or are being offered for sale (other than the Acquiring Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the AGS Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AGS to revoke or rescind any such registration or qualification.

     SECTION 4.6 Accountants. PricewaterhouseCoopers LLP, which has reported upon the Acquiring Fund Financial Statements for the period ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AGS on behalf of the Acquiring Fund and, assuming this Agreement has been duly executed and delivered by AAF, constitutes the legal, valid and binding obligation of AGS, enforceable against AGS in accordance with its terms from and with respect to the revenues and assets of the Acquiring Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8 No Breaches or Defaults. The execution and delivery of this Agreement by AGS on behalf of the Acquiring Fund and performance by AGS of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AGS and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AGS and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the Acquiring Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AGS is a party or by which it may be bound and which relates to the assets of the Acquiring Fund or to which any properties of the Acquiring Fund may be subject;
(B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AGS or any property of the Acquiring Fund. AGS is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AGS in connection with the due execution and delivery by AGS of this Agreement and the consummation by AGS of the transactions contemplated hereby.

     SECTION 4.10 Permits. AGS has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to the Acquiring Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AGS there are no proceedings relating to the suspension, revocation or modification of any

Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11 No Actions, Suits or Proceedings. (a) There is no pending action, suit or proceeding, nor, to the knowledge of AGS, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AGS before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AGS, threatened in writing or, if probable of assertion, orally, against AGS, affecting any property, asset, interest or right of the Acquiring Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Acquiring Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AGS's conduct of the business of the Acquiring Fund affecting in any significant respect the conduct of such business. AGS is not, and has not been, to the knowledge of AGS, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of the Acquiring Fund.

     SECTION 4.12  Taxes. (a) The Acquiring Fund is a "fund" as defined in
Section 851(g)(2) of the Code and has elected to be treated as a regulated investment company under Subchapter M of the Code. The Acquiring Fund has qualified for treatment as such for each taxable year since inception that has ended prior to the Closing Date and will continue to satisfy the requirements of
Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. The Acquired Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) The Acquiring Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Acquiring Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against the Acquiring Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of the Acquiring Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) The fiscal year of the Acquiring Fund has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 4.13 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AGS in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AGS or any action taken by it.

     SECTION 4.14 Representations Concerning the Reorganization. (a) The Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it at any time during the five-year period ending on the Closing Date directly or indirectly owned, any shares of the Acquired Fund.

     (b) AGS has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of Acquiring Fund's business as a series of an open-end investment company; nor does AGS have any plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares issued in the Reorganization, except to the extent that the Acquiring Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as a series of an open-end, management investment company.

     (c) The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the Assets other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

     (d) Following the Reorganization, the Acquiring Fund will continue the "historic business" (within the meaning of Section 1.368-1(d)(2) of the Income Tax Regulations under the Code) of the Acquired Fund and will use a significant portion of the Acquired Fund's "historic business assets" (within the meaning of Section 1.368-1(d)(3) of those regulations) in a business.

     (e) There is no plan or intention for the Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization.

     SECTION 4.15 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for the Acquiring Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16 Value of Shares. The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the Reorganization will be approximately equal to the fair market value of its Acquired Fund Shares constructively surrendered in exchange therefor.

     SECTION 4.17 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than the Acquiring Fund Shares (and the Acquiring Fund's assumption of the Liabilities, including for this purpose all Liabilities to which the Assets are subject) will be issued in exchange for the Assets in connection with the Reorganization. The fair market value of the Assets on a going concern basis will equal or exceed the sum of the Liabilities to be assumed by the Acquiring Fund plus the amount of Liabilities, if any, to which the Assets will be subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1 Conduct of Business. (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AAF shall conduct the business of the Acquired Fund only in the ordinary course and substantially in accordance with past practices, shall use its reasonable best efforts to preserve intact its business organization and material assets and to maintain the rights, franchises and business and customer relations necessary to conduct the business of the Acquired Fund in the ordinary course in all material respects and shall invest the Assets in a manner that ensures compliance with Section 3.14(a) of this Agreement. Without limiting the generality of the foregoing, AAF shall not do any of the following with respect to the Acquired Fund without the prior written consent of AGS, which consent shall not be unreasonably withheld:

          (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock;

          (ii) amend its Articles of Incorporation or by-laws;

          (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or series or division thereof or any assets that are material, individually or in the aggregate, to the Acquired Fund taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

          (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

          (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Acquired Fund, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

          (vi) settle or compromise any material income tax liability or make any material tax election;

          (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

          (viii) change its method of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

          (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

          (x) adopt any Benefit Plan.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AGS shall conduct the business of the Acquiring Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of the Acquiring Fund in the ordinary course in all material respects.

     SECTION 5.2 Announcements. AAF and AGS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AAF nor AGS shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3 Expenses. The Acquired Fund and the Acquiring Fund shall each bear the expenses it incurs in connection with this Agreement and the Reorganization and other transactions contemplated hereby.

     SECTION 5.4 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.5 Notice of Events. AGS shall give prompt notice to AAF, and AAF shall give prompt notice to AGS, of (a) the occurrence or nonoccurrence of any event which to the knowledge of AGS or to the knowledge of AAF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AAF, Sections 6.1 and 6.2 or (ii) in the case of AGS, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6 Access to Information. (a) AAF will, during regular business hours and on reasonable prior notice, allow AGS and its authorized representatives reasonable access to the books and records of AAF pertaining to the Assets and to officers of AAF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AAF.

     (b) AGS will, during regular business hours and on reasonable prior notice, allow AAF and its authorized representatives reasonable access to the books and records of AGS pertaining to the assets of the Acquiring Fund and to officers of AGS knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AGS.

     SECTION 5.7 Consents, Approvals and Filings. Each of AAF and AGS shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of AAF and AGS shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of AAF and AGS shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8 Submission of Agreement to Shareholders. AAF shall take all action necessary in accordance with applicable law and its Articles of Incorporation and by-laws to convene the Acquired Fund Shareholders Meeting. AAF shall, through its Board of Directors, recommend to the Acquired Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AAF shall use its reasonable best efforts to hold the Acquired Fund Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1 Conditions Precedent of AGS. The obligation of AGS to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AGS.

     (a) The representations and warranties of AAF on behalf of the Acquired Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AAF shall have complied with and satisfied in all material respects all agreements and conditions relating to the Acquired Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AGS shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AAF, in such individual's capacity as an officer of AAF and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AAF certifying as to the accuracy and completeness of the attached Articles of Incorporation and by-laws of AAF, and resolutions, consents and authorizations of or regarding AAF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AGS shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AAF, or other counsel reasonably acceptable to AGS, in form and substance reasonably acceptable to counsel for AGS, as to the matters set forth in Schedule 6.1(d).

     (e) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.2 Mutual Conditions. The obligations of AAF and AGS to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more (other than that is paragraph (d)) may be waived in writing by AAF and AGS, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AAF and AGS shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of the Acquired Fund and related matters shall have been approved and adopted at the Acquired Fund Shareholders Meeting by the shareholders of the Acquired Fund on the record date by the Required Shareholder Vote.

     (c) The Assets to be acquired by the Acquiring Fund shall constitute at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by the Acquired Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by the Acquired Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions -- except (i) redemptions pursuant to the Investment Company Act not made as part of the Reorganization and (ii) distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code -- after the date of this Agreement shall be included as assets held by the Acquired Fund immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by AGS with respect to the Acquiring Fund Shares to be issued to Acquired Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) AAF and AGS shall have received on or before the Closing Date an opinion of Kirkpatrick & Lockhart LLP in form and substance reasonably acceptable to AAF and AGS, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which such counsel may treat as representations made to it, or in separate letters addressed to such counsel and any certificates delivered pursuant to this Agreement. Such opinion may state that no opinion is expressed as to the effect of the Reorganization on either Fund or any Acquired Fund Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

     (g) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.3 Conditions Precedent of AAF. The obligation of AAF to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AAF.

     (a) The representations and warranties of AGS on behalf of the Acquiring Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AGS shall have complied with and satisfied in all material respects all agreements and conditions relating to the Acquiring Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AAF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AGS, in such individual's capacity as an officer of AGS and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AGS certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws, as amended, of AGS and resolutions, consents and authorizations of or regarding AGS with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AAF shall have received the signed opinion of Kirkpatrick & Lockhart LLP, counsel to AGS, or other counsel reasonably acceptable to AAF, in form and substance reasonably acceptable to counsel for AGS, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1 Termination. (a) This Agreement may be terminated in whole or with respect to the Reorganization described herein on or prior to the Closing Date as follows:

          (i) by mutual written consent of AAF and AGS; or

          (ii) at the election of AAF or AGS:

             (A) if the Closing Date shall not be on or before November 30, 2000, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (B) if, upon a vote at the Acquired Fund Shareholders Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     SECTION 7.2 Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of the Acquired Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and the Acquired Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1 Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3 Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4 Obligations of AGS and AAF. (a) AAF and AGS hereby acknowledge and agree that the Acquiring Fund is a separate investment portfolio of AGS, that AGS is executing this Agreement on behalf of the Acquiring Fund, and that any amounts payable by AGS under or in connection with this Agreement shall be payable solely from the revenues and assets of the Acquiring Fund. AAF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AGS in his or her capacity as an officer of AGS intending to bind AGS as provided herein, and that no officer, director or shareholder of AGS shall be personally liable for the liabilities or obligations of AGS incurred hereunder.

     (b) AAF and AGS hereby acknowledge and agree that the Acquired Fund is a separate investment portfolio of AAF, that AAF is executing this Agreement on behalf of the Acquired Fund and that any amounts payable by AAF under or in connection with this Agreement shall be payable solely from the revenues of the Acquired Fund and the Assets. AGS further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AAF in his or her capacity as an officer of AAF intending to bind AAF as provided herein, and that no officer, trustee or shareholder of AAF shall be personally liable for the liabilities of AAF incurred hereunder.

     SECTION 8.5 Amendments. This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by the Acquired Fund Shareholders, in any manner mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Acquired Fund Shareholders' interests.

     SECTION 8.6 Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9 Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a) If to AAF:
              AIM Advisor Funds, Inc.
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Ballard Spahr Andrews & Ingersoll, LLP
              1735 Market Street, 51st Floor
              Philadelphia, Pennsylvania 19103-7599
              Attn: William H. Rheiner, Esq.
              Fax: (215) 864-8999

          (b) If to AGS:

              AIM Growth Series
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Kirkpatrick & Lockhart LLP
              1800 Massachusetts Avenue, N.W.
              Washington, D.C. 20036-1800
              Attn: Arthur J. Brown, Esq.
              Fax: (202) 778-9100

     SECTION 8.11 Representations by AIM Advisors. In its capacity as investment adviser to the Acquired Fund, AIM Advisors represents to AGS that to the best of its knowledge the representations and warranties of AAF and the Acquired Fund contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to the Acquiring Fund, AIM Advisors represents to AAF that to the best of its knowledge the representations and warranties of AGS and the Acquiring Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AAF and AGS do not have actual knowledge to the contrary after due inquiry.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        AIM Advisor Funds, Inc., acting on
                                        behalf of AIM Advisor Large Cap Value
                                        Fund

                                        By:        /s/ ROBERT H. GRAHAM
                                           -------------------------------------

                                        AIM Growth Series, acting
                                        on behalf of AIM Basic Value Fund

                                        By:        /s/ ROBERT H. GRAHAM
                                           -------------------------------------

                                        A I M Advisors, Inc.

                                        By:        /s/ ROBERT H. GRAHAM
                                           -------------------------------------

                                SCHEDULE 6.1(d)

                           OPINION OF COUNSEL TO AAF

     1. AAF is a corporation validly existing and in good standing under the Maryland General Corporation Law.

     2. AAF is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AAF have been duly authorized and approved by all requisite corporate action on the part of AAF. The Agreement has been duly executed and delivered by AAF and constitutes the valid and binding obligation of AAF.

     4. The Acquired Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AAF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AAF or who has devoted substantive attention on behalf of AAF during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Acquiring Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                SCHEDULE 6.2(F)

                                  TAX OPINION

     (i) The acquisition of the Assets by the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities, followed by the distribution of those Shares pro rata to the Acquired Fund Shareholders constructively in exchange for their Acquired Fund Shares, as provided in the Agreement, will qualify as a "reorganization" within the meaning of section 368(a) of the Code, and each Fund will be a "party to a reorganization" within the meaning of 368(b) of the Code.

     (ii) The Acquired Fund will recognize no gain or loss on the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities or on the distribution of those shares to the Acquired Fund Shareholders.

     (iii) The Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities.

     (iv) The Acquiring Fund's basis for the Assets will be the same as the Acquired Fund's basis therefor immediately before the Reorganization, and the Acquiring Fund's holding period for the Assets will include the Acquired Fund's holding period therefor.

     (v) An Acquired Fund Shareholder will recognize no gain or loss on the receipt of Acquiring Fund Shares in constructive exchange for all its Acquired Fund Shares pursuant to the Reorganization.

     (vi) An Acquired Fund Shareholder's aggregate basis for the Acquiring Fund Shares received thereby in the Reorganization will be the same as the aggregate basis for its Acquired Fund Shares to be constructively surrendered in exchange therefor, and its holding period for those Acquiring Fund Shares will included its holding period for those Acquired Fund Shares, provided the Acquired Fund Shareholder held the Acquired Fund Shares as capital assets at the Effective Time.

                                SCHEDULE 6.3(d)

                           OPINION OF COUNSEL TO AGS

     1. AGS is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

     2. AGS is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AGS have been duly authorized and approved by all requisite trust action on the part of AGS. The Agreement has been duly executed and delivered by AGS and constitutes the valid and binding obligation of AGS.

     4. The Acquired Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AGS is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AGS or who has devoted substantive attention on behalf of AGS during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Acquired Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                              AIM BASIC VALUE FUND

                        SPECIAL MEETING OF SHAREHOLDERS

            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

DEAR SHAREHOLDER:

     As you are aware, the Fund currently seeks to achieve its investment objective of long-term growth of capital by investing all of its investable assets in the Value Portfolio ("Portfolio"), a series portfolio of Growth Portfolio, a Delaware business trust. The Board of Trustees (the "Board") of AIM Growth Series (the "Trust"), a Delaware business trust, has voted to simplify the structure of the Fund, a series portfolio of the Trust. Under the restructuring proposed by A I M Advisors, Inc. ("AIM"), the Fund would invest directly in the securities in which the Portfolio invests.

     The Board and AIM believe that the proposed restructuring would benefit the Fund and its shareholders by promoting greater administrative efficiency. In order to implement the restructuring, shareholders must approve an investment advisory agreement for the Fund. Shareholders will also be asked to approve changes to the Fund's fundamental investment restrictions and making the Fund's investment objective non-fundamental and ratify the selection of independent public accountants.

     Accordingly, a special meeting of shareholders (the "Meeting") will be held on May 31, 2000. Attached are the Notice and Proxy Statement for the Meeting which describe the proposals on which you are being asked to vote. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THESE PROPOSALS.

     If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify the Trust by calling 1-800-952-3502. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.

     Your vote is important. Please take a moment now to sign and return your proxy card(s) in the enclosed postage-paid envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. Thank you for your cooperation and continued support. You may also vote your shares on the Internet at the Fund's website at http://www.aimfunds.com by following instructions that appear on the enclosed proxy insert.

                                                     Sincerely,
                                                     /s/ ROBERT H. GRAHAM
                                                     Robert H. Graham
                                                     Chairman and President

April 25, 2000

                              AIM BASIC VALUE FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 31, 2000

            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

TO THE SHAREHOLDERS:

     Notice is hereby given that a special meeting of shareholders (the "Meeting") of AIM Basic Value Fund (the "Fund"), an investment portfolio of AIM Growth Series will be held at 11 Greenway Plaza, Suite 100, Houston, Texas 77046, on May 31, 2000, at 3:00 p.m., Central time, for the following purposes:

(1) To approve a new investment advisory agreement for the Fund;

(2) To approve changing the fundamental investment restrictions of the Fund;

(3) To approve changing the investment objective of the Fund so that it is non-fundamental;

(4) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the fiscal year ending in 2000; and

(5) To transact such other business as may properly come before the Meeting.

     Shareholders of record at the close of business on April 3, 2000, are entitled to notice of, and to vote at, the Meeting. Your attention is called to the accompanying Proxy Statement. Whether or not you attend the Meeting, we urge you to PROMPTLY COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD, so that a quorum will be present and a maximum number of shares may be voted.

                                                  By Order of the Board,

                                                  /s/ SAMUEL D. SIRKO

                                                  Samuel D. Sirko
                                                  Secretary

April 25, 2000

YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                PROXY STATEMENT

                              AIM BASIC VALUE FUND

            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
                           Toll Free: (800) 454-0327
--------------------------------------------------------------------------------
                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000
--------------------------------------------------------------------------------

     This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Trustees (the "Board") of AIM Growth Series (the "Trust"), a Delaware business trust. These proxies are to be used at the special meeting of shareholders and at any adjournment thereof (the "Meeting") to be held at the offices of the Trust at 11 Greenway Plaza, Suite 100, Houston, Texas 77046, on May 31, 2000, at 3:00 p.m., Central time. Only shareholders of record at the close of business on April 3, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting. Copies of this Proxy Statement and the accompanying materials will first be mailed to shareholders on or about April 25, 2000.

     AIM Basic Value Fund (the "Fund") is a series of the Trust. The Fund has three classes of shares, but for simplicity and clarity, all classes of shares of beneficial interest in the Fund are referred to as "shares." Each outstanding full share of the Fund is entitled to one vote, and each outstanding fractional share of the Fund is entitled to a proportionate share of one vote, with respect to each proposal to be voted upon by the shareholders. Information about the vote necessary to approve a proposal is discussed below in connection with the proposal.

     If the accompanying proxy card is properly executed and returned by a shareholder in time to be voted at the Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the shareholder. Executed proxies that are unmarked will be voted in accordance with the recommendation of your Board as to all proposals described in this Proxy Statement; and, at the discretion of the proxyholders, on any other matter that may properly have come before the Meeting. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of the Trust or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of the Trust prior to the Meeting. In addition, a shareholder may revoke a proxy by attending the Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, facsimile, the Internet or personal interview. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions.

     The presence in person or by proxy of shareholders of the Fund entitled to cast one third of all the votes entitled to be cast at the Meeting shall constitute a quorum at the Meeting. If a quorum is not present at the Meeting or if a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present, but will not be voted for or against any proposal or for or against any adjournment to permit further solicitation of proxies. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. In addition, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

     There were 7,826,151.392 outstanding shares of the Fund as of the Record Date. To the knowledge of the Trust's management, as of the Record Date, there were no beneficial owners of 5% or more of the outstanding shares of any class of the Fund, except as indicated in Exhibit C.

                                   BACKGROUND

     The Fund currently seeks to achieve its investment objective of long-term growth of capital by investing all of its investable assets in Value Portfolio (the "Portfolio"), a series of Growth Portfolio, a Delaware business trust. The Portfolio has the same investment objective as the Fund. Under normal market conditions, the Portfolio normally invests at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of greater than $500 million and that the portfolio managers believe to be undervalued in relation to long-term earning power or other factors. The Portfolio may also invest up to 35% of its total assets in equity securities of U.S. issuers that have market capitalizations of less than $500 million and in investment-grade non-convertible debt securities, U.S. government securities, and high-quality money market instruments, all of which are issued by U.S. issuers. It may also invest up to 25% of its total assets in foreign securities.

     In managing the Portfolio, the portfolio managers seek to identify those companies whose prospects and growth potential are undervalued by investors and that provide the potential for attractive returns. The portfolio managers allocate investments among fixed-income securities based on their views as to the best values then available in the marketplace. The portfolio managers consider whether to sell a particular security when any of those factors materially change.

     AIM and the Board believe that restructuring the Fund would be beneficial to the Fund and its shareholders. Under the proposed restructuring, the Fund would redeem its investments in the Portfolio and would directly invest in the securities in which it currently indirectly invests by virtue of its interest in the Portfolio. Specifically, the master-feeder structure would be collapsed through a redemption by the Fund of its "interest" in the Portfolio. The Portfolio would distribute to the Fund all Portfolio assets (securities, cash, etc.) in a tax-free, in-kind distribution. The Portfolio would then be terminated. The Fund would be the single surviving entity and would hold the portfolio securities directly.

     The primary portfolio managers for the restructured Fund would be Bret W. Stanley, Evan G. Harrel and Matthew W. Seinsheimer; each currently serves as a portfolio manager of the Portfolio. Mr. Stanley has been portfolio manager for the Portfolio since 1998 and has been associated with A I M Advisors, Inc. ("AIM") and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc. Mr. Harrel has been portfolio manager for the Portfolio since 1998 and has been associated with AIM and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc. Mr. Seinsheimer has been portfolio manager for the Portfolio since 2000 and has been associated with AIM and/or its affiliates since 1998. From 1995 to 1998, he was portfolio manager for American Indemnity Company.

     The proposed restructuring would not involve any change to the Fund's name or investment objective. In order to effect the proposed restructuring, however, shareholders of the Fund must approve an investment advisory agreement between the Fund and AIM as described in this Proposal 1.

                  PROPOSAL NO. 1: APPROVAL OF A NEW INVESTMENT
                               ADVISORY AGREEMENT

BACKGROUND

     AIM currently serves as investment advisor and administrator to the Portfolio pursuant to the Investment Management and Administration Contract between the Portfolio and AIM dated May 29, 1998 ("current advisory agreement"). Because the Fund currently invests all of its investable assets in the Portfolio, AIM does not directly receive any investment advisory fee from the Fund. AIM does, however, receive investment advisory fees from the Portfolio in which the Fund invests. As a result, although the Fund does not directly pay AIM an advisory fee, it does so indirectly through its investments in the Portfolio.

     Under the proposed restructuring, AIM would directly manage the Fund's investments. To reflect that direct management, AIM has proposed an advisory agreement with the Fund ("proposed advisory agreement") that, among other things, would impose an advisory fee directly upon the Fund. The advisory fee would be calculated according to the same aggregate fee schedule for advisory and administrative services that applies to the Fund and the Portfolio. AIM would continue to serve as the Fund's administrator and accounting agent under a separate administration agreement. AIM affiliates would continue to serve as the Fund's transfer agent and distributor.

     A description of the proposed advisory agreement is provided below under "Primary Terms of the Proposed Advisory Agreement" and "Other Terms of the Proposed Advisory Agreement" sections. Such description is only a summary and is qualified by reference to the form of investment advisory agreement attached hereto as Exhibit A. A summary of the Board's considerations is provided below under "Board Considerations."

PRIMARY TERMS OF THE PROPOSED ADVISORY AGREEMENT

     Under the proposed advisory agreement, AIM would directly manage the Fund's portfolio. Specifically, AIM would, among other things, supervise all aspects of the operations of the Fund, perform research and analysis for the Fund on pertinent information about significant developments and economic, statistical and financial data; determine which issuers and securities would be represented in the Fund's investment portfolio; and formulate and implement continuing programs for the purchases and sales of the securities.

     The following table shows the proposed advisory fee structure for the Fund.

                                  ADVISORY FEE
                      (BASED ON AVERAGE DAILY NET ASSETS)
                      -----------------------------------
                       0.725% on the first $500 million;
                        0.70% on the next $500 million;
                        0.675% on the next $500 million;
                        and 0.65% on amounts thereafter.

     Under the proposed advisory agreement, all of the ordinary business expenses not specifically assumed by AIM incurred in the operations of the Fund and the offering of its shares shall be paid by the Fund. These expenses include but are not limited to:

     - brokerage commissions;

     - taxes;

     - legal;

     - accounting;

     - auditing;

     - governmental fees;

     - custodian, transfer agent, and shareholder service agent costs;

     - expenses of issue, sale, redemption, and repurchase of shares;

     - expenses of registering and qualifying shares for sale;

     - expenses relating to trustees and shareholder meetings;

     - the cost of preparing and distributing reports and notices to shareholders;

     - the fees and other expenses incurred by the Trust on behalf of the Fund in connection with membership in investment company organizations; and

     - the cost of printing copies of prospectuses and statements of additional information distributed to the Fund's shareholders.

                       EXPENSES BEFORE THE RESTRUCTURING

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)

                                                          CLASS A   CLASS B   CLASS C
                                                          -------   -------   -------
Management Fees.........................................    0.72%     0.72%     0.72%
Distribution and/or.....................................    0.35%     1.00%     1.00%
Service (12b-1) Fees Other Expenses.....................    0.64%     0.64%     0.64%
                                                           -----     -----     -----
     Total Annual Fund Operating Expenses...............    1.71%     2.36%     2.36%
Fee Waiver(1)...........................................   (0.02)%   (0.02)%   (0.02)%
Net Expenses............................................    1.69%     2.34%     2.34%

(1) The investment advisor reimbursed incremental expenses related to the master-feeder structure.

                   ESTIMATED EXPENSES AFTER THE RESTRUCTURING

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)

                                                          CLASS A   CLASS B   CLASS C
                                                          -------   -------   -------
Management Fees.........................................    0.72%     0.72%     0.72%
Distribution and/or.....................................    0.35%     1.00%     1.00%
Service (12b-1) Fees Other Expenses.....................    0.62%     0.62%     0.62%
                                                           -----     -----     -----
        Total Annual Fund Operating Expenses............    1.69%     2.34%     2.34%

     A table containing fee schedules of comparable mutual funds advised by AIM is attached hereto for your reference as Exhibit B.

OTHER TERMS OF THE PROPOSED ADVISORY AGREEMENT

     In performing its obligations under the proposed advisory agreement, AIM would be required to comply with all applicable laws. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of AIM or any of its officers, directors, or employees, AIM shall not be subject to liability to the Trust or to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     The proposed advisory agreement provides that, subject to the approval of the Board and the shareholders of the Fund, AIM may delegate any and all of its duties to a sub-adviser. AIM may also replace sub-advisers from time to time in accordance with applicable federal securities laws, rules and regulations in effect or interpreted from time to time by the Securities and Exchange Commission ("SEC") or with exemptive orders or other similar relief. If, in accordance with the laws, rules, interpretations, and exemptions, AIM is not required to seek shareholder approval of the appointment of a sub-adviser, it may do so solely upon approval of the Board.

     If the Fund engages in securities lending, AIM will provide the Fund investment advisory services and related administrative services. AIM's compensation for advisory services rendered in connection with securities lending is included in the current advisory fee schedule. As compensation for the related administrative services AIM will provide, the Fund, as lender, shall pay AIM a fee equal to 25% of the net monthly interest or fee income retained or paid to the Fund from such activities. AIM currently intends to waive such fees, and will not terminate the waiver of such fees unless it has first proposed such termination to the Fund's Board and the Board has approved the termination of the waiver.

     The current advisory agreement provides that neither AIM nor the trustees or officers of the Trust owe an exclusive duty to the trust. The current advisory agreement expressly permits AIM to render investment advisory, administrative, and other services to other entities (including investment companies). The current advisory agreement also expressly permits the trustees and officers of the Trust to serve as partners, officers, directors, or trustees of other entities (including other investment advisory companies). AIM believes that the non-exclusivity provision in the current advisory agreement should be divided into two separate provisions: one dealing with AIM and the other dealing with officers and trustees of the Trust.

     The non-exclusivity provisions of the proposed advisory agreement are substantially similar to the provision in the current advisory agreement which provides that neither AIM nor the trustees or officers of the Trust owe an exclusive duty to the Trust. Further, AIM may render investment advisory, administrative, and other services to other entities (including investment companies) and trustees and officers of the Trust may serve as partners, officers, directors, or trustees of other entities (including other investment advisory companies). However, the proposed advisory agreement explicitly states that the Trust recognizes that AIM's obligations to other clients may adversely affect the Trust's ability to participate in certain investment opportunities. The proposed advisory agreement also explicitly states that AIM, in its sole discretion, shall be entitled to determine the allocation of investment opportunities among the investment companies or their series portfolios that have AIM or an affiliate of AIM as an investment advisor (an AIM fund) and other clients in accordance with a policy that AIM believes to be equitable.

     Although AIM does not currently execute trades through brokers or dealers that are affiliated with AIM, the proposed advisory agreement includes a new provision that would permit such trades, subject to compliance with applicable federal securities laws, rules, interpretations, and exemptions.

     The proposed advisory agreement may be terminated at any time without penalty by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to AIM. The proposed advisory agreement will terminate automatically in the event of any assignment, as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The proposed advisory agreement continues automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the independent Board members (as defined below), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

BOARD CONSIDERATIONS

     At a meeting with the Board held on March 14, 2000, AIM described the anticipated effects of the restructuring on the Fund. In connection with its review of the proposed restructuring, the Board considered the potential gains in the form of administrative efficiencies and ongoing cost savings as a result of the restructuring against the cost of effecting the restructuring.

     The Board also evaluated the proposed advisory agreement and the qualifications of AIM as investment adviser. The Board considered that the proposed advisory agreement, including the terms relating to the services to be provided and the fees and expenses payable by the Fund, are not materially different from the current advisory agreement for the Portfolio, except as described above. In approving the proposed advisory agreement, the Board took into account that, except for the establishment of a fee that is currently paid to AIM by the Fund indirectly through its investments in the Portfolio, the responsibility of the Fund for all ordinary operating expenses, and moving provisions for administration services into a separate administration agreement with AIM, there are no material differences between the provisions of the current advisory agreement and the proposed advisory agreement.

     In particular, the Board considered that, as the Fund is currently structured, the aggregate annual expense ratios (including the Fund's indirect pro rata share of the expenses of the Portfolio) of Class A, Class B, and Class C shares are 1.71%, 2.36%, and 2.36%, respectively, of the average daily net assets allocable to those classes of shares. The Board noted, however, that AIM reimbursed incremental expenses related to the master feeder structure so that the aggregate annual expense ratios of Class A, Class B, and Class C shares for the year ended December 31, 1999, were 1.69%, 2.34%, and 2.34%, respectively. The Board further considered that, under the proposed advisory agreement, the expense ratios of Class A, Class B, and Class C shares would decrease to 1.69%, 2.34%, and 2.34%, respectively.

     The Board reviewed the credentials and experience of the officers and employees of AIM who would provide investment advisory services to the Fund, and noted that the persons providing services to the Fund would not change if the new advisory agreement is approved by shareholders. The Board also considered the services to be supplied by AIM following the restructuring and the fees to be charged relative both to those now charged indirectly through the Portfolio and to those charged by AIM to other equity portfolios and Funds that it advises. (See Exhibit B). The Board considered each of the foregoing factors. Based upon these considerations, the Board, including its members who are not interested persons of the Fund (as that term is defined in the 1940 Act) ("independent Board members"), unanimously approved the proposed advisory agreement and recommended approval by the shareholders.

SHAREHOLDER APPROVAL REQUIREMENTS

     Approval of the proposed advisory agreement on behalf of the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

            --------------------------------------------------------
              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.
            --------------------------------------------------------

                   PROPOSAL NO. 2: APPROVAL OF CHANGES TO THE
                            FUNDAMENTAL RESTRICTIONS

BACKGROUND

     The Board proposes several changes to the fundamental investment restrictions of the Fund that are intended generally to promote uniformity with the fundamental restrictions of other AIM funds. The Board is asking you to vote on these changes because the investment restrictions described below are fundamental and shareholders must approve any change to such fundamental restrictions pursuant to the 1940 Act.

     The Board expects that you will benefit from these changes in a number of ways. The proposed uniform restrictions will provide the Fund with as much investment flexibility as is possible under the 1940 Act. The Board believes that eliminating the disparities among the various AIM Funds' fundamental restrictions will enhance management's ability to manage efficiently and effectively the Fund's assets in changing regulatory and investment environments. The proposed fundamental restrictions will provide the Fund with the ability to operate under new interpretations of the 1940 Act or pursuant to exemptive relief from the SEC without receiving prior shareholder approval.

PROPOSED CHANGES

     The following is the text and a summary description of the proposed changes to the Fund's fundamental restrictions. Shareholders may request from the Fund a copy of the Fund's Statement of Additional Information for the text of the Fund's existing fundamental restrictions, by calling 1-800-347-4246.

     With respect to each existing or proposed fundamental or non-fundamental restriction, if a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from a change in the values of the Fund's portfolio securities or the amount of its total assets will not be considered a violation of the restriction.

A. MODIFICATION OF FUNDAMENTAL RESTRICTION ON PORTFOLIO DIVERSIFICATION

  Proposed Change:

     Upon the approval of Proposal 2A, the existing fundamental restriction with regard to issuer diversification would be changed to read as follows:

     The fund is a "diversified company" as defined in the 1940 Act. The fund will not purchase the securities of any issuer if, as a result, the fund would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC staff (collectively, the "1940 Act laws and interpretations") or except to the extent that the fund may be permitted to do so by exemptive order or similar relief (collectively, with the 1940 Act laws and interpretations, the 1940 Act laws, interpretations and exemptions). In complying with this restriction, however, the fund may purchase securities of other investment companies to the extent permitted by the 1940 Act laws, interpretations and exemptions.

  Discussion:

     The Fund's current fundamental restriction on portfolio diversification lists the percentage standards set forth in the 1940 Act for a diversified fund. In order to qualify as a diversified investment company under the 1940 Act, the Fund may not purchase securities of any one issuer if, as a result, more than 5% of the Fund's total assets would be invested in securities of that issuer or the Fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or to securities issued by other investment companies. The proposed modified policy adopts the same 1940 Act standards. However, by not listing the percentage limitations, the proposed policy would change automatically if the 1940 Act laws, interpretations, and exemptions change.

     If you approve the proposed change, the following non-fundamental investment restriction will become effective for the Fund:

     In complying with the fundamental restriction regarding issuer diversification, the fund will not, with respect to 75% of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities), if, as a result, (i) more than 5% of the fund's total assets would be invested in the securities of that issuer, or
     (ii) the fund would hold more than 10% of the outstanding voting securities of that issuer. The fund may (i) purchase securities of other investment companies as permitted by Section 12(d)(1) of the 1940 Act and (ii) invest its assets in securities of other money market funds and lend money to other investment companies or their series portfolios that have AIM or an affiliate of AIM as an investment advisor (an AIM fund), subject to the terms and conditions of any exemptive orders issued by the SEC.

B. MODIFICATION OF FUNDAMENTAL RESTRICTION ON ISSUING SENIOR SECURITIES AND BORROWING MONEY

  Proposed Change:

     Upon the approval of Proposal 2B, the existing fundamental restriction on issuing senior securities and borrowing money would be modified as follows:

     The fund may not borrow money or issue senior securities, except as permitted by the 1940 Act laws, interpretations and exemptions.

  Discussion:

     The Fund's current fundamental restriction limits borrowing to 33 1/3% of the Fund's total assets and prohibits the Fund from purchasing any security while any borrowings are outstanding, except that the Fund may borrow an additional 5% of the Fund's total assets for temporary or emergency purposes. The proposed changes would make the Fund's restriction on borrowing money or issuing senior securities consistent and no more limiting than required by the 1940 Act. The Board believes that changing the Fund's fundamental restriction in this manner will provide flexibility for future contingencies. However, the Board does not expect this change to have any material impact on the Fund's current operations.

     If you approve the proposed change, the following non-fundamental investment restriction will become effective for the Fund:

     In complying with the fundamental restriction regarding borrowing money and issuing senior securities, the fund may borrow money in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). The fund may borrow from banks, broker-dealers, or an AIM fund. The fund may not borrow for leveraging, but may borrow for temporary or emergency purposes, in anticipation of or in response to adverse market conditions, or for cash management purposes. The fund may not purchase additional securities when any borrowings from banks exceed 5% of the fund's total assets.

C. MODIFICATION OF FUNDAMENTAL RESTRICTION ON UNDERWRITING SECURITIES

  Proposed Change:

     Upon the approval of Proposal 2C, the existing fundamental restriction on underwriting securities would be modified as follows:

     The fund may not underwrite the securities of other issuers. This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of its portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933.

  Discussion:

     The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Fund's current restriction on underwriting securities as compared to other AIM Funds. The substance of the fundamental restriction would remain unchanged.

D. MODIFICATION OF FUNDAMENTAL RESTRICTION ON INDUSTRY CONCENTRATION

  Proposed Change:

     Upon the approval of Proposal 2D, the existing fundamental restriction on concentration would be modified as follows:

     The fund will not make investments that will result in the concentration (as that term may be defined or interpreted by the 1940 Act laws, interpretations and exemptions) of its investments in the securities of issuers primarily engaged in the same industry. This restriction does not limit the fund's investment in (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (ii) tax-exempt obligations issued by government or political subdivisions of governments. In complying with this restriction, the fund will not consider a bank-issued guaranty or financial guaranty insurance as a separate security.

  Discussion:

     The Fund's current fundamental restriction limits purchases of securities so that 25% or more of the Fund's total assets would not be invested in securities of issuers having their principal business activities in the same industry, except with regard to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The proposed changes would make the Fund's restriction on concentration no more limiting than required by the 1940 Act. The Board believes that changing the Fund's fundamental restriction in this manner will provide flexibility for future contingencies. However, the Board does not currently intend the change to affect the Fund's operations, under which the Fund does not invest 25% or more of its total assets in securities of issuers having their principal business activities in the same industry.

     If you approve the proposed change, the following non-fundamental investment restriction will become effective for the Fund:

     In complying with the fundamental restriction regarding industry concentration, the fund may invest up to 25% of its total assets in the securities of issuers whose principal business activities are in the same industry.

E. MODIFICATION OF FUNDAMENTAL RESTRICTION ON REAL ESTATE INVESTMENTS

  Proposed Change:

     Upon the approval of Proposal 2E, the existing fundamental restriction on real estate investments would be modified as follows:

     The fund may not purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.

  Discussion:

     The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Fund's current restriction on real estate investments as compared to other AIM Funds. The substance of the fundamental restriction would remain unchanged.

F. MODIFICATION OF FUNDAMENTAL RESTRICTION ON PURCHASING OR SELLING COMMODITIES

  Proposed Change:

     Upon the approval of Proposal 2F, the existing fundamental restriction on purchasing or selling physical commodities would be modified as follows:

     The fund may not purchase physical commodities or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving futures contracts and options thereon or investing in securities that are secured by physical commodities.

  Discussion:

     The proposed change to this fundamental restriction is intended to promote uniformity with the analogous fundamental restriction of other AIM Funds. The proposed restriction would narrow somewhat the scope of the current fundamental restriction. Whereas the current fundamental restriction prohibits the purchase or sale of physical commodities without exception, the proposed fundamental restriction permits the purchase or sale of physical commodities acquired as a result of ownership of securities or other instruments.

G. MODIFICATION OF FUNDAMENTAL RESTRICTION ON MAKING LOANS

  Proposed Change:

     Upon the approval of Proposal 2G, the existing fundamental restriction on making loans would be modified as follows:

     The fund may not make personal loans or loans of its assets to persons who control or are under the common control with the fund, except to the extent permitted by 1940 Act laws, interpretations and exemptions. This restriction does not prevent the fund from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.

  Discussion:

     The proposed change to this fundamental restriction is intended to promote uniformity with the analogous fundamental restriction of other AIM Funds. The proposed restriction would narrow somewhat the scope of the current fundamental restriction, which prohibits the Fund from making loans, subject to substantially the same exceptions as in the proposed restriction. The proposed restriction only prohibits personal loans or loans to persons who control or are under the common control of the Fund.

     If you approve the proposed change, the following non-fundamental investment restriction will become effective for the Fund:

     In complying with the fundamental restriction with regard to making loans, the fund may lend up to 33 1/3% of its total assets and may lend money to another AIM fund, on such terms and conditions as the SEC may require in an exemptive order.

H. MODIFICATION OF FUNDAMENTAL RESTRICTION ON INVESTMENT IN INVESTMENT COMPANIES

  Proposed Change:

     Upon the approval of Proposal 2H, the existing fundamental restriction on investments in other investment companies would be modified as follows:

     The fund may, notwithstanding any other fundamental investment policy or limitation, invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objectives, policies and restrictions as the fund.

  Discussion:

     The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Fund's current restriction on investment in investment companies as compared to other AIM Funds. The substance of the fundamental restriction would remain unchanged. However, as described in Proposal 1, the Board recommends that the Fund no longer invest in the Portfolio. The Board does not currently intend to reinstate a master-feeder structure in which the Fund would invest all of its investable assets in another fund.

     If you approve the proposed restriction, the Fund will have the ability to invest all of its assets in another open-end investment company. Because the Fund does not currently intend to do so, the following non-fundamental investment restriction will become effective for the Fund:

     Notwithstanding the fundamental restriction with regard to investing all assets in an open-end fund, the fund may not invest all of its assets in the securities of a single open-end management investment company with the same fundamental investment objectives, policies, and restrictions as the fund.

     REQUIRED VOTE. Approval of each of the changes contemplated by Proposal 2 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. If the proposed changes are approved by shareholders of the Fund at the Meeting, those changes will be effective upon appropriate disclosure being made in the Fund's Prospectus and Statement of Additional Information.

     If one or more of the changes contemplated by Proposal 2 are not approved by shareholders, the related existing fundamental restriction(s) of the Fund will continue in effect.

            --------------------------------------------------------
               THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2
            --------------------------------------------------------

                 PROPOSAL NO. 3: APPROVAL OF MAKING THE FUND'S
                      INVESTMENT OBJECTIVE NON-FUNDAMENTAL

     The current investment objective of the Fund is long-term growth of capital. The investment objective is fundamental; therefore, any change to it requires shareholder approval. The Board recommends that you approve making the Fund's investment objective non-fundamental.

     Making the Fund's investment objective non-fundamental gives the Board the flexibility to make appropriate changes to the investment objective if circumstances warrant without the commensurate expense of seeking a shareholder vote. The Board does not anticipate making changes to the investment objective of the Fund at the present time. In the event the Board were to change the Fund's investment objective, shareholders would receive notice prior to the change being implemented.

     REQUIRED VOTE. Approval of Proposal 3 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

            --------------------------------------------------------
              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.
            --------------------------------------------------------

                 PROPOSAL NO. 4: RATIFICATION OF THE SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     At a meeting called for the purpose of such selection, the firm of PricewaterhouseCoopers LLP was selected by the Board, including the independent Board members, as the independent public accountants to audit the books and accounts of the Fund for the fiscal year ending December 31, 2000, and to include its opinion in financial statements filed with the SEC. The Board has directed the submission of this selection to the shareholders for ratification.

PricewaterhouseCoopers LLP has advised the Board that it has no financial interest in the Fund. For the fiscal year ended December 31, 1999, the professional services rendered by PricewaterhouseCoopers LLP included the issuance of an opinion on the financial statements of the Fund and an opinion on other reports of the Fund filed with the SEC. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting, but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

     REQUIRED VOTE. Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

            --------------------------------------------------------
              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4
            --------------------------------------------------------

                     INFORMATION ABOUT THE FUND'S ADVISOR,
                   ADMINISTRATOR, AND THE FUND'S DISTRIBUTOR

     AIM serves as investment advisor to the Portfolio. AIM is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the Portfolio's operations and provides investment advisory services to the Fund. AIM has acted as an investment advisor since its organization in 1976. Today, AIM, together with its subsidiaries, advises or manages over 120 investment portfolios, including the Fund, encompassing a broad range of investment objectives. A I M Distributors, Inc. ("AIM Distributors") acts as the Fund's distributor. AIM Distributors is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

                    AIM DIRECTORS AND PRINCIPAL OFFICERS(1)

-------------------   ------------------------------   ------------------------------------
NAME                         POSITION WITH AIM                 PRINCIPAL OCCUPATION
-------------------   ------------------------------   ------------------------------------
Charles T. Bauer      Director and Chairman             Director and Chairman, A I M
                                                        Management Group Inc., A I M
                                                        Capital Management, Inc., A I M
                                                        Distributors, Inc., A I M Fund
                                                        Services, Inc. and Fund Management
                                                        Company; and Executive Vice
                                                        Chairman and Director, AMVESCAP
                                                        PLC.

Gary T. Crum          Director and Senior Vice          Director and President, A I M
                      President                         Capital Management, Inc.; Director
                                                        and Executive Vice President,
                                                        A I M Management Group Inc.; and
                                                        Director, A I M Distributors, Inc.
                                                        and AMVESCAP PLC.

-------------------   ------------------------------   ------------------------------------
NAME                         POSITION WITH AIM                 PRINCIPAL OCCUPATION
-------------------   ------------------------------   ------------------------------------
Robert H. Graham      Director and President            Director, President and Chief
                                                        Executive Officer, A I M
                                                        Management Group Inc.; Director
                                                        and Senior Vice President, A I M
                                                        Capital Management, Inc., A I M
                                                        Distributors, Inc., A I M Fund
                                                        Services, Inc. and Fund Management
                                                        Company; and Director and Chief
                                                        Executive Officer, Managed
                                                        Products, AMVESCAP PLC.

Dawn M. Hawley        Director, Senior Vice President   Senior Vice President, Chief
                      and Treasurer                     Financial Officer, and Treasurer,
                                                        A I M Management Group Inc.; Vice
                                                        President and Treasurer, A I M
                                                        Capital Management, Inc., A I M
                                                        Distributors, Inc., A I M Fund
                                                        Services, Inc. and Fund Management
                                                        Company.

Carol F. Relihan      Director, Senior Vice             Senior Vice President, General
                      President, General Counsel and    Counsel and Secretary, A I M
                      Secretary                         Management Group Inc.; Director,
                                                        Vice President and General
                                                        Counsel, Fund Management Company;
                                                        Vice President and General
                                                        Counsel, A I M Fund Services,
                                                        Inc.; and Vice President, A I M
                                                        Capital Management, Inc. and A I M
                                                        Distributors, Inc.
-------------------   ------------------------------   ------------------------------------

(1) Each director and the principal officer may be reached at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

     AIM and AIM Distributors are each indirect wholly-owned subsidiaries of AMVESCAP PLC, which is an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia. AMVESCAP PLC is located at 11 Devonshire Square, London, EC2M 4YR, England.

                     ADDITIONAL INFORMATION ABOUT THE FUND

     For more information with respect to the Trust and the Fund, please refer to the Fund's Prospectus and Statement of Additional Information included in the Trust's Registration Statement (SEC file No. 2-57526), and the most recent annual and semi-annual reports to shareholders. These documents and other information filed by the Trust may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza,

450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Public Reference Section of the SEC at the prescribed rates. The SEC maintains an internet web site at http://www.sec.gov that contains information regarding the Trust, the Fund, and other registrants that file electronically with the SEC.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     The Trust will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Trust may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of proxies by mail, officers of the Trust and employees of AIM and its affiliates, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Meeting will be borne by the Trust.

     The Trust has retained Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, to assist in the solicitation of proxies. You may receive a telephone call from this firm concerning this proxy solicitation. The Trust estimates that SCC will be paid fees of approximately $12,100. In addition, SCC will be paid for its expenses incurred; the amount of these expenses will depend on the nature and extent of the services provided in connection with the solicitation.

     THE BOARD DOES NOT KNOW OF ANY MATTERS TO BE PRESENTED AT THE MEETING OTHER THAN THOSE DESCRIBED IN THIS PROXY STATEMENT, BUT SHOULD ANY OTHER MATTER REQUIRING A VOTE OF SHAREHOLDERS ARISE, THE PROXYHOLDERS WILL VOTE THEREON ACCORDING TO THEIR BEST JUDGMENT IN THE INTERESTS OF THE FUND.

PROPOSALS OF SHAREHOLDERS

     Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of AIM Funds, 11 Greenway Plaza, Suite 100, Houston, Texas 77046, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion. Normally, there will be no annual meeting of shareholders in any year, except as required under the 1940 Act.

REPORTS TO SHAREHOLDERS

     THE TRUST WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE AND UPON REQUEST, A COPY OF THE MOST RECENT ANNUAL REPORT AND A COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOLLOWING SUCH ANNUAL REPORT OF THE FUND. REQUESTS FOR SUCH REPORTS MAY BE MADE BY WRITING TO THE TRUST AT 11 GREENWAY PLAZA, SUITE 100, HOUSTON, TEXAS 77046, OR BY CALLING (800) 347-4246.

     IN ORDER THAT THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                                    By Order of the Board,

                                                    /s/ SAMUEL D. SIRKO

                                                    Samuel D. Sirko
                                                    Secretary

April 25, 2000

                                                                       EXHIBIT A

                               AIM GROWTH SERIES

                  FORM OF MASTER INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made this           day of           ,           , by and
between AIM GROWTH SERIES, a DELAWARE BUSINESS TRUST (THE "TRUST") with respect to its series of shares shown on the Appendix A attached hereto, as the same may be amended from time to time, and A I M Advisors, Inc., a Delaware corporation (the "Advisor").

                                    RECITALS

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

     WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

     WHEREAS, the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") authorizes the Board of Trustees of the Trust (the "Board of Trustees") to create separate series of shares of beneficial interest in the Trust, and as of the date of this Agreement, the Board of Trustees has created six separate series portfolios (such portfolios and any other portfolios hereafter added to the Trust being referred to collectively herein as the "Funds"); and

     WHEREAS, the Trust and the Advisor desire to enter into an agreement to provide for investment advisory services to the Funds upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Advisory Services. The Advisor shall act as investment advisor for the Funds and shall, in such capacity, supervise all aspects of the Funds' operations, including the investment and reinvestment of cash, securities or other properties comprising the Funds' assets, subject at all times to the policies and control of the Board of Trustees. The Advisor shall give the Trust and the Funds the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

     2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Advisor shall:

          (a) supervise all aspects of the operations of the Funds;

          (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the assets of the Funds or the activities in which such issuers engage, or with respect to securities which the Advisor considers desirable for inclusion in the Funds' assets;

          (c) determine which issuers and securities shall be represented in the Funds' investment portfolios and regularly report thereon to the Board of Trustees;

          (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees; and

          (e) take, on behalf of the Trust and the Funds, all actions which appear to the Trust and the Funds necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Funds.

     3. Securities Lending Duties and Fees. The Advisor agrees to provide the following services in connection with the securities lending activities of each
Fund: (a) oversee participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines; (b) assist the securities lending agent or principal (the "Agent") in determining which specific securities are available for loan; (c) monitor the Agent to ensure that securities loans are effected in accordance with the Advisor's instructions and with procedures adopted by the Board of Trustees; (d) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees with respect to securities lending activities; (e) respond to Agent inquiries; and (f) perform such other duties as necessary.

     As compensation for such services provided by the Advisor in connection with securities lending activities of each Fund, a lending Fund shall pay the Advisor a fee equal to 25% of the net monthly interest or fee income retained or paid to the Fund from such activities.

     4. Delegation of Responsibilities. The Advisor is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisors, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board of Trustees and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

     5. Independent Contractors. The Advisor and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     6. Control by Board of Trustees. Any investment program undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Funds, shall at all times be subject to any directives of the Board of Trustees.

     7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

          (b) the provisions of the registration statement of the Trust, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Declaration of Trust, as the same may be amended from time to time;

          (d) the provisions of the by-laws of the Trust, as the same may be amended from time to time; and

          (e) any other applicable provisions of state, federal or foreign law.

     8. Broker-Dealer Relationships. The Advisor is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates.

          (a) The Advisor's primary consideration in effecting a security transaction will be to obtain the best execution.

          (b) In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Funds on a continuing basis. Accordingly, the price to the Funds in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

          (c) Subject to such policies as the Board of Trustees may from time to time determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to a particular Fund, other Funds of the Trust, and to other clients of the Advisor as to which the Advisor exercises investment discretion. The Advisor is further authorized to allocate the orders placed by it on behalf of the Funds to such brokers and dealers who also provide research or statistical material, or other services to the Funds, to the Advisor, or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Advisor shall determine and the Advisor will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

          (d) With respect to one or more Funds, to the extent the Advisor does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, the Advisor may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Funds, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

          (e) Subject to the other provisions of this Section 8, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Advisor may select brokers or dealers with which it or the Funds are affiliated.

     9. Compensation. The compensation that each Fund shall pay the Advisor is set forth in Appendix B attached hereto.

     10. Expenses of the Funds. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Funds include but are not limited to brokerage commis-sions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to directors and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Trust on behalf of the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

     11. Services to Other Companies or Accounts. The Trust understands that the Advisor now acts, will continue to act and may act in the future as investment manager or advisor to fiduciary and other managed accounts, and as investment manager or advisor to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Advisor so acting, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Funds.

     12. Non-Exclusivity. The Trust understands that the persons employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Trust further understands and agrees that officers or directors of the Advisor may serve as officers or directors of the Trust, and that officers or directors of the Trust may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

     13. Effective Date, Term and Approval. This Agreement shall become effective with respect to a Fund, if approved by the shareholders of such Fund, on the Effective Date for such Fund, as set forth in Appendix A attached hereto. If so approved, this Agreement shall thereafter continue in force and effect until June 30, 2001, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

          (a) (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of such Fund (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940
     Act) of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

     14. Termination. This Agreement may be terminated as to the Trust or as to any one or more of the Funds at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Advisor, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act.

     15. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

     16. Liability of Advisor and Fund. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor or any of its officers, directors or employees, the Advisor shall not be subject to liability to the Trust or to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Any liability of the Advisor to one Fund shall not automatically impart liability on the part of the Advisor to any other Fund. No Fund shall be liable for the obligations of any other Fund.

     17. Liability of Shareholders. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

     18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

     19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

     20. License Agreement. The Trust shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Trust with respect to such series of shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.


Attest:                                  AIM GROWTH SERIES
                                         (a Delaware business trust)
---------------------------------------
Assistant Secretary                      By:
(Seal)                                   --------------------------------------
                                             President

Attest:                                  A I M Advisors, Inc.
---------------------------------------  By:
Assistant Secretary
                                         --------------------------------------
(Seal)                                       President

                                   APPENDIX A

                           FUNDS AND EFFECTIVE DATES

                                                  EFFECTIVE DATE OF
NAME OF FUND                                      ADVISORY AGREEMENT
------------                                      ------------------
AIM Basic Value Fund                                 June 5, 2000

                                   APPENDIX B

                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                BASIC VALUE FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------
First $500 million..........................................      0.725%
Next $500 million...........................................      0.700%
Next $500 million...........................................      0.675%
Excess over $1.5 billion....................................       0.65%

                                                                       EXHIBIT B

                   ADVISORY FEE SCHEDULES FOR OTHER AIM FUNDS

     The following table provides information with respect to the annual advisory fee rates paid to AIM by certain funds that have a similar investment objective as the Fund.

                                                                  FEE WAIVERS, EXPENSE
                                                  TOTAL NET        LIMITATIONS AND/OR
                                               ASSETS FOR THE           EXPENSE
                            ANNUAL RATE         MOST RECENTLY    REIMBURSEMENTS FOR THE
                         (BASED ON AVERAGE        COMPLETED          MOST RECENTLY
NAME OF FUND             DAILY NET ASSETS)       FISCAL YEAR     COMPLETED FISCAL YEAR
------------             -----------------     ---------------   ----------------------
AIM Aggressive Growth
  Fund...............  0.80% of the first      $ 2,840,171,882   N/A
                       $150 million; 0.625%
                       of the excess over
                       $150 million
AIM Capital
  Development Fund...  0.75% of the first      $ 1,084,854,198   N/A
                       $350 million; 0.625%
                       of the excess over
                       $350 million
AIM Constellation
  Fund...............  1.00% of the first      $15,288,481,794   Waive 0.025% of
                       $30 million; 0.75%                        advisory fee on
                       over $30 million up                       average net assets in
                       to $150 million;                          excess of $2 billion
                       0.625% of the excess
                       over $150 million
AIM Dent Demographic
  Trends Fund........  0.85% of the first $2   $   392,908,501   Waive 0.05% of
                       billion; 0.80% of the                     advisory fee on
                       excess over $2                            average net assets
                       billion
AIM Large Cap Growth
  Fund...............  0.75% of the first $1   $    13,869,426   Waive advisory fee
                       billion; 0.70% over                       and/or reimburse
                       $1 billion up to $2                       expenses on Class A,
                       billion; 0.625% of                        Class B and Class C to
                       the excess over $2                        extent necessary to
                       billion                                   limit expenses
                                                                 (excluding interest,
                                                                 taxes, dividends on
                                                                 short sales and
                                                                 extraordinary
                                                                 expenses) of Class A
                                                                 shares to 0.85%
AIM Mid Cap Growth
  Fund...............  0.80% of the first $1              N/A*   N/A
                       billion; 0.75% of the
                       excess over $1
                       billion
---------------
* AIM Mid Cap Growth Fund commenced operations on November 1, 1999.

                                                                  FEE WAIVERS, EXPENSE
                                                  TOTAL NET        LIMITATIONS AND/OR
                                               ASSETS FOR THE           EXPENSE
                            ANNUAL RATE         MOST RECENTLY    REIMBURSEMENTS FOR THE
                         (BASED ON AVERAGE        COMPLETED          MOST RECENTLY
NAME OF FUND             DAILY NET ASSETS)       FISCAL YEAR     COMPLETED FISCAL YEAR
------------             -----------------     ---------------   ----------------------
AIM Weingarten Fund..  1.00% of the first      $ 9,600,690,471   Waive 0.025% of
                       $30 million; 0.75%                        advisory fee on
                       over $30 million up                       average net assets in
                       to $350 million;                          excess of $2 billion
                       0.625% of the excess                      to and including $3
                       over $350 million                         billion; 0.05% on
                                                                 average net assets in
                                                                 excess of $3 billion
                                                                 to and including $4
                                                                 billion and 0.075% on
                                                                 average net assets in
                                                                 excess of $4 billion
AIM Asian Growth
  Fund...............  0.95% of the first      $    42,497,099   Expense limitation  --
                       $500 million; 0.90%                       Class A, 1.92%; Class
                       of the excess over                        B, 2.80%; Class C,
                       $500 million                              2.80%
AIM European
  Development Fund...  0.95% of the first      $   178,160,567   N/A
                       $500 million; 0.90%
                       of the excess over
                       $500 million
AIM Global Aggressive
  Growth Fund........  0.90% of the first $1   $ 1,795,495,057   N/A
                       billion; 0.85% of the
                       excess over $1
                       billion
AIM Global Growth
  Fund...............  0.85% of the first $1   $   845,251,073   N/A
                       billion; 0.80% of the
                       excess over $1
                       billion
AIM International
  Equity Fund........  0.95% of the first $1   $ 3,063,733,110   Waive 0.05% of
                       billion; 0.90% of the                     advisory fee on
                       excess over $1                            average net assets in
                       billion                                   excess of $500 million
AIM Select Growth
  Fund...............  0.80% of the first      $ 1,079,458,334   N/A
                       $150 million; 0.625%
                       of the excess over
                       $150 million
AIM V.I. Aggressive
  Growth Fund........  0.80% of first $150     $    17,325,844   Expense limitation  --
                       million; 0.625% of                        1.16%
                       the excess over $150
                       million
AIM V.I. Capital
  Appreciation
  Fund...............  0.65% of first $250     $ 1,131,217,460   N/A
                       million; 0.60% of the
                       excess over $250
                       million

                                                                  FEE WAIVERS, EXPENSE
                                                  TOTAL NET        LIMITATIONS AND/OR
                                               ASSETS FOR THE           EXPENSE
                            ANNUAL RATE         MOST RECENTLY    REIMBURSEMENTS FOR THE
                         (BASED ON AVERAGE        COMPLETED          MOST RECENTLY
NAME OF FUND             DAILY NET ASSETS)       FISCAL YEAR     COMPLETED FISCAL YEAR
------------             -----------------     ---------------   ----------------------
AIM V.I. Capital
  Development Fund...  0.75% of first $350     $    11,034,931   Expense limitation  --
                       million; 0.625% of                        1.19%
                       the excess over $350
                       million
AIM V.I. Dent
  Demographic Trends
  Fund...............  0.85% of first $2       $       999,599   Expense limitation  --
                       billion; 0.80% of the                     1.40%
                       excess over $2
                       billion
AIM V.I. Growth
  Fund...............  0.65% of first $250     $   704,095,680   N/A
                       million; 0.60% of the
                       excess over $250
                       million
AIM V.I.
  International
  Equity Fund........  0.75% of first $250     $   454,059,551   N/A
                       million; 0.70% of
                       excess over $250
                       million
AIM V.I.
  Telecommunications
  Fund...............  1.00%                   $   108,427,764   N/A
AIM Summit Fund,
  Inc. ..............  1.00% of the first      $ 2,624,615,009   Expense limitation  --
                       $10 million; 0.75% of                     Class II, 1.50%
                       the next $140
                       million; 0.625% in
                       excess of $150
                       million
AIM Large Cap
  Opportunities
  Fund...............  Base fee of 1.50%;                N/A**   N/A
                       maximum annual
                       performance
                       adjustment of +/-
                       1.00%
AIM Mid Cap
  Opportunities
  Fund...............  Base fee of 1.00%;      $     4,789,875   Expense limitation  --
                       maximum annual                            Limit total operating
                       adjustment of +/-                         expenses excluding
                       1.00%                                     management fee, Rule
                                                                 12b-1 distribution
                                                                 plan fee, interest
                                                                 expense, taxes,
                                                                 dividend expenses
                                                                 attributable to
                                                                 securities sold short
                                                                 and extraordinary
                                                                 expenses: Class A,
                                                                 0.50%; Class B, 0.52%;
                                                                 Class C, 0.52%
AIM Small Cap
  Opportunities
  Fund...............  Base fee of 1.00%;      $   365,491,330   N/A
                       maximum annual
                       adjustment of +/-
                       0.75%
---------------
** AIM Large Cap Opportunities Fund commenced operations on December 30, 1999.

                                                                  FEE WAIVERS, EXPENSE
                                                  TOTAL NET        LIMITATIONS AND/OR
                                               ASSETS FOR THE           EXPENSE
                            ANNUAL RATE         MOST RECENTLY    REIMBURSEMENTS FOR THE
                         (BASED ON AVERAGE        COMPLETED          MOST RECENTLY
NAME OF FUND             DAILY NET ASSETS)       FISCAL YEAR     COMPLETED FISCAL YEAR
------------             -----------------     ---------------   ----------------------
AIM Euroland Growth
  Fund...............  First $500 million      $   541,308,192   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.65%; Class C,
                       excess over 0.90%                         2.65%
AIM Japan Growth
  Fund...............  First $500 million      $   304,533,247   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.65%; Class C,
                       excess over 0.90%                         2.65%
AIM Mid Cap Equity
  Fund...............  First $500 million      $   333,668,281   Expense limitation  --
                       0.725%; Next $500                         Limit Net Expenses:
                       million 0.70%; Next                       Class A, 1.75%; Class
                       $500 million 0.675%;                      B, 2.40%; Class C,
                       excess over 0.65%                         2.40%
AIM New Pacific
  Growth Fund........  First $500 million      $   139,121,407   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.65%; Class C,
                       excess over 0.90%                         2.65%
AIM Small Cap Growth
  Fund...............  First $500 million      $   716,060,823   Expense limitation  --
                       0.725%; Next $500                         Limit Net Expenses:
                       million 0.70%; Next                       Class A, 1.75%; Class
                       $500 million 0.675%;                      B, 2.40%; Class C,
                       excess over 0.65%*                        2.40%
AIM Global Consumer
  Products and
  Services Fund......  First $500 million      $   184,973,907   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%*                        2.50%
AIM Global Financial
  Services Fund......  First $500 million      $    81,913,285   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%*                        2.50%

                                                                  FEE WAIVERS, EXPENSE
                                                  TOTAL NET        LIMITATIONS AND/OR
                                               ASSETS FOR THE           EXPENSE
                            ANNUAL RATE         MOST RECENTLY    REIMBURSEMENTS FOR THE
                         (BASED ON AVERAGE        COMPLETED          MOST RECENTLY
NAME OF FUND             DAILY NET ASSETS)       FISCAL YEAR     COMPLETED FISCAL YEAR
------------             -----------------     ---------------   ----------------------
AIM Global Health
  Care Fund..........  First $500 million      $   462,669,291   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%;
                       excess over 0.90%
AIM Global
  Infrastructure
  Fund...............  First $500 million      $    45,124,457   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%*                        2.50%
AIM Global Resources
  Fund...............  First $500 million      $    35,998,488   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%*                        2.50%
AIM Global
  Telecommunications
  and Technology
  Fund...............  First $500 million      $ 1,935,476,632   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%                         2.50%
AIM Latin American
  Growth Fund........  First $500 million      $    88,788,170   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%                         2.50%
AIM Global Trends
  Fund...............  First $500 million      $    51,201,676   Expense limitation  --
                       0.975%; Next $500                         Limit Net Expenses:
                       million 0.95%; Next                       Class A, 2.00%; Class
                       $500 million 0.925%;                      B, 2.50%; Class C,
                       excess over 0.90%                         2.50%

                                                                       EXHIBIT C

                  SECURITY OWNERSHIP OF CERTAIN RECORD OWNERS

     To the best knowledge of the Trust, the names and addresses of the holders of 5% or more of the outstanding shares of each class of the Fund as of April 3, 2000, and the amount of the outstanding shares owned of record or beneficially by such holders, are set forth below.

                                                               PERCENT
                                                               OF CLASS
                                                                OWNED        SHARES       PERCENT OF CLASS
                          NAME AND ADDRESS      SHARES OWNED      OF          OWNED            OWNED
CLASS                      OF RECORD OWNER       OF RECORD      RECORD    BENEFICIALLY*    BENEFICIALLY*
---------------------  -----------------------  ------------   --------   -------------   ----------------
Class A..............  Merrill Lynch Pierce     383,180.104      9.20%         -0-              -0-
                       Fenner & Smith
                       FBO The Sole Benefit of
                       Customers
                       Attn: Fund
                       Administration
                       4800 Deer Lake Dr. East
                       2nd Floor
                       Jacksonville, FL 32246

                       Trukan Co.               251,501.235      6.04%         -0-              -0-
                       P.O. Box 3699
                       Wichita, KS 67212

Class B..............  Merrill Lynch Pierce     416,521.802     14.09%         -0-              -0-
                       Fenner & Smith
                       FBO The Sole Benefit of
                       Customers
                       Attn: Fund
                       Administration
                       4800 Deer Lake Dr. East
                       2nd Floor
                       Jacksonville, FL 32246

Class C..............  Merrill Lynch Pierce     196,921.770     27.95%         -0-              -0-
                       Fenner & Smith
                       FBO The Sole Benefit of
                       Customers
                       Attn: Fund
                       Administration
                       4800 Deer Lake Dr. East
                       2nd Floor
                       Jacksonville, FL 32246

* The Trust has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

     To the best of the knowledge of the Trust, the beneficial ownership of shares of the Fund by officers or trustees of the Trust as a group constituted less than one percent of the outstanding shares of the Fund as of April 3, 2000.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

                    **** Control number: 999999999999 ****

                 -- Please fold and detach card at perforation before mailing --

PROXY CARD                                                            PROXY CARD
                   PROXY SOLICITED BY THE BOARD OF TRUSTEES OF
                              AIM BASIC VALUE FUND
                       (A PORTFOLIO OF AIM GROWTH SERIES)

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 2000

The undersigned hereby appoints Robert H. Graham and Gary T. Crum, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on May 31, 2000, at 3:00 p.m., Central time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.


                                        Dated _________________________________

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY CARD. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


                                        _______________________________________


                                        _______________________________________
                                                      Signature(s)

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
               THE TRUSTEES RECOMMEND VOTING "FOR" EACH PROPOSAL.
               TO VOTE, FILL IN THE BOX COMPLETELY. EXAMPLE: [X]

        -- Please fold and detach card at perforation before mailing --

                                                        FOR    AGAINST   ABSTAIN
1.  To approve a new Investment Advisory Agreement      [ ]      [ ]       [ ]
    with A I M Advisors, Inc.

2. To approve changes to the fundamental investment restrictions of the Fund.

    a)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Portfolio Diversification.
    b)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Issuing Senior Securities and Borrowing
        Money.
    c)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Underwriting Securities.
    d)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Industry Concentration.
    e)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Real Estate Investments.
    f)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Purchasing or Selling Commodities.
    g)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Making Loans.
    h)  Modification of Fundamental Restriction on      [ ]      [ ]       [ ]
        Investment in Investment Companies.

3.  To approve changing the investment objective of     [ ]      [ ]       [ ]
    the Fund so that it is non-fundamental.

4.  To ratify the selection of PricewaterhouseCoopers   [ ]      [ ]       [ ]
    LLP as independent public accountants for the fiscal year ending in 2000.

5.  IN THE DISCRETION OF SUCH PROXIES, UPON SUCH
    OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
    MEETING OR ANY ADJOURNMENT THEREOF.

                          AIM NEW PACIFIC GROWTH FUND
                        A PORTFOLIO OF AIM GROWTH SERIES
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                  April 25, 2000

Dear Shareholder:

Enclosed is a combined proxy statement and prospectus seeking your approval of a proposed combination of AIM New Pacific Growth Fund with AIM Asian Growth Fund. AIM New Pacific Growth Fund ("New Pacific") is an investment portfolio of AIM Growth Series, a Delaware business trust. AIM Asian Growth Fund ("Asian Growth") is an investment portfolio of AIM International Funds, Inc., a Maryland corporation.

The investment objectives of New Pacific and Asian Growth are identical and the investment policies of New Pacific are similar to the investment policies of Asian Growth. A I M Advisors, Inc. serves as the investment adviser to New Pacific and Asian Growth. As discussed in the accompanying document, Asian Growth has out performed New Pacific since Asian Growth commenced operations on November 3, 1997, and Asian Growth's ratio of expenses to net assets, under its contractual arrangements, will be lower than New Pacific's after the reorganization. The accompanying document describes the proposed transaction and compares the investment policies, operating expenses and performance history of New Pacific and Asian Growth.

Shareholders of New Pacific are being asked to approve an Agreement and Plan of Reorganization by and among AIM Growth Series, AIM International Funds, Inc. and A I M Advisors, Inc., that will govern the reorganization of New Pacific into Asian Growth. After careful consideration, the Board of Trustees of AIM Growth Series has unanimously approved the proposal and recommends that you read the enclosed materials carefully and then vote FOR the proposal.

If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify AIM Growth Series by calling 1-800-952-3502. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.

Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. You may also vote your shares on the Internet at the funds' website at http://www.aimfunds.com by following instructions that appear on the enclosed proxy insert.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          Chairman

                          AIM NEW PACIFIC GROWTH FUND

                                 A PORTFOLIO OF
                               AIM GROWTH SERIES
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000

TO THE SHAREHOLDERS OF NEW PACIFIC:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of AIM New Pacific Growth Fund ("New Pacific"), an investment portfolio of AIM Growth Series ("AGS"), will be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173 on May 31, 2000, at 3:00 P.M., Central time, for the following purposes:

     1. To approve an Agreement and Plan of Reorganization (the "Agreement") by and among AGS, acting on behalf of New Pacific, AIM International Funds, Inc. ("AIF"), acting on behalf of AIM Asian Growth Fund ("Asian Growth") and A I M Advisors, Inc. The Agreement provides for the combination of New Pacific with Asian Growth (the "Reorganization"). Pursuant to the Agreement, all of the assets of New Pacific will be transferred to Asian Growth. Asian Growth will assume all of the liabilities of New Pacific, and AIF will issue Class A shares of Asian Growth to New Pacific's Class A shareholders, Class B shares of Asian Growth to New Pacific's Class B shareholders, and Class C shares of Asian Growth to New Pacific's Class C shareholders. The value of each New Pacific shareholder's account with Asian Growth immediately after the Reorganization will be the same as the value of such shareholder's account with New Pacific immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization.

     2. To transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on April 3, 2000, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

     SHAREHOLDERS ARE REQUESTED TO EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE MANAGEMENT OF AGS. YOU MAY ALSO VOTE YOUR SHARES THROUGH A WEB SITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY INSERT. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO AGS AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                            /s/ SAMUEL D. SIRKO

                                            Samuel D. Sirko
                                            Vice President and Secretary

April 25, 2000

     AIM NEW PACIFIC GROWTH FUND               AIM ASIAN GROWTH FUND
            A PORTFOLIO OF                         A PORTFOLIO OF
          AIM GROWTH SERIES                AIM INTERNATIONAL FUNDS, INC.
          11 GREENWAY PLAZA,                     11 GREENWAY PLAZA
              SUITE 100                              SUITE 100
      HOUSTON, TEXAS 77046-1173              HOUSTON, TEXAS 77046-1173
      TOLL FREE: (800) 454-0327              TOLL FREE: (800) 454-0327

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                             DATED: APRIL 25, 2000

     This document is being furnished in connection with a special meeting of Shareholders of AIM New Pacific Growth Fund ("New Pacific"), an investment portfolio of AIM Growth Series ("AGS"), a Delaware business trust, to be held on May 31, 2000 (the "Special Meeting"). At the Special Meeting, the shareholders of New Pacific are being asked to consider and approve an Agreement and Plan of Reorganization (the "Agreement") by and among AGS, acting on behalf of New Pacific, AIM International Funds, Inc. ("AIF"), a Maryland corporation, acting on behalf of AIM Asian Growth Fund ("Asian Growth"), and A I M Advisors, Inc. ("AIM Advisors"). The Agreement provides for the combination of New Pacific with Asian Growth (the "Reorganization"). THE BOARD OF TRUSTEES OF AGS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND REORGANIZATION AS BEING IN THE BEST INTEREST OF THE SHAREHOLDERS OF NEW PACIFIC.

     Pursuant to the Agreement, all of the assets of New Pacific will be transferred to Asian Growth, Asian Growth will assume all of the liabilities of New Pacific, and AIF will issue Class A shares of Asian Growth to New Pacific's Class A shareholders, Class B shares of Asian Growth to New Pacific's Class B shareholders, and Class C shares of Asian Growth to New Pacific's Class C shareholders. The value of each New Pacific shareholder's account with Asian Growth immediately after the Reorganization will be the same as the value of such shareholder's account with New Pacific immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization.

     Asian Growth is a series portfolio of AIF, an open-end, series management investment company. The investment objective of Asian Growth is identical to the investment objective of New Pacific. Asian Growth seeks to achieve long-term growth of capital. New Pacific also seeks long-term growth of Capital. See "Comparison of Investment Objectives and Policies." The investment policies of Asian Growth are similar to those of New Pacific.

     This Combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus") sets forth the information that a shareholder of New Pacific should know before voting on the Agreement. It should be read and retained for future reference.

     The current Prospectus of New Pacific, dated May 3, 1999, as supplemented February 11, 2000 and March 22, 2000 (the "New Pacific Prospectus"), together with the related Statement of Additional Information also dated May 3, 1999, as supplemented June 30, 1999, August 5, 1999, October 1, 1999, January 3, 2000, January 24, 2000 and February 11, 2000, are on file with the Securities and Exchange Commission (the "SEC") and are incorporated by reference herein. The Prospectus of Asian Growth dated February 28, 2000, as supplemented March 31, 2000 (the "Asian Growth Prospectus"), and the related Statement of Additional Information also dated February 28, 2000, have been filed with the SEC and are incorporated by reference herein. A copy of the Asian Growth Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. Such documents are available without charge by writing to A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739 or by calling (800) 347-4246. The SEC maintains a Web site at http://www.sec.gov that contains the prospectuses and statements of additional information described above, material incorporated by reference, and other information about AGS and AIF. Additional information about New Pacific and Asian Growth may also be obtained on the Web at http://www.aimfunds.com.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

[AIM LOGO APPEARS HERE]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SYNOPSIS....................................................    1
  The Reorganization........................................    1
  Background and Reasons for the Reorganization.............    2
  Comparison of Asian Growth and New Pacific................    2
RISK FACTORS................................................    5
COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES............    6
  Investment Objectives of Asian Growth and New Pacific.....    6
  Investment Policies of Asian Growth.......................    6
  Investment Policies of New Pacific........................    6
  Portfolio Management......................................    7
  Management Discussion and Analysis of Performance.........    7
FINANCIAL HIGHLIGHTS........................................    8
  Asian Growth..............................................    8
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   11
  Terms of the Reorganization...............................   11
  The Reorganization........................................   11
  Board Considerations......................................   11
  Other Terms...............................................   12
  Federal Tax Consequences..................................   13
  Accounting Treatment......................................   15
RIGHTS OF SHAREHOLDERS......................................   15
  Rights of Shareholders Under Maryland Law and Delaware Law
     if the Redomestication is Not Approved.................   15
  Rights of Shareholders under Declarations of Trust of AGS
     and AIMF if the Redomestication is Approved............   18
OWNERSHIP OF ASIAN GROWTH AND NEW PACIFIC SHARES............   19
  Significant Holders.......................................   19
  Ownership of Officers and Directors/Trustees..............   20
CAPITALIZATION..............................................   21
LEGAL MATTERS...............................................   21
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   21
ADDITIONAL INFORMATION ABOUT ASIAN GROWTH AND NEW PACIFIC...   22
APPENDIX I....................Agreement and Plan of Reorganization
APPENDIX II.............................Prospectus of Asian Growth
APPENDIX III.....Asian Growth Discussion & Analysis of Performance

     The AIM Family of Funds, The AIM Family of Funds and Design (i.e., the AIM logo), AIM and Design, AIM, AIM LINK, AIM Institutional Funds, aimfunds.com, Invest with Discipline, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con Disciplina, AIM Funds, AIM Funds and Design and AIM Investor are registered service marks and AIM Bank Connection and AIM Internet Connect are service marks of A I M Management Group Inc.

                                  INTRODUCTION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Trustees of AGS from the shareholders of New Pacific for use at the Special Meeting of Shareholders to be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046 on May 31, 2000, at 3:00 P.M., Central time (such meetings and any adjournments thereof are referred to as the "Special Meeting").

     All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, shares represented by proxies will be voted FOR the proposal to approve the Agreement and in accordance with management's recommendation on other matters. The presence in person or by proxy of one-third of the outstanding shares of beneficial interest in New Pacific at the Special Meeting will constitute a quorum ("Quorum"). Approval of the Agreement by New Pacific requires the affirmative vote of a majority of the shares cast by shareholders of New Pacific. Abstentions and broker non-votes will be counted as shares present at the Special Meeting for quorum purposes, but will not be considered votes cast at the Special Meeting. Broker non-votes arise from a proxy returned by a broker holding shares for a customer which indicates that the broker has not been authorized by the customer to vote on a proposal. Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of AGS. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on April 3, 2000 (the "Record Date"), are entitled to vote at the Special Meeting. On the Record Date, there were 17,605,426.147 shares of New Pacific outstanding. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

     AGS has engaged the services of Shareholder Communications Corporation ("SCC") to assist it in the solicitation of proxies for the Special Meeting. AGS expects to solicit proxies principally by mail, but AGS or SCC may also solicit proxies by telephone, facsimile or personal interview. AGS's officers will not receive any additional or special compensation for any such solicitation. The cost of shareholder solicitation is anticipated to be approximately $28,500. New Pacific and Asian Growth will bear their own costs and expenses incurred in connection with the Reorganization.

     AGS intends to mail this Proxy Statement/Prospectus and the accompanying proxy on or about April 25, 2000.

                                    SYNOPSIS

THE REORGANIZATION

     The Reorganization will result in the combination of New Pacific with Asian Growth. New Pacific is a portfolio of AGS, a Delaware business trust. Asian Growth is a portfolio of AIF, a Maryland corporation.

     If shareholders of New Pacific approve the Agreement and other closing conditions are satisfied, all of the assets of New Pacific will be transferred to Asian Growth, Asian Growth will assume all of the liabilities of New Pacific, and AIF will issue Class A shares of Asian Growth to New Pacific's Class A shareholders, Class B shares of Asian Growth to New Pacific's Class B shareholders and Class C shares of Asian Growth to New Pacific's Class C shareholders. The shares of Asian Growth issued in the Reorganization will have an aggregate net asset value equal to the value of New Pacific's net assets transferred to Asian Growth. Shareholders will not pay any initial sales charge for shares of Asian Growth received in connection with the Reorganization. The value of each shareholder's account with Asian Growth immediately after the Reorganization will be the same as the value of such shareholder's account with New Pacific immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/ Prospectus. See "Additional Information About the Agreement" below.

     New Pacific will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP, to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay Federal income taxes as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Tax Consequences" below.

BACKGROUND AND REASONS FOR THE REORGANIZATION

     The Board of Trustees of AGS, including the independent trustees, has determined that the reorganization of New Pacific into Asian Growth is in the best interests of New Pacific and its shareholders and that the interests of the shareholders of New Pacific will not be diluted as a result of the Reorganization.

     In making its determination, the Board of Trustees noted that the two funds have the same investment objective, and follow similar policies to achieve that objective. The assets of the combined two funds should provide AIM Advisors with a more stable base for investment management.

     The Board of Trustees also noted that Asian Growth has outperformed New Pacific, providing a better total return to shareholders. Although the total operating expenses of Asian Growth, under its contractual arrangements expressed as a percentage of assets, are slightly higher for its Class B and Class C shares than those of New Pacific, the combined assets of the two funds will create economies of scale so that after the Reorganization, and under contractual arrangements, Asian Growth's expense ratios will be lower for all Classes of shares than those of New Pacific. Although past performance does not guarantee future results, the combination of better performance and lower expenses should make Asian Growth a better investment for New Pacific shareholders.

COMPARISON OF ASIAN GROWTH AND NEW PACIFIC

  Investment Objective and Policies

     The investment objective of Asian Growth is identical to the investment objective of New Pacific and the investment policies of Asian Growth are similar to the investment policies of New Pacific.

     Asian Growth seeks to provide long-term growth of capital by investing, normally, at least 65% of its assets in marketable equity securities issued by Asian companies (except Japanese companies) including companies with market capitalizations of less than $1 billion. New Pacific seeks to provide long-term growth of capital by investing, normally, at least 65% of its total assets in equity securities of issuers domiciled in twelve countries, other than Japan, located in the Pacific region, including developing countries.

  Investment Advisory Services

     AIM Advisors serves as investment adviser to New Pacific. AIM Advisors also serves as investment adviser to Asian Growth. INVESCO Global Asset Management Limited ("IGAM") serves as sub-adviser and INVESCO Asia Limited ("IAL") serves as sub-sub-adviser to Asian Growth. The sub-advisory agreement and the sub-sub-advisory agreement for Asian Growth will terminate on May 22, 2000. The portfolio management team of Asian Growth will not change.

  Performance

     Average annual total returns for the periods indicated for Class A shares of Asian Growth and New Pacific, including sales charges, are shown below. Past performance cannot guarantee comparable future results.

                                                              NEW PACIFIC    ASIAN GROWTH
                                                                CLASS A        CLASS A
                                                                SHARES          SHARES
                                                              -----------    ------------
1 Year Ended December 31, 1999..............................     37.48%         58.70%
3 Years Ended December 31, 1999.............................    (14.73)%          N/A
5 Years Ended December 31, 1999.............................     (4.37)%          N/A
Since Inception*............................................      9.55%         11.14%

---------------

* Inception dates for Asian Growth and New Pacific are November 3, 1997 and January 19, 1977, respectively

  Expenses

     A comparison of annual operating expenses as a percentage of net assets ("Expense Ratio"), based on the fiscal year ended December 31, 1999 for the Class A, Class B and Class C shares of New Pacific and for the fiscal year ended October 31, 1999 for the Class A, Class B and Class C shares of Asian Growth are shown below. Pro forma estimated Expense Ratios of Asian Growth giving effect to the Reorganization are also provided.

                                             AIM NEW PACIFIC                                          AIM ASIAN GROWTH FUND
                                               GROWTH FUND              AIM ASIAN GROWTH FUND          PRO FORMA ESTIMATED
                                       ---------------------------   ---------------------------   ---------------------------
                                       CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                                       SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                                       -------   -------   -------   -------   -------   -------   -------   -------   -------
SHAREHOLDER TRANSACTION EXPENSES
Maximum sales load imposed on
  purchase of shares (as a percentage
  of offering price).................    5.50%     none      none      5.50%     none      none      5.50%     none      none
Deferred Sales Load (as a percentage
  of original purchase price or
  redemption proceeds, as
  applicable)........................    None(1)   5.00%     1.00%     none(1)   5.00%     1.00%     None(1)   5.00%     1.00%
ANNUAL OPERATING EXPENSES
  (AS A % OF NET ASSETS)
Management fees......................    0.98%     0.98%     0.98%     0.95%     0.95%     0.95%     0.95%     0.95%     0.95%
Distribution and/or service (12b-1)
  fees...............................    0.35%     1.00%     1.00%     0.35%     1.00%     1.00%     0.35%     1.00%     1.00%
Other expenses.......................    0.90%     0.90%     0.90%     1.42%     1.64%     1.64%     0.96%     1.00%     1.00%
Interest expense.....................    0.06%     0.06%     0.06%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
                                        -----     -----     -----     -----     -----     -----     -----     -----     -----
Total other expenses.................    0.96%     0.96%     0.96%     1.42%     1.64%     1.64%     0.96%     1.00%     1.00%
Total fund operating expenses........    2.29%     2.94%     2.94%     2.72%     3.59%     3.59%     2.26%     2.95%     2.95%
                                        -----     -----     -----     -----     -----     -----     -----     -----     -----
Fee waiver(2)........................   (0.23)%   (0.23)%   (0.23)%   (0.80)%   (0.80)%   (0.80)%   (0.34)%   (0.34)%   (0.34)%
                                        -----     -----     -----     -----     -----     -----     -----     -----     -----
Net expenses.........................    2.06%     2.71%     2.71%     1.92%     2.79%     2.79%     1.92%     2.61%     2.61%
                                        =====     =====     =====     =====     =====     =====     =====     =====     =====

---------------

(1) If you buy $1,000,000 or more of Class A shares and redeem those shares within 18 months of purchase, you may pay a 1% contingent deferred sales charge at the time of redemption.

(2) AIM Advisors has contractually agreed to limit total fund operating expenses (excluding interest, taxes, brokerage commissions and extraordinary items) on Class A, Class B and Class C shares of New Pacific to 2.00%, 2.75% and 2.75% respectively. AIM Advisors and its affiliates have contractually agreed to waive fees and reimburse expenses, until June 30, 2001, for Asian Growth (i) Class A shares to the extent necessary to limit total operating expenses to 1.92%; and (ii) Class B and Class C shares by the same basis point amounts necessary to limit Class A shares total operating expenses to 1.92% (e.g., if AIM waives/reimburses 0.10% of Class A fees/expenses, AIM will also waive/reimburse 0.10% of Class B and Class C fees/expenses).

  Hypothetical Example of Effect of Expenses

     An investor would have directly or indirectly paid the following expenses on a $10,000 investment under the existing and estimated fees and expenses stated above, assuming a 5% annual return. To the extent fees are waived, the expense will be lower.

                                                           ONE     THREE      FIVE       TEN
                                                           YEAR    YEARS     YEARS     YEARS(3)
                                                           ----    ------    ------    --------
AIM NEW PACIFIC GROWTH FUND
  Class A shares(1)......................................  $769    $1,226    $1,708     $3,031
  Class B shares:
       Assuming complete redemption at end of
          period(2)......................................  $797    $1,210    $1,748     $3,109
       Assuming no redemption............................  $297    $  910    $1,548     $3,109
  Class C shares:
       Assuming complete redemption at end of
          period(2)......................................  $397    $  910    $1,548     $3,261
       Assuming no redemption............................  $297    $  910    $1,548     $3,261
AIM ASIAN GROWTH FUND
  Class A shares(1)......................................  $810    $1,348    $1,910     $3,433
  Class B shares:
       Assuming complete redemption at end of
          period(2)......................................  $862    $1,400    $2,059     $3,662
       Assuming no redemption............................  $362    $1,100    $1,859     $3,662
  Class C shares:
       Assuming complete redemption at end of
          period(2)......................................  $462    $1,100    $1,859     $3,854
       Assuming no redemption............................  $362    $1,100    $1,859     $3,854
COMBINED FUND
  Class A shares(1)......................................  $767    $1,217    $1,693     $3,002
  Class B shares:
       Assuming complete redemption at end of
          period(2)......................................  $798    $1,213    $1,752     $3,109
       Assuming no redemption............................  $298    $  913    $1,552     $3,109
  Class C shares:
       Assuming complete redemption at end of
          period(2)......................................  $398    $  913    $1,552     $3,271
       Assuming no redemption............................  $298    $  913    $1,552     $3,271

---------------

(1) Assumes payment of maximum sales charge by the investor.

(2) Assumes payment of the applicable CDSC.

(3) For Class B shares, this number reflects the conversion to Class A shares eight years following the end of the calendar month in which the purchase was made.

  Sales Charges

     No sales charges are applicable to shares of Asian Growth received in connection with the Reorganization.

     Asian Growth Class A shares, which will be issued to New Pacific Class A shareholders pursuant to the Agreement, are sold at net asset value plus an initial sales charge of 5.50%. Asian Growth Class B Shares are offered at net asset value, without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 5% on certain redemptions made within six years from the date such shares were purchased. Asian Growth Class C Shares are offered at net asset value, without an initial sales charge, and are subject to maximum contingent deferred sales charge of 1% on certain redemptions made within one year from the date such shares were purchased.

     Asian Growth pays a fee in the amount of 0.35% of the average daily net assets of Class A shares to A I M Distributors, Inc. ("AIM Distributors") for distribution services. Asian Growth pays AIM Distributors fees at an annual rate of 1.00% of the average daily net assets attributable to the Class B shares and Class C shares for distribution services. For more information, see the discussion under the heading "Shareholder Information-Distribution and Service (12b-1) Fees" in the Asian Growth Prospectus attached as Appendix II to this Proxy Statement/Prospectus.

     The Class A shares of New Pacific are sold at net asset value plus an initial sales charge of 5.50%. New Pacific Class B shares are offered at net asset value without an initial sales charge and are subject to a maximum contingent deferred sales charge of 5% on certain redemptions made within six years from the date such shares were purchased. New Pacific Class C shares are offered at net asset value, without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 1% on certain redemptions made within one year from the date such shares were purchased.

     New Pacific pays a fee in the amount of 0.35% of average daily net assets of the Class A shares to AIM Distributors for distribution services. New Pacific pays AIM Distributors at an annual rate of 1.00% of the average daily net assets attributable to the Class B shares and Class C shares for distribution services.

  Distribution; Purchase, Exchange and Redemption

     Shares of Asian Growth and New Pacific are both distributed by AIM Distributors. Purchase and redemption procedures are the same for Asian Growth and New Pacific. Shares of Asian Growth and New Pacific may be exchanged for shares of other funds within The AIM Family of Funds--Registered Trademark-- of the same class.

                                  RISK FACTORS

     Asian Growth and New Pacific are subject to substantially similar investment risks. The principal investment risks for Asian Growth are described below.

     Asian Growth invests primarily in equity securities. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of small and micro-cap companies (i.e. companies with market capitalizations of less than $1 billion), whose prices may go up and down more than the prices of equity securities of larger, more established companies. Also, since equity securities of small and micro-cap companies may not be traded as often as equity securities of larger, more established companies, it may be difficult or impossible for the fund to sell securities at a desired price. Asian Growth invests in securities of foreign companies, which generally involves greater risks than investing in securities of domestic companies. The prices of foreign securities may be further affected by other factors, including:

     Currency Exchange Rates. The dollar value of Asian Growth's foreign investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

     Political and Economic Conditions. The value of Asian Growth's foreign investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

     Regulations. Foreign companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

     Markets. The securities markets of other countries are smaller than U.S. securities markets. As a result, many foreign securities may be less liquid and more volatile than U.S. securities.

     These factors may affect the prices of securities issued by foreign companies located in developing countries more than those in countries with mature economies. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devalued their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline. Transaction costs are often higher in developing countries and there may be delays in settlement procedures.

                COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT OBJECTIVES OF ASIAN GROWTH AND NEW PACIFIC

     The investment objective of Asian Growth is long-term growth of capital. The investment objective of New Pacific is long-term growth of capital.

INVESTMENT POLICIES OF ASIAN GROWTH

     Asian Growth seeks to meet its investment objective by investing, normally, at least 65% of its assets in marketable equity securities issued by Asian companies (except Japanese companies), including companies with market capitalizations of less than $1 billion. The fund considers Asian companies to be those (1) organized under the laws of a country in Asia and having a principal office in a country in Asia; (2) that derive 50% or more of their total revenues from business in Asia; or (3) whose equity securities are traded principally on the stock exchange, or in an over-the-counter market, in Asia.

     Asian Growth may invest up to 20% of its total assets in securities exchangeable for or convertible into equity securities of Asian companies. The fund may also invest up to 35% of its total assets in securities of non-Asian companies. The fund may also invest up to 35% of its total assets in high-grade short-term securities and debt securities, including U.S. Government obligations, investment grade corporate bonds or taxable municipal securities, whether denominated in U.S. dollars or foreign currencies.

     Asian Growth will normally invest in companies located in at least three countries, including countries in Asia as well as Australia and New Zealand. The fund may also invest up to 100% of its total assets in companies in developing countries, i.e., those that are in the initial stages of their industrial cycles.

     The portfolio managers focus on companies that have experienced above-average long-term growth in earnings and have strong prospects for future growth. In selecting countries in which Asian Growth will invest, the portfolio managers also consider such factors as the prospect for relative economic growth among countries or regions, economic or political conditions, currency exchange fluctuations, tax considerations and the liquidity of a particular security. The portfolio managers consider whether to sell a particular security when any of those factors materially changes.

INVESTMENT POLICIES OF NEW PACIFIC

     New Pacific seeks to meet its investment objective by investing, normally, at least 65% of its total assets in equity securities of issuers domiciled in twelve countries, other than Japan, located in the Pacific region, including developing countries, i.e., those that are in the initial stages of their industrial cycles. These countries are designated as the Fund's primary investment area, and the list of countries may be revised with the approval of the Fund's Board of Trustees. New Pacific typically considers a company to be domiciled in a particular country if it (1) is organized under the laws of a particular country or has a principal office in a particular country; or (2) derives 50% or more of its total revenues from business in that country, provided that, in the view of the portfolio managers, the value of the issuers' securities tend to reflect such country's development to a greater extent than developments elsewhere.

     New Pacific may invest up to 35% of its total assets in equity securities of issuers domiciled outside of its primary investment area, including developing countries. The Fund may also invest up to 35% of its total assets in U.S. and foreign investment-grade debt securities, or securities deemed by the portfolio managers to be of comparable quality. The Fund may invest in securities of issuers located in developing countries, i.e., those that are in the initial stages of their industrial cycle.

     In selecting investments, New Pacific's portfolio managers seek to identify those countries and industries where political and economic factors, including currency movements, are likely to produce above-average growth rates. The portfolio managers then balance the potential benefits with the risks of investing in those countries and industries. The portfolio managers allocate investments among fixed-income securities based on their views as to the best values then available in the marketplace. The portfolio managers consider whether to sell a particular security when any of those factors materially changes.

PORTFOLIO MANAGEMENT

     Shuxin Cao, A. Dale Griffin, III and Barret K. Sides are primarily responsible for the day to day management of Asian Growth. Each of Messrs. Cao, Griffin and Sides is an officer of A I M Capital Management, Inc. ("AIM Capital"), an indirect wholly owned subsidiary of A I M Management Group Inc. ("AIM"). Mr. Cao has been responsible for Asian Growth since 1999 and has been associated with AIM Advisors and/or its affiliates since 1997. Prior to 1997, Mr. Cao was an international equity analyst for Boatmen's Trust Company. Mr. Griffin has been responsible for Asian Growth since its inception in 1997 and has been associated with AIM Advisors and/or its affiliates since 1989. Mr. Sides has been responsible for Asian Growth since its inception in 1997 and has been associated with AIM Advisors and/or its affiliates since 1990.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PERFORMANCE

     A discussion of the performance of Asian Growth for the fiscal year ended October 31, 1999, is set forth in Appendix III to this Proxy
Statement/Prospectus.

                              FINANCIAL HIGHLIGHTS

ASIAN GROWTH

     Shown below are financial highlights for a Class A share, Class B share and Class C share of Asian Growth outstanding during the year ended October 31, 1999 and the period November 3, 1997 (inception date), through October 31, 1998. This information has been audited by AIF's independent accountants whose unqualified report on the financial statements of Asian Growth are included in its annual report to shareholders for the fiscal year ended October 31, 1999. Asian Growth's annual report to shareholders dated October 31, 1999, is available without charge upon request made to AIF at the address or telephone number appearing on the cover page of this Proxy Statement/Prospectus.

                      AIM ASIAN GROWTH FUND CLASS A SHARES

                                                                                        PERIOD
                                                             YEAR ENDED PERIOD     NOVEMBER 3, 1997
                                                                OCTOBER 31,            THROUGH
                                                                  1999(a)          OCTOBER 31, 1998
                                                             -----------------     ----------------
Net asset value, beginning of period.......................       $  7.69              $ 10.00
                                                                  -------              -------
Income from investment operations:
  Net investment income (loss).............................         (0.03)                0.05
  Net gains (losses) on securities (both realized and
     unrealized)...........................................          3.14                (2.36)
                                                                  -------              -------
          Total from investment operations.................          3.11                (2.31)
                                                                  -------              -------
Less distributions:
  Dividends from net investment income.....................        (0.04)                   --
                                                                  -------              -------
          Net asset value, end of period...................       $ 10.76              $  7.69
                                                                  =======              =======
Total return(b)............................................         40.66%              (23.10)%
Ratios/supplemental data:
  Net assets, end of period (000's omitted)................       $25,420              $ 7,716
  Ratio of expenses to average net assets(c)...............          1.92%(d)             1.92%(e)
  Ratio of net investment income (loss) to average net
     assets(f).............................................         (0.50)%(d)            0.70%(e)
  Portfolio turnover rate..................................           142%(g)               79%

---------------

(a)  Calculated using average shares outstanding.

(b) Does not deduct sales charges and is not annualized for periods less than one year.

(c) After fee waivers and/or expense reimbursements. Ratios of expenses to average net assets prior to fee waivers and/or expense reimbursements were 2.72% and 4.88% (annualized) for Class A for 1999-1998.

(d)  Ratios are based on average net assets of $17,430,236.

(e)  Annualized.

(f) After fee waivers and/or expense reimbursements. Ratios of net investment income (loss) to average net assets prior to fee waivers and/or expense reimbursements were (1.30)% and (2.27)% (annualized) for Class A for 1999-1998.

(g) AIM Advisors has engaged in active trading of securities held by Asian Growth during the year ended October 31, 1999. Frequent trading of fund securities increases the expenses of the fund as a consequence of trading costs and can result in distributions of gains to shareholders that are subject to tax.

                      AIM ASIAN GROWTH FUND CLASS B SHARES

                                                                                 PERIOD
                                                              YEAR ENDED    NOVEMBER 3, 1997
                                                              OCTOBER 31,       THROUGH
                                                                1999(a)     OCTOBER 31, 1998
                                                              -----------   ----------------
Net asset value, beginning of period........................    $  7.63         $ 10.00
                                                                -------         -------
Income from investment operations:
  Net investment income (loss)..............................      (0.13)          (0.01)
  Net gains (losses) on securities (both realized and
     unrealized)............................................       3.16           (2.36)
                                                                -------         -------
          Total from investment operations..................       3.03           (2.37)
                                                                -------         -------
Less distributions:
  Dividends from net investment income......................      (0.01)             --
                                                                -------         -------
          Net asset value, end of period....................    $ 10.65         $  7.63
                                                                =======         =======
Total return(b).............................................      39.76%         (23.70)%
Ratios/supplemental data:
  Net assets, end of period (000's omitted).................    $12,070         $ 3,030
  Ratio of expenses to average net assets(c)................       2.79%(d)        2.80%(e)
  Ratio of net investment income (loss) to average net
     assets(f)..............................................      (1.37)%(d)       (0.18)%(e)
  Portfolio turnover rate...................................        142%(g)          79%

---------------

(a)  Calculated using average shares outstanding.

(b) Does not deduct sales charges and is not annualized for periods less than one year.

(c) After fee waivers and/or expense reimbursements. Ratios of expenses to average net assets prior to fee waivers and/or expense reimbursements were 3.59% and 5.75% (annualized) for Class B for 1999-1998.

(d)  Ratios are based on average net assets of $6,408,688.

(e)  Annualized.

(f) After fee waivers and/or expense reimbursements. Ratios of net investment income (loss) to average net assets prior to fee waivers and/or expense reimbursements were (2.17)% and (3.15)% (annualized) for Class B for 1999-1998.

(g) AIM Advisors has engaged in active trading of securities held by Asian Growth during the year ended October 31, 1999. Frequent trading of fund securities increases the expenses of the fund as a consequence of trading costs and can result in distributions of gains to shareholders that are subject to tax.

                      AIM ASIAN GROWTH FUND CLASS C SHARES

                                                                 YEAR            PERIOD
                                                                 ENDED      NOVEMBER 3, 1997
                                                              OCTOBER 31,       THROUGH
                                                                1999(a)     OCTOBER 31, 1998
                                                              -----------   ----------------
Net asset value, beginning of period........................    $ 7.61          $ 10.00
                                                                ------          -------
Income from investment operations:
  Net investment income (loss)..............................     (0.13)           (0.01)
  Net gains (losses) on securities (both realized and
     unrealized)............................................      3.16            (2.38)
                                                                ------          -------
          Total from investment operations..................      3.03            (2.39)
Less distributions:
  Dividends from net investment income......................     (0.01)              --
                                                                ------          -------
          Net asset value, end of period....................    $10.63          $  7.61
                                                                ======          =======
Total return(b).............................................     39.86%          (23.90)%
Ratios/supplemental data:
  Net assets, end of period (000's omitted).................    $5,008          $   686
  Ratio of expenses to average net assets(c)................      2.79%(d)         2.80%(e)
  Ratio of net investment income (loss) to average net
     assets(f)..............................................     (1.37)%(d)       (0.18)%(e)
  Portfolio turnover rate...................................       142%(g)          79%

---------------

(a)  Calculated using average shares outstanding.

(b) Does not deduct sales charges and is not annualized for periods less than one year.

(c) After fee waivers and/or expense reimbursements. Ratios of expenses to average net assets prior to fee waivers and/or expense reimbursements were 3.59% and 5.75% (annualized) for Class C for 1999-1998.

(d)  Ratios are based on average net assets of $2,061,860.

(e)  Annualized.

(f) After fee waivers and/or expense reimbursements. Ratios of net investment income (loss) to average net assets prior to fee waivers and/or expense reimbursements were (2.17)% and (3.15)% (annualized) for Class C for 1999-1998.

(g) AIM Advisors has engaged in active trading of securities held by Asian Growth during the year ended October 31, 1999. Frequent trading of fund securities increases the expenses of the fund as a consequence of trading costs and can result in distributions of gains to shareholders that are subject to tax.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Asian Growth will acquire all of the assets of New Pacific in exchange for shares of Asian Growth and the assumption by Asian Growth of the liabilities of New Pacific. Consummation of the Reorganization (the "Closing") is expected to occur on June 12, 2000, at 8:00 a.m. Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the NYSE on June 9, 2000.

     At the Effective Time, all of the assets of New Pacific shall be delivered to the Custodian for the account of Asian Growth in exchange for the assumption by Asian Growth of all of the liabilities of any kind of New Pacific and delivery by AIF directly to (i) New Pacific Class A shareholders of a number of Asian Growth Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth) and to (ii) New Pacific Class B shareholders of a number of Asian Growth Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth) and to (iii) New Pacific Class C shareholders of a number of Asian Growth Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of New Pacific transferred.

BOARD CONSIDERATIONS

     The Board of Trustees of AGS has determined that the Reorganization of New Pacific is in the best interests of the shareholders of New Pacific and recommended approval of the Agreement by the shareholders of New Pacific at the Special Meeting. A summary of the information that was presented to, and considered by, the Board of Trustees in making its determination is provided below.

     At a meeting of the Board of Trustees held on March 22, 2000, AIM Advisors proposed that the Board of Trustees approve the Reorganization of New Pacific into Asian Growth. The Trustees received from AIM Advisors written materials that contained information concerning New Pacific and Asian Growth, including comparative total return and fee and expense information, a comparison of the investment objectives of New Pacific and Asian Growth and pro forma expense ratios of Asian Growth. AIM Advisors also provided the trustees with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     In considering the Reorganization, the Board of Trustees noted that New Pacific and Asian Growth have identical investment objectives and similar investment policies and restrictions. Both funds seek to provide long-term growth of capital. Asian Growth seeks to achieve that objective by investing 65% of its assets in marketable equity securities issued by Asian companies (other than Japanese companies). New Pacific seeks to achieve its objective by investing at least 65% of its assets in equity securities of issuers domiciled in twelve countries located in the Pacific region, other than Japan.

     The Board of Trustees also considered the performance of New Pacific in relation to the performance of Asian Growth noting that Asian Growth has provided a higher return to its shareholders. As of December 31, 1999, the Lipper Inc. rankings for Asian Growth and New Pacific were as follows:

                          LIPPER RANK (PERCENTILE)(1)

                                                      1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                      ------   -------   -------   --------
Asian Growth........................................    58%      N/A       N/A       N/A
New Pacific.........................................    92%       92%       94%      100%

---------------

(1) Under the Lipper ranking system, the lower the percentile rank, the better the performance.

     The Board considered the expenses incurred by the two funds. The total operating expenses of New Pacific under its contractual arrangements, expressed as a percentage of average daily net assets, are slightly lower for its Class B and Class C shares than the total operating expenses of Asian Growth for its Class B and Class C shares under its contractual arrangements. However, the combined assets of the two funds will create economies of scale so that after the Reorganization Asian Growth's expense ratios, under its contractual arrangements, will be lower than those of New Pacific. The Board also noted that AIM Advisors and its affiliates have contractually committed to waive fees and reimburse expenses, until June 30, 2001, for Asian Growth (i) Class A shares to the extent necessary to limit total operating expenses to 1.92%; and (ii) Class B and Class C shares by the same basis point amounts necessary to limit Class A Shares total operating expenses to 1.92% (e.g., if AIM waives/reimburses 0.10% of Class A fees/expenses, AIM will also waive/reimburse 0.10% of Class B and Class C fees/expenses).

     AIM Advisors noted that Asian Growth's better performance and lower expense ratio, under its contractual arrangements, should make Asian Growth a better investment for shareholders than New Pacific.

     AIM Advisors also noted that the combined assets of the two funds should provide a more stable base for management because daily purchases and redemptions of shares should have a less significant impact on the size of the combined fund.

     The Reorganization may result in reduced revenues for AIM Advisors, since AIM Advisors receives slightly lower management fees on the assets presently held by Asian Growth. However, AIM Advisors could also benefit in the future if the assets of the combined fund grow faster than the assets of the individual funds would have grown in the absence of the Reorganization. AIM Advisors noted that the operating expenses of New Pacific already exceed the 2.00% operating expense cap contractually agreed to by AIM Advisors and, therefore, any expenses incurred by New Pacific in connection with the Reorganization will, in effect, be borne by AIM Advisors.

     In addition, the Board of Trustees noted that no initial sales or other charges would be imposed on any of the shares of Asian Growth issued to the shareholders of New Pacific in connection with the Reorganization. Finally, the Board of Trustees reviewed the principal terms of the Agreement. The Board of Trustees noted that New Pacific would be provided with an opinion of counsel that the Reorganization would be tax-free as to New Pacific and its shareholders.

     Based on the foregoing, and the information presented to them, the Board of Trustees determined that the Reorganization will not dilute the interests of the shareholders of New Pacific and is in the best interest of the New Pacific Shareholders in view of the better performance and lower operating expenses of Asian Growth. Therefore, the Board of Trustees recommended the approval of the Reorganization by the shareholders of New Pacific.

OTHER TERMS

     The Agreement may be amended without shareholder approval by mutual agreement of AGS and AIF. If any amendment is made to the Agreement which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval.

     Each of AGS and AIF has made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of AGS and AIF pursuant to the Agreement with respect to New Pacific or Asian Growth are subject to various conditions, including the following:

     - the assets of New Pacific shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by New Pacific immediately prior to the Reorganization;

     - AIF's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of New Pacific shall have approved the Agreement; and

     - AGS and AIF shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP, that the Reorganization will not result in the recognition of gain or loss for Federal income tax purposes for New Pacific, Asian Growth or their shareholders.

     New Pacific and Asian Growth have agreed to bear their own expenses in connection with the Reorganization. However, because AIM Advisors has contractually agreed to waive fees and reimburse expenses in excess of 1.92% until June 30, 2001 and because the expenses of both New Pacific and Asian Growth currently exceed 1.92%, any expenses incurred in connection with the reorganization will, effectively, be borne by AIM Advisors.

     The Board of Trustees of AGS may waive without shareholder approval any default by AIF or any failure by AIF to satisfy any of the conditions to AGS's obligations as long as such a waiver will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of New Pacific. The Agreement may be terminated and the Reorganization may be abandoned by either AGS or AIF at any time by mutual agreement of AGS and AIF, or by either party in the event that New Pacific shareholders do not approve the Agreement or if the Closing does not occur on or before December 31, 2000.

FEDERAL TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by New Pacific upon the transfer of its assets to Asian Growth;

     - no gain or loss will be recognized by any shareholder of New Pacific upon the exchange of shares of New Pacific solely for shares of Asian Growth;

     - the tax basis of the shares of Asian Growth to be received by a shareholder of New Pacific will be the same as the tax basis of the shares of New Pacific surrendered in exchange therefor;

     - the holding period of the shares of Asian Growth to be received by a shareholder of New Pacific will include the holding period for which such shareholder held the shares of New Pacific exchanged therefor, provided that such shares of New Pacific are capital assets in the hands of such shareholder as of the Closing;

     - no gain or loss will be recognized by Asian Growth on the receipt of assets of New Pacific in exchange for shares of Asian Growth and Asian Growth's assumption of New Pacific's liabilities;

     - the tax basis of the assets of New Pacific in the hands of Asian Growth will be the same as the tax basis of such assets in the hands of New Pacific immediately prior to the Reorganization; and

     - the holding period of the assets of New Pacific to be received by Asian Growth will include the holding period of such assets in the hands of New Pacific immediately prior to the Reorganization.

     As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to AGS and AIF as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon the accuracy, as of the date of Closing, of certain representations of AGS and AIF upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion, which representations include, but are not limited to, the following (taking into account for purposes thereof any events that are part of the plan of reorganization):

     - there is no plan or intention by the shareholders of New Pacific to redeem a number of shares of Asian Growth received in the Reorganization that would reduce New Pacific shareholders' ownership of Asian Growth shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding shares of New Pacific as of the Closing Date;

     - following the Reorganization, Asian Growth will continue the historic business of New Pacific (for this purpose "historic business" shall mean the business most recently conducted by New Pacific which was not entered into in connection with the Reorganization) or use a significant portion of New Pacific's historic business assets in its business;

     - at the direction of New Pacific, Asian Growth will issue directly to each New Pacific shareholder pro rata the shares of Asian Growth that New Pacific constructively receives in the Reorganization and New Pacific will distribute its other properties (if any) to its shareholders on, or as promptly as practicable after, the Closing;

     - Asian Growth has no plan or intention to reacquire any of its shares issued in the Reorganization, except to the extent that Asian Growth is required by the Investment Company Act of 1940 (the "1940 Act") to redeem any of its shares presented for redemption;

     - Asian Growth does not plan or intend to sell or otherwise dispose of any of the assets of New Pacific acquired in the Reorganization, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its status as a "regulated investment company" ("RIC") under the Code;

     - Asian Growth, New Pacific and the shareholders of New Pacific will pay their respective expenses, if any, incurred in connection with the Reorganization;

     - Asian Growth will acquire at least 90 percent of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by New Pacific immediately before the Reorganization, including for this purpose any amounts used by New Pacific to pay its reorganization expenses and all redemptions and distributions made by New Pacific immediately before the Reorganization (other than redemptions pursuant to a demand of a shareholder in the ordinary course of New Pacific's business as an open-end diversified management investment company under the 1940 Act and regular, normal dividends not in excess of the requirements of Section 852 of the Code); and

     - Asian Growth and New Pacific have each elected to be taxed as a RIC under
       Section 851 of the Code and will each have qualified for the special Federal tax treatment afforded RICs under the Code for all taxable periods (including the last short taxable period of New Pacific ending on the Closing and the taxable year of Asian Growth that includes the Closing).

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUM-

STANCES OF ANY SHAREHOLDER OF NEW PACIFIC. NEW PACIFIC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Asian Growth of the assets of New Pacific will be the same as the book cost basis of such assets to New Pacific.

                             RIGHTS OF SHAREHOLDERS

     Currently, the Board of Directors of AIF is soliciting proxies from its shareholders to vote on various proposals, including approving a change in its domicile (the "Redomestication") pursuant to an Agreement and Plan of Reorganization, under which AIF, which is currently a Maryland corporation, will reorganize as a Delaware business trust and change its name to AIM International Mutual Funds (AIMF). These proposals are expected to be approved by AIF shareholders at a special meeting of shareholders to be held on May 3, 2000. If the Redomestication is not approved, AIF will continue as a Maryland corporation. The following discussion provides information with respect to the differences in the rights of shareholders under Maryland law and Delaware law in the event that the Redomestication is not approved, and information regarding the differences between the rights of shareholders under the Agreement and Declaration of Trust of AGS and the Agreement and Declaration of Trust of AIMF assuming the Redomestication is approved.

RIGHTS OF SHAREHOLDERS UNDER MARYLAND LAW AND DELAWARE LAW IF THE
REDOMESTICATION IS NOT APPROVED

  General

     Currently, AIF is a Maryland corporation and AGS is a Delaware business trust. There is much that is similar between the two forms of organization. For example, the responsibilities, powers and fiduciary duties of the trustees of the AGS are substantially the same as those of the directors of AIF.

     There are, however, certain differences between the two forms of organization. The operations of AIF, as a Maryland corporation, are governed by its Articles of Incorporation, and amendments and supplements thereto, and applicable Maryland law. The operations of AGS, as a Delaware business trust, are governed by its Agreement and Declaration of Trust, as amended (the "Declaration of Trust") and Delaware law.

  Liability of Shareholders

     The Delaware Business Trust Act provides that shareholders of a Delaware business trust shall be entitled to the same limitations of liability extended to shareholders of private for-profit corporations. There is, however, a remote possibility that, under certain circumstances, shareholders of a Delaware business trust might be held personally liable for the trust's obligations to the extent the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The AGS Declaration of Trust provides that shareholders of the Acquired Funds shall not be subject to any personal liability for acts or obligations of the Acquired Funds and that every written agreement, obligation or other undertaking made or issued by the Acquired Funds shall contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the Declaration of Trust provides for indemnification out of the Acquired Funds' property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Acquired Funds themselves are unable to meet their obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of the Acquired Funds, the possibility of the Acquired Funds being unable to meet their obligations is considered remote, and even if a claim were brought against the Funds and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.

     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he receives any distribution which exceeds the amount which he could properly receive under Maryland law or where such liability is necessary to prevent fraud.

  Election of Directors/Trustees; Terms

     The shareholders of AGS have elected the trustees of AGS. Such trustees serve for the life of AGS, subject to the earlier death, incapacitation, resignation, retirement or removal (see below). Shareholders may elect successors to such trustees only at annual or special meetings of shareholders.

     The shareholders of AIF have elected the directors of AIF. Each director serves until a successor is elected, subject to earlier death, incapacitation, resignation, retirement or removal (see below). Shareholders may elect successors to such directors only at annual or special meetings of shareholders.

  Removal of Trustees/Directors

     A trustee of AGS may be removed at any time by vote of at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of AGS. The Declaration of Trust provides that vacancies may be filled by appointment by the remaining trustees.

     A director of AIF may be removed by the affirmative vote of a majority of the Board of Directors, a committee of the Board of Directors appointed for such purpose, or the holders of a majority of the outstanding shares of AIF.

  Meetings of Shareholders

     AGS is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The By-Laws of AGS provide that a majority of the Trustees may call special meetings of shareholders and the Trustees shall call a special meeting of the shareholders upon written request of the holders of not less than 10% of the Acquired Funds' shares. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

     AIF is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. AIF's Bylaws provide that a special meeting of shareholders may be called by the President, Secretary, a majority of the Board of Directors or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting may be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

  Liability of Directors/Trustees and Officers; Indemnification

     Delaware law provides that trustees of a business trust shall not be liable to the business trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument. Under the AGS Declaration of Trust, the trustees and officers of AGS are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee. Delaware law allows a business trust to indemnify and hold harmless any trustee or other person against any and all claims and demands. The AGS Declaration of Trust require the indemnification of its trustees and officers to the fullest extent permitted by Delaware law, except with respect to any matter in which it has been determined that such director or officer acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

     Maryland law permits a corporation to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty. AIF's Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law. Under Maryland law, indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings. Maryland law permits indemnification for other matters unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.

  Termination

     AGS or any series or class of shares of beneficial interest in AGS may be terminated by (1) a majority shareholder vote of AGS or the affected series or class, respectively, or (2) if there are fewer than 100 shareholders of record of AGS or of such terminating series or class, the trustees pursuant to written notice to the shares of AGS or the affected series or class.

     Maryland law provides that AIF may be dissolved by the vote of a majority of the Board of Directors and two-thirds of the shares entitled to vote on the dissolution.

  Voting Rights of Shareholders

     The AGS Declaration of Trust grants shareholders power to vote only with respect to the following: (i) election of trustees; (ii) removal of trustees,
(iii) approval of investment advisory contracts, as required by the 1940 Act;
(iv) termination of AGS or a series of class of its shares of beneficial interest, (v) amendment of the Declaration of Trust, (vi) sale of all or substantially all of the assets of AGS or one of its investment portfolios,
(vii) merger or consolidation of AGS or any of its investment portfolios, with certain exceptions, and (viii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.

     Shareholders of a Maryland corporation such as AIF are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland corporation law.

  Dissenters' Rights

     Neither Delaware law nor the Declaration of Trust confers upon AGS shareholders appraisal or dissenters' rights.

     Under Maryland law, AIF's shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the Acquiring Funds' assets, and are bound by the terms of the transaction.

  Amendments to Organization Documents

     Consistent with Delaware law, the Board of Trustees of AGS may, without shareholder approval, amend the Declaration of Trust at any time, except that no amendment may be made which repeals the limitations of personal liability of any shareholder, which reduces the amount payable in respect of the shares of AGS upon liquidation of AGS or which diminishes or eliminates any voting rights pertaining to the shares of AGS, without approval of the majority of the shares of AGS. The trustees shall have the power to alter, amend or repeal the Bylaws of AGS or adopt new Bylaws at any time.

     Consistent with Maryland law, AIF reserves the right to amend, alter, change or repeal any provision contained in their Articles of Incorporation in the manner now or hereafter prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The Board of Directors of AIF may approve amendments to the Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the AIF Articles of Incorporation may be adopted if approved by a vote of a majority of the shares at any meeting at which a quorum is present. The AIF Bylaws provide that the Bylaws may be amended at any regular meeting or special meeting of the stockholders provided that notice of such amendment is contained in the notice of the special meeting. Except as to any particular Bylaw which is specified as not subject to amendment by the Board of Directors, the Bylaws may be also amended by the affirmative vote of a majority of the Board of Directors at any regular or special meetings of the Board.

RIGHTS OF SHAREHOLDERS UNDER DECLARATIONS OF TRUST OF AGS AND AIMF IF THE REDOMESTICATION IS APPROVED

     Generally, there will be no material differences between the rights of shareholders under the Agreement and Declaration of Trust of AGS and the rights of shareholders under the proposed Agreement and Declaration of Trust of AIMF. However, under the Agreement and Declaration of Trust of AIMF, Class B shares, other than those purchased through reinvestment dividends and distributions will be subject to automatic conversion to Class A shares eight years following the calendar month in which the purchase was made.

     Class B shares purchased through the reinvestment of dividends and distributions paid in respect of Class B shares will be considered held in a separate sub-account, and will automatically convert to Class A shares in the same proportion as any Class B shares (other than those in the sub-account) convert to Class A shares unless Asian Growth implements any amendment to its Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act. In that case, if the Trustees determine that the amendment would materially increase the charges that may be borne by the Class A shareholders under the 12b-1 plan, the Class B shares will stop converting to the Class A shares unless the Class B shares, voting separately, approve the amendment.

                OWNERSHIP OF NEW PACIFIC AND ASIAN GROWTH SHARES

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who as of April 3, 2000, to the knowledge of AGS, owned beneficially 5% or more of any class of the outstanding shares of New Pacific:

                                  NEW PACIFIC

                                                                            PERCENT
                                                              PERCENT       OWNED OF
                                                              OWNED OF     RECORD AND
                                                               RECORD     BENEFICIALLY
                                                              --------    ------------
Class A Shares
  Merrill Lynch Pierce Fenner & Smith.......................    5.37%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
Class B Shares
  Merrill Lynch Pierce Fenner & Smith.......................    5.87%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
Class C Shares
  Merrill Lynch Pierce Fenner & Smith.......................   34.86%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
  Donaldson Lufkin Jenrette Securities Corporation Inc. ....   17.41%          -0-%*
     P.O. Box 2052
     Jersey City, NJ 07303-9998
  Daniel W. Figert..........................................     -0-          6.90%
     Barbara D. Figert
     JT Ten WROS
     Unit 17104
     2300 South Rock Creek Pkwy.
     Superior, CO 80027

---------------

* AGS has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

     Listed below is the name, address and percent ownership of each person who as of April 3, 2000 to the knowledge of AIF, owned beneficially 5% or more of the outstanding shares of Asian Growth:

                                  ASIAN GROWTH

                                                                            PERCENT
                                                              PERCENT       OWNED OF
                                                              OWNED OF     RECORD AND
                                                               RECORD     BENEFICIALLY
                                                              --------    ------------
Class A Shares
  Merrill Lynch Pierce Fenner & Smith.......................    8.47%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
Class B Shares
  Merrill Lynch Pierce Fenner & Smith.......................    7.94%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
Class C Shares
  Merrill Lynch Pierce Fenner & Smith.......................   19.94%          -0-%*
     FBO The Sole Benefit of Customers
     Attn: Fund Administration
     4800 Deer Lake Dr. East, 2nd Floor
     Jacksonville, FL 32246
  Robert A. Merkel & Margaret M. Merkel.....................     -0-          5.68%
     TTEES Robert A. Merkel & Margaret M. Merkel
     Trust DTD 05/27/94
     5118 S. 288th Pl.
     Auburn, WA 98001

---------------

* AIF has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

OWNERSHIP OF OFFICERS AND DIRECTORS/TRUSTEES

     To the best of the knowledge of AIF, the beneficial ownership of shares of Asian Growth by officers and directors of AIF as a group constituted 3.74% of the outstanding Class A shares and less than 1% of the outstanding Class B and Class C shares of such fund as of April 3, 2000. To the best of the knowledge of AGS, the beneficial ownership of shares of New Pacific by officers or trustees of AGS as a group constituted less than 1% of the outstanding Class A, Class B and Class C shares of such fund as of April 3, 2000.

                                 CAPITALIZATION

     The following table sets forth as of October 31, 1999, (i) the capitalization of New Pacific Class A, Class B and Class C shares, (ii) the capitalization of Asian Growth Class A, Class B and Class C Shares, and (iii) the pro forma capitalization of Asian Growth Class A, Class B, and Class C shares as adjusted to give effect to the transactions contemplated by the Agreement.

                          ASIAN GROWTH AND NEW PACIFIC

                                                 NEW PACIFIC                         PRO FORMA ASIAN GROWTH
                                NEW PACIFIC        CLASS A         ASIAN GROWTH             CLASS A
                               CLASS A SHARES     SHARES(1)       CLASS A SHARES       SHARES AS ADJUSTED
                               --------------   --------------   -----------------   ----------------------
Net Assets...................   $86,707,102       $1,018,627        $25,419,567           $113,145,296
Shares Outstanding...........    14,024,150          164,762          2,361,340             10,510,835
Net Asset Value Per Share....   $      6.18       $     6.19        $     10.76           $      10.76

---------------

(1) Effective February 11, 2000, New Pacific discontinued sales of Advisor Class shares and converted them into Class A shares.

                                                                                 PRO FORMA ASIAN GROWTH
                                                NEW PACIFIC      ASIAN GROWTH           CLASS B
                                               CLASS B SHARES   CLASS B SHARES     SHARES AS ADJUSTED
                                               --------------   --------------   ----------------------
Net Assets...................................   $34,091,431      $12,069,543          $46,160,974
Shares Outstanding...........................     5,707,119        1,133,253            4,332,455
Net Asset Value Per Share....................   $      5.97      $     10.65          $     10.65

                                                                                 PRO FORMA ASIAN GROWTH
                                                NEW PACIFIC      ASIAN GROWTH           CLASS C
                                               CLASS C SHARES   CLASS C SHARES     SHARES AS ADJUSTED
                                               --------------   --------------   ----------------------
Net Assets...................................    $1,400,575       $5,007,989           $6,408,564
Shares Outstanding...........................       234,674          471,104              602,901
Net Asset Value Per Share....................    $     5.97       $    10.63           $    10.63

                                 LEGAL MATTERS

     Certain legal matters concerning AIF and its participation in the Reorganization, the issuance of shares of Asian Growth in connection with the Reorganization and the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599. Certain legal matters concerning AGS and its participation in the Reorganization will be passed upon by Kirkpatrick & Lockhart, LLP 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036-1800.

                           INFORMATION FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual reports which AGS and AIF have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number for AGS's registration statement containing the Prospectus and Statement of Additional Information relating to New Pacific is Registration No. 811-2699. Such Prospectus and Statement of Additional Information are incorporated herein by reference. The SEC file number for AIF's registration statement containing the Prospectus and Statement of Additional Information relating to Asian Growth is Registration No. 811-6463. Such Prospectus and Statement of Additional Information are incorporated herein by reference.

     AIF and AGS are subject to the informational requirements of the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by AGS and AIF (including the Registration Statement of AIF relating to Asian Growth on Form N-14 of which this Proxy Statement/Prospectus is a part and which is hereby incorporated by reference) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional offices of the SEC: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a Web site at http://www.sec.gov that contains information regarding AIF, AGS and other registrants that file electronically with the SEC.

                 ADDITIONAL INFORMATION ABOUT ASIAN GROWTH AND
                                  NEW PACIFIC

     Currently, the Board of Directors of AIF is soliciting proxies from its shareholders to vote on various proposals, including changing Asian Growth's fundamental investment restrictions and changing Asian Growth's fundamental investment objective so that it is non-fundamental. These proposals are expected to be approved by AIF shareholders at a special meeting of shareholders to be held on May 3, 2000, and this Proxy Statement/Prospectus has been prepared assuming such approval. If these proposals are not approved, AIF will provide you with additional information.

     For more information with respect to AIF and Asian Growth concerning the following topics, please refer to the Asian Growth Prospectus as indicated: (i) see "Investment Objectives and Strategies" and "Fund Management" for further information regarding AIF and Asian Growth; (ii) see "Investment Objectives and Strategies," "Fund Management," and "Other Information" for further information regarding management of AIF and Asian Growth; (iii) see "Fund Management" and "Other Information" for further information regarding the shares of AIF and Asian Growth; (iv) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of shares of AIF and Asian Growth.

     For more information with respect to AGS and New Pacific concerning the following topics, please refer to New Pacific Prospectus as indicated: (i) see "Investment Objectives and Strategies" and "Fund Management" for further information regarding AGS and New Pacific; (ii) see discussion in "Investment Objectives and Strategies," "Fund Management," and "Other Information" for further information regarding management of AGS and New Pacific; (iii) see "Fund Management" and "Other Information" for further information regarding the shares of AGS and New Pacific; (iv) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of AGS and New Pacific.

                                                                      APPENDIX I

                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                      FOR

                          AIM NEW PACIFIC GROWTH FUND

                            A SEPARATE PORTFOLIO OF

                               AIM GROWTH SERIES

                                 MARCH 22, 2000

                               TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS.......................................    I-1
  Section 1.1 Definitions...................................    I-1

ARTICLE 2 TRANSFER OF ASSETS................................    I-3
  Section 2.1 Reorganizations...............................    I-3
  Section 2.2 Computation of Net Asset Value................    I-4
  Section 2.3 Valuation.....................................    I-4
  Section 2.4 Delivery......................................    I-4
  Section 2.5 Termination of Series.........................    I-4
  Section 2.6 Issuance of Asian Pacific Shares..............    I-4
  Section 2.7 Investment Securities.........................    I-5
  Section 2.8 Liabilities...................................    I-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AIM GROWTH......    I-5
  Section 3.1 Organization; Authority.......................    I-5
  Section 3.2 Registration and Regulation of AIM Growth.....    I-5
  Section 3.3 Financial Statements..........................    I-5
  Section 3.4 No Material Adverse Changes; Contingent
     Liabilities............................................    I-6
  Section 3.5 New Pacific Shares; Liabilities; Business
     Operations.............................................    I-6
  Section 3.6 Accountants...................................    I-6
  Section 3.7 Binding Obligation............................    I-6
  Section 3.8 No Breaches or Defaults.......................    I-7
  Section 3.9 Authorizations or Consents....................    I-7
  Section 3.10 Permits......................................    I-7
  Section 3.11 No Actions, Suits or Proceedings.............    I-7
  Section 3.12 Contracts....................................    I-7
  Section 3.13 Properties and Assets........................    I-8
  Section 3.14 Taxes........................................    I-8
  Section 3.15 Benefit and Employment Obligations...........    I-8
  Section 3.16 Brokers......................................    I-8
  Section 3.17 Voting Requirements..........................    I-8
  Section 3.18 State Takeover Statutes......................    I-9
  Section 3.19 Books and Records............................    I-9
  Section 3.20 Prospectus and Statement of Additional
     Information............................................    I-9
  Section 3.21 No Distribution..............................    I-9
  Section 3.22 Liabilities of New Pacific...................    I-9
  Section 3.23 Value of Shares..............................    I-9
  Section 3.24 shareholder Expenses.........................    I-9
  Section 3.25 Intercompany Indebtedness....................    I-9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AIM
  INTERNATIONAL.............................................    I-9
  Section 4.1 Organization; Authority.......................    I-9
  Section 4.2 Registration and Regulation of AIM
     International..........................................    I-9
  Section 4.3 Financial Statements..........................   I-10
  Section 4.4 No Material Adverse Changes; Contingent
     Liabilities............................................   I-10
  Section 4.5 Registration of Asian Growth Class A Shares,
     Asian Growth Class B Shares and Asian Growth Class C
     Shares.................................................   I-10
  Section 4.6 Accountants...................................   I-11
  Section 4.7 Binding Obligation............................   I-11
  Section 4.8 No Breaches or Defaults.......................   I-11
  Section 4.9 Authorizations or Consents....................   I-11
  Section 4.10 Permits......................................   I-11

  Section 4.11 No Actions, Suits or Proceedings.............   I-11
  Section 4.12 Taxes........................................   I-12
  Section 4.13 Brokers......................................   I-12
  Section 4.14 Representations Concerning the
     Reorganization.........................................   I-12
  Section 4.15 Prospectus and Statement of Additional
     Information............................................   I-13
  Section 4.16 Value of Shares..............................   I-13
  Section 4.17 Intercompany Indebtedness; Consideration.....   I-13

ARTICLE 5 COVENANTS.........................................   I-13
  Section 5.1 Conduct of Business...........................   I-13
  Section 5.2 Announcements.................................   I-14
  Section 5.3 Expenses......................................   I-14
  Section 5.4 Further Assurances............................   I-14
  Section 5.5 Notice of Events..............................   I-14
  Section 5.6 Access to Information.........................   I-14
  Section 5.7 Consents, Approvals and Filings...............   I-15
  Section 5.8 Submission of Agreement to Shareholders.......   I-15

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION........   I-15
  Section 6.1 Conditions Precedent of AIM International.....   I-15
  Section 6.2 Mutual Conditions.............................   I-16
  Section 6.3 Conditions Precedent of AIM Growth............   I-16
ARTICLE 7 TERMINATION OF AGREEMENT..........................   I-17
  Section 7.1 Termination...................................   I-17
  Section 7.2 Survival After Termination....................   I-17

ARTICLE 8 MISCELLANEOUS.....................................   I-17
  Section 8.1 Survival of Representations and Warranties....   I-17
  Section 8.2 Governing Law.................................   I-17
  Section 8.3 Binding Effect, Persons Benefiting, No
     Assignment.............................................   I-18
  Section 8.4 Obligations of AIM International and AIM
     Growth.................................................   I-18
  Section 8.5 Amendments....................................   I-18
  Section 8.6 Enforcement...................................   I-18
  Section 8.7 Interpretation................................   I-18
  Section 8.8 Counterparts..................................   I-18
  Section 8.9 Entire Agreement; Schedules...................   I-18
  Section 8.10 Notices......................................   I-19
  Section 8.11 Representations by AIM Advisors..............   I-19

Schedule 6.1(d) Opinion of Counsel to AIM International
  Funds, Inc. ..............................................   I-21
Schedule 6.2(f) Tax Opinions................................   I-22
Schedule 6.3(d) Opinion of Counsel to AIM Growth Series.....   I-23

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2000 (this "Agreement"), by and among AIM Growth Series, a Delaware business trust ("AIM Growth"), acting on behalf of AIM New Pacific Growth Fund ("New Pacific"), a separate series of AIM Growth, AIM International Funds, Inc., a Maryland corporation ("AIM International"), acting on behalf of AIM Asian Growth Fund ("Asian Growth"), a separate series of AIM International, and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, AIM Growth is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including New Pacific, for sale to the public; and

     WHEREAS, AIM International is an investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Asian Growth, for sale to the public; and

     WHEREAS, AIM Advisors provides investment advisory services to both AIM Growth and AIM International; and

     WHEREAS, New Pacific desires to provide for its reorganization through the transfer of all of its assets to Asian Growth in exchange for the assumption by Asian Growth of all of the liabilities of New Pacific and the issuance by AIM International of shares of Asian Growth in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AIM Growth, AIM International and AIM Advisors agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

          "AIM Growth" means AIM Growth Series, a Delaware business trust.

          "AIM Growth Registration Statement" means the registration statement on Form N-1A of AIM Growth, as amended, 1940 Act Registration No. 811-2699.

          "AIM International" means AIM International Funds, Inc., a Delaware business trust.

          "AIM International Registration Statement" means the registration statement on Form N-1A of AIM International, as amended, 1940 Act Registration No.811-6463.

          "Asian Growth" means AIM Asian Growth Fund, a separate series of AIM International.

          "Asian Growth Class A Shares" means Class A Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Class B Shares" means Class B Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Class C Shares" means Class C Shares of the capital stock of Asian Growth issued by AIM International.

          "Asian Growth Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

          "Asian Growth Shares" means shares of the capital stock of AIM International issued pursuant to Section 2.6 of this Agreement.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AIM Growth on behalf of New Pacific, or otherwise providing benefits to any current or former employee, officer or trustee of AIM Growth.

          "Closing" means the transfer of the assets of New Pacific to Asian Growth, the assumption of all of New Pacific's liabilities by Asian Growth and the issuance of Asian Growth Shares directly to New Pacific Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means June 12, 2000 or such other date as the parties may mutually determine.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Asian Growth and New Pacific.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto. "

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "New Pacific" means AIM New Pacific Growth Fund, a separate series of AIM Growth.

          "New Pacific Financial Statements" shall have the meaning set forth in
     Section 3.3 of this Agreement.

          "New Pacific Shareholders" means the holders of record as of the Effective Time of the issued and outstanding shares of beneficial interest in New Pacific.

          "New Pacific Shareholders Meeting" means a meeting of the shareholders of New Pacific convened in accordance with applicable law and the Agreement and Declaration of Trust of AIM Growth to consider and vote upon the approval of this Agreement and the Reorganization of New Pacific contemplated by this Agreement.

          "New Pacific Shares" means the issued and outstanding shares of beneficial interest in New Pacific.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of the assets of New Pacific by Asian Growth in consideration of the assumption by Asian Growth of all of the liabilities of New Pacific and the issuance by AIM International of Asian Growth Shares directly to New Pacific Shareholders as described in this Agreement, and the termination of New Pacific's status as designated series of shares of AIM Growth.

          "Required Shareholder Vote" shall have the meaning set forth in
     Section 3.17 of this Agreement.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Valuation Date" shall have the meaning set forth in Section 2.3 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1 Reorganizations. (a) Reorganization of New Pacific. At the Effective Time, all of the assets of New Pacific shall be delivered to the Custodian for the account of Asian Growth in exchange for the assumption by Asian Growth of all of the liabilities of any kind of New Pacific and delivery by AIM International directly to (i) the holders of record as of the Effective Time of the issued and outstanding Class A shares of New Pacific of a number of Asian Growth Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth), to (ii) the holders of record as of the Effective Time of the issued and outstanding Class B shares of New Pacific of a number of Asian Growth Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth), and to (iii) the holders of record as of the Effective Time of the issued and outstanding Class C shares of New Pacific of a number of Asian Growth Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of New Pacific so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, AIM Asian Growth Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2 Computation of Net Asset Value. (a) The net asset value of Asian Growth Shares, and the net value of the assets of New Pacific, shall, in each case, be determined as of the close of regular trading on the NYSE on the Valuation Date.

     (b) The net asset value of Asian Growth Shares shall be computed in accordance with the policies and procedures of Asian Growth as described in the AIM International Registration Statement.

     (c) The net value of the assets of New Pacific to be transferred to Asian Growth pursuant to this Agreement shall be computed in accordance with the policies and procedures of New Pacific as described in the AIM Growth Registration Statement.

     (d) All computations of value regarding the net assets of New Pacific and the net asset value of Asian Growth Shares to be issued pursuant to this Agreement shall be made by agreement of AIM Growth and AIM International. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3 Valuation Date. The assets of New Pacific and the net asset value per share of Asian Growth Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The share transfer books of New Pacific will be permanently closed as of the close of business on the Closing Date and only requests for the redemption of shares of New Pacific received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by New Pacific. Redemption requests thereafter received by New Pacific shall be deemed to be redemption requests for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares, as applicable (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to New Pacific Shareholders under this Agreement.

     SECTION 2.4 Delivery. (a) Assets held by New Pacific shall be delivered by AIM Growth to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AIM Growth shall instruct the Custodian to transfer such assets to the account of Asian Growth. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by New Pacific shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Asian Growth at the Custodian.

     (b) If, on the Closing Date, New Pacific is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by New Pacific for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to New Pacific or its broker, then AIM International shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if New Pacific has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AIM International or the Custodian, including brokers' confirmation slips.

     SECTION 2.5 Termination of Series. As soon as reasonably practicable after the Closing Date, the status of New Pacific as a designated series of shares of AIM Growth shall be terminated; provided, however, that the termination of the status of New Pacific as a series of shares of AIM Growth shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6 Issuance of Asian Growth Shares. At the Effective Time, New Pacific Shareholders of record as of the close of regular trading on the NYSE on the Valuation Date holding New Pacific Class A shares shall be issued that number of full and fractional Class A shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class A shares held by New Pacific Shareholders on the Valuation Date, New Pacific Shareholders of record as of the Valuation Date holding New Pacific Class B shares shall be issued that number of full and fractional Class B shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class B Shares held by New Pacific Shareholders on the

Valuation Date, and New Pacific Shareholders of record as of the Valuation Date holding New Pacific Class C shares shall be issued that number of full and fractional Class C shares of Asian Growth having a net asset value equal to the net asset value of New Pacific Class C shares held by New Pacific Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in New Pacific shall thereupon be canceled on the books of AIM Growth. AIM Growth shall provide instructions to the transfer agent of AIM International with respect to Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares to be issued to New Pacific Shareholders. AIM International shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AIM International shall record on its books the ownership of Asian Growth Class A, Asian Growth Class B and Asian Growth Class C Shares by New Pacific Shareholders and shall forward a confirmation of such ownership to New Pacific Shareholders. No redemption or repurchase of such shares credited to former New Pacific Shareholders in respect of New Pacific shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AIM International for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AIM International.

     SECTION 2.7 Investment Securities. On or prior to the Valuation Date, AIM Growth shall deliver a list setting forth the securities New Pacific then owns together with the respective Federal income tax bases thereof. AIM Growth shall provide to AIM International on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Asian Growth hereunder. Such records shall be made available by AIM Growth prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of AIM International upon reasonable request.

     SECTION 2.8 Liabilities. New Pacific shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF AIM GROWTH

     AIM Growth, on behalf of New Pacific, represents and warrants to AIM International that:

     SECTION 3.1 Organization; Authority. AIM Growth is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2 Registration and Regulation of AIM Growth. AIM Growth is duly registered with the SEC as an investment company under the Investment Company Act and all New Pacific Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIM Growth to revoke or rescind any such registration or qualification. New Pacific is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. New Pacific is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the AIM Growth Registration Statement currently in effect. The value of the net assets of New Pacific is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of New Pacific and all purchases and redemptions of New Pacific Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3 Financial Statements. The books of account and related records of New Pacific fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of New Pacific previously delivered to AIM International (the "New Pacific Financial Statements") present fairly in all material respects the financial position of New Pacific as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999 no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of New Pacific or the status of New Pacific as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by New Pacific or occurring in the ordinary course of business of New Pacific or AIM Growth. There are no contingent liabilities of New Pacific not disclosed in the New Pacific Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 3.5 New Pacific Shares; Liabilities; Business Operations. (a) New Pacific Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither New Pacific nor any person related to New Pacific (as defined in section 1.368-1(e)(3) of the Treasury Regulations without regard to section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of New Pacific for consideration other than shares of New Pacific, except for shares redeemed in the ordinary course of New Pacific's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to New Pacific's Shares, except for (a) distributions necessary to satisfy the requirements of sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in New Pacific on the Effective Date.

     (c) At the time of its Reorganization, New Pacific shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire New Pacific Shares, except for the right of investors to acquire New Pacific Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, New Pacific will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of its Reorganization, New Pacific will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Asian Growth.

     (e) AIM Growth does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6 Accountants. PricewaterhouseCoopers LLP, which has reported upon the New Pacific Financial Statements for the period ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AIM Growth on behalf of New Pacific and, assuming this Agreement has been duly executed and delivered by AIM International and approved by New Pacific Shareholders, constitutes the legal, valid and binding obligation of AIM Growth enforceable against AIM Growth in accordance with its terms from and with respect to the revenues and assets of New Pacific, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8 No Breaches or Defaults. The execution and delivery of this Agreement by AIM Growth on behalf of New Pacific and performance by AIM Growth of its obligations hereunder has been duly authorized by all necessary trust action on the part of AIM Growth, other than New Pacific Shareholders approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AIM Growth and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of New Pacific (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIM Growth is a party or by which it may be bound and which relates to the assets of New Pacific or to which any property of New Pacific may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIM Growth or any property of New Pacific. AIM Growth is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIM Growth in connection with the due execution and delivery by AIM Growth of this Agreement and the consummation by AIM Growth of the transactions contemplated hereby.

     SECTION 3.10 Permits. AIM Growth has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to New Pacific, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIM Growth there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11 No Actions, Suits or Proceedings. (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AIM Growth, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIM Growth before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIM Growth, threatened in writing or, if probable of assertion, orally, against AIM Growth affecting any property, asset, interest or right of New Pacific, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to New Pacific. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AIM Growth's conduct of the business of New Pacific affecting in any significant respect the conduct of such business. AIM Growth is not, and has not been to the knowledge of AIM Growth, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of New Pacific.

     SECTION 3.12 Contracts. AIM Growth is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of New Pacific, by which the assets, business, or operations of New Pacific may be bound or affected, or under which it or the assets, business or operations of New Pacific receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AIM Growth there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13 Properties and Assets. New Pacific has good and marketable title to all properties and assets reflected in the New Pacific Financial Statements as owned by it, free and clear of all Liens, except as described in New Pacific Financial Statements.

     SECTION 3.14 Taxes. (a) New Pacific has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. New Pacific has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. New Pacific has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) insure continued qualification of New Pacific as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of New Pacific arising by reason of undistributed investment company taxable income or net capital gain, AIM Growth will declare prior to the Valuation Date to the shareholders of New Pacific a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of New Pacific's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 1999 and for the short taxable year beginning on January 1, 2000 and ending on the Closing Date and (B) all of New Pacific's net capital gain recognized in its taxable year ended December 31, 1999 and in such short taxable year (after reduction for any capital loss carryover).

     (b) New Pacific has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the New Pacific Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against New Pacific, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Returns of New Pacific are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) To the best knowledge of AIM Growth, the fiscal year of New Pacific has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 3.15 Benefit and Employment Obligations. On or prior to the Closing Date, New Pacific will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AIM Growth in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIM Growth or any action taken by it.

     SECTION 3.17 Voting Requirements. The vote of a majority of each class of shares of New Pacific cast at a meeting at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in New Pacific necessary to approve this Agreement and the Reorganization of New Pacific contemplated by this Agreement.

     SECTION 3.18 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganizations, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19 Books and Records. The books and records of AIM Growth relating to New Pacific, reflecting, among other things, the purchase and sale of New Pacific Shares, the number of issued and outstanding shares owned by New Pacific Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for New Pacific as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21 No Distribution. Asian Growth Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22 Liabilities of New Pacific. The liabilities of New Pacific that are to be assumed by Asian Growth in connection with the Reorganization, or to which the assets of New Pacific to be transferred in the Reorganizations are subject, were incurred by New Pacific in the ordinary course of its business. The fair market value of the assets of New Pacific to be transferred to Asian Growth in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Asian Growth plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets transferred to Asian Growth will equal or exceed the sum of the liabilities to be assumed by Asian Growth plus the amount of liabilities to which the transferred assets are subject.

     SECTION 3.23 Value of Shares. The fair market value of Asian Growth Class A Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class A shares constructively surrendered in exchange therefor, the fair market value of Asian Growth Class B Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class B shares constructively surrendered in exchange therefor, and the fair market value of Asian Growth Class C Shares received by New Pacific Shareholders in the Reorganization will be approximately equal to the fair market value of New Pacific Class C shares constructively surrendered in exchange therefor.

     SECTION 3.24 Shareholder Expenses. New Pacific Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25 Intercompany Indebtedness. There is no intercompany indebtedness between AIM Growth and AIM International that was issued or acquired, or will be settled, at a discount.

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF AIM INTERNATIONAL

     AIM International, on behalf of Asian Growth, represents and warrants to AIM Growth as follows:

     SECTION 4.1 Organization; Authority. AIM International is duly organized, validly existing and in good standing under the Maryland General Corporation Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2 Registration and Regulation of AIM International. AIM International is duly registered with the SEC as an investment company under the Investment Company Act. Asian Growth is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Asian Growth is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AIM International Registration Statement. The value of the net assets of Asian Growth is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Asian Growth and all purchases and redemptions of Asian Growth Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3 Financial Statements. The books of account and related records of Asian Growth fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended October 31, 1999, of Asian Growth previously delivered to AIM Growth (the "Asian Growth Financial Statements") present fairly in all material respects the financial position of Asian Growth as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 4.4 No Material Adverse Changes; Contingent Liabilities. Since October 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Asian Growth or the status of Asian Growth as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Asian Growth or occurring in the ordinary course of business of Asian Growth or AIM International. There are no contingent liabilities of Asian Growth not disclosed in the Asian Growth Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5 Registration of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares. (a) The capital stock of AIM International is divided into six portfolios, including Asian Growth. Asian Growth currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Charter, AIM International is authorized to issue forty million (40,000,000) Class A shares, forty million (40,000,000) Class B shares and forty million (40,000,000) Class C shares of Asian Growth.

     (b) Asian Growth Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AIM International then in effect.

     (c) Asian Growth Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Asian Growth shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Asian Growth Class A, Asian Growth Class B or Asian Growth Class C shares that, if exercised or converted, would affect the New Pacific Shareholders' acquisition or retention of control of Asian Growth as defined in
Section 368(a)(2)(H)(i) of the Code, except for the right of investors to acquire Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AIM International's Registration Statement on Form N-14 shall be furnished to New Pacific Shareholders entitled to vote at the New Pacific Shareholders Meeting. The Combined Proxy Statement/ Prospectus and related Statement of Additional Information of Asian Growth, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AIM Growth for inclusion in the Combined Proxy Statement/Prospectus.

     (e) The shares of Asian Growth which have been or are being offered for sale (other than the Asian Growth Shares to be issued in connection with the Reorganizations) have been duly registered under the Securities Act by the AIM International Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIM International to revoke or rescind any such registration or qualification.

     SECTION 4.6 Accountants. KPMG LLP, which has reported upon the Asian Growth Financial Statements for the period ended October 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AIM International on behalf of Asian Growth and, assuming this Agreement has been duly executed and delivered by AIM Growth, constitutes the legal, valid and binding obligation of AIM International, enforceable against AIM International in accordance with its terms from and with respect to the revenues and assets of Asian Growth, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8 No Breaches or Defaults. The execution and delivery of this Agreement by AIM International on behalf of Asian Growth and performance by AIM International of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AIM International and (i) do not, and on the Closing Date will not, result in any violation of the Charter or by-laws of AIM International and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Asian Growth (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIM International is a party or by which it may be bound and which relates to the assets of Asian Growth or to which any properties of Asian Growth may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIM International or any property of Asian Growth. AIM International is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIM International in connection with the due execution and delivery by AIM International of this Agreement and the consummation by AIM International of the transactions contemplated hereby.

     SECTION 4.10 Permits. AIM International has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Asian Growth, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIM International there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11 No Actions, Suits or Proceedings. (a) There is no pending action, suit or proceeding, nor, to the knowledge of AIM International, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIM International before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIM International, threatened in writing or, if probable of assertion, orally, against

AIM International, affecting any property, asset, interest or right of Asian Growth, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Asian Growth. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to AIM International's conduct of the business of Asian Growth affecting in any significant respect the conduct of such business. AIM International is not, and has not been, to the knowledge of AIM International, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Asian Growth.

     SECTION 4.12 Taxes. (a) Asian Growth has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Asian Growth has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Asian Growth has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Asian Growth has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Asian Growth Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Asian Growth, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Asian Growth is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) The fiscal year of Asian Growth has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 4.13 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AIM International in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIM International or any action taken by it.

     SECTION 4.14 Representations Concerning the Reorganization. (a) AIM International has no plan or intention to reacquire any Asian Growth Shares issued in the Reorganization, except to the extent that Asian Growth is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Asian Growth has no plan or intention to sell or otherwise dispose of any of the assets of New Pacific acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

     (c) Following the Reorganization, Asian Growth will continue an "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of New Pacific or use a significant portion of New Pacific's historic business assets in a business.

     (d) Following the Reorganization, the New Pacific Shareholders will be in control of Asian Growth within the meaning of Section 368(a)(2)(H)(i) of the Code.

     (e) Prior to or in the Reorganization, neither Asian Growth nor any person related to Asian Growth (for purposes of this paragraph as defined in section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of New Pacific with consideration other than shares of Asian Growth. There is no plan or intention by Asian Growth or any person related to Asian Growth to acquire or redeem any of the Asian Growth Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Asian Growth's business as an open-end investment company as required by the Investment Company Act.

     SECTION 4.15 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Asian Growth as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16 Value of Shares. The fair market value of Asian Growth Class A Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class A shares constructively surrendered in exchange therefor, the fair market value of Asian Growth Class B Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class B shares constructively surrendered therefor, and the fair market value of Asian Growth Class C Shares received by New Pacific Shareholders in each Reorganization will be approximately equal to the fair market value of New Pacific Class C shares constructively surrendered therefor.

     SECTION 4.17 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between AIM Growth and AIM International that was issued or acquired, or will be settled, at a discount. No consideration other than Asian Growth Shares (and Asian Growth's assumption of New Pacific's liabilities, including for this purpose all liabilities to which the assets of New Pacific are subject) will be issued in exchange for the assets of New Pacific acquired by Asian Growth in connection with the Reorganization. The fair market value of the assets of New Pacific transferred to Asian Growth in the Reorganization will equal or exceed the sum of the liabilities assumed by Asian Growth, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1 Conduct of Business. (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AIM Growth shall conduct the business of New Pacific only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of New Pacific in the ordinary course in all material respects. Without limiting the generality of the foregoing, AIM Growth shall not do any of the following with respect to New Pacific without the prior written consent of AIM International, which consent shall not be unreasonably withheld:

          (i) split, combine or reclassify any of its shares of beneficial interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of beneficial interest;

          (ii) amend its Agreement and Declaration of Trust or by-laws;

          (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or series or division thereof or any assets that are material, individually or in the aggregate, to New Pacific taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

          (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

          (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of New Pacific, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

          (vi) settle or compromise any material income tax liability or make any material tax election;

          (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

          (viii) change its method of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

          (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

          (x) adopt any Benefit Plan.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AIM International shall conduct the business of Asian Growth only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Asian Growth in the ordinary course in all material respects.

     SECTION 5.2 Announcements. AIM Growth and AIM International shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AIM Growth nor AIM International shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3 Expenses. New Pacific and Asian Growth shall each, respectively, bear the expenses it incurs in connection with this Agreement and a Reorganization and other transactions contemplated hereby.

     SECTION 5.4 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganizations, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganizations.

     SECTION 5.5 Notice of Events. AIM International shall give prompt notice to AIM Growth, and AIM Growth shall give prompt notice to AIM International, of
(a) the occurrence or non-occurrence of any event which to the knowledge of AIM International or to the knowledge of AIM Growth, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AIM Growth, Sections 6.1 and 6.2 or (ii) in the case of AIM International, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganizations and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6 Access to Information. (a) AIM Growth will, during regular business hours and on reasonable prior notice, allow AIM International and its authorized representatives reasonable access to the books and records of AIM Growth pertaining to the assets of New Pacific and to officers of AIM Growth knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIM Growth.

     (b) AIM International will, during regular business hours and on reasonable prior notice, allow AIM Growth and its authorized representatives reasonable access to the books and records of AIM International pertaining to the assets of Asian Growth and to officers of AIM International knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIM International.

     SECTION 5.7 Consents, Approvals and Filings. Each of AIM Growth and AIM International shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganizations and the other transactions contemplated by this Agreement. In addition, each of AIM Growth and AIM International shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganizations and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganizations and the other transactions contemplated herein. Each of AIM Growth and AIM International shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8 Submission of Agreement to Shareholders. AIM Growth shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene the New Pacific Shareholders Meeting. AIM Growth shall, through its Board of Trustees, recommend to New Pacific Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AIM Growth shall use its reasonable best efforts to hold a New Pacific Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1 Conditions Precedent of AIM International. The obligation of AIM International to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIM International.

     (a) The representations and warranties of AIM Growth on behalf of New Pacific participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AIM Growth shall have complied with and satisfied in all material respects all agreements and conditions relating to New Pacific participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AIM International shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIM Growth, in such individual's capacity as an officer of AIM Growth and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIM Growth certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws of AIM Growth, and resolutions, consents and authorizations of or regarding AIM Growth with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AIM International shall have received the signed opinion of Kirkpatrick & Lockhart LLP, counsel to AIM Growth, or other counsel reasonably acceptable to AIM International, in form and substance reasonably acceptable to counsel for AIM International, as to the matters set forth in Schedule 6.1(d).

     (e) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.2 Mutual Conditions. The obligations of AIM Growth and AIM International to consummate a Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by AIM Growth and AIM International, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AIM Growth and AIM International shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of New Pacific and related matters shall have been approved and adopted at the New Pacific Shareholders Meeting by the shareholders of New Pacific on the record date by the Required Shareholder Vote.

     (c) The assets of New Pacific to be acquired by Asian Growth shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by New Pacific immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by New Pacific to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of New Pacific's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of New Pacific held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by AIM International with respect to Asian Growth Shares to be issued to New Pacific Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) AIM Growth and AIM International shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP in form and substance reasonably acceptable to AIM Growth and AIM International, as to the matters set forth on Schedule 6.2(f).

     (g) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     SECTION 6.3 Conditions Precedent of AIM Growth. The obligation of AIM Growth to consummate a Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIM Growth.

     (a) The representations and warranties of AIM International on behalf of Asian Growth participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) AIM International shall have complied with and satisfied in all material respects all agreements and conditions relating to Asian Growth participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) AIM Growth shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIM International, in such individual's capacity as an officer of AIM International and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and
(b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIM International certifying as to the accuracy and completeness of the attached Charter and by-laws, as amended, of AIM International and resolutions, consents and authorizations of or regarding AIM International with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) AIM Growth shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AIM International, or other counsel reasonably acceptable to AIM Growth, in form and substance reasonably acceptable to counsel for AIM International, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1 Termination. (a) This Agreement may be terminated in whole or with respect to a Reorganization described herein on or prior to the Closing Date as follows:

          (i) by mutual written consent of AIM Growth and AIM International; or

          (ii) at the election of AIM Growth or AIM International:

             (A) if the Closing Date shall not be on or before September 1, 2000, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (B) if, upon a vote at New Pacific Shareholders Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     SECTION 7.2 Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of New Pacific is not consummated, this Agreement shall become void and of no further force and effect with respect to such Reorganization and the respective New Pacific, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1 Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3 Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto; provided, however, that AIM International may assign its rights and obligations under this Agreement to AIM International Mutual Funds, a Delaware business trust, as successor to AIM International under that certain Agreement and Plan of Reorganization dated December 7, 1999, without the prior consent of AIM Growth.

     SECTION 8.4 Obligations of AIM International and AIM Growth. (a) AIM Growth and AIM International hereby acknowledge and agree that Asian Growth is a separate investment portfolio of AIM International, that AIM International is executing this Agreement on behalf of Asian Growth, and that any amounts payable by AIM International under or in connection with this Agreement shall be payable solely from the revenues and assets of Asian Growth. AIM Growth further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AIM International in his or her capacity as an officer of AIM International intending to bind AIM International as provided herein, and that no officer, director or shareholder of AIM International shall be personally liable for the liabilities or obligations of AIM International incurred hereunder.

     (b) AIM Growth and AIM International hereby acknowledge and agree that New Pacific is a separate investment portfolio of AIM Growth, that AIM Growth is executing this Agreement on behalf of New Pacific and that any amounts payable by AIM Growth under or in connection with this Agreement shall be payable solely from the revenues and assets of New Pacific. AIM International further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AIM Growth in his or her capacity as an officer of AIM Growth intending to bind AIM Growth as provided herein, and that no officer, trustee or shareholder of AIM Growth shall be personally liable for the liabilities of AIM Growth incurred hereunder.

     SECTION 8.5 Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by AIM Growth and AIM International.

     SECTION 8.6 Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9 Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a) If to AIM Growth:
              AIM Growth Series
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Kirkpatrick & Lockhart LLP
              1800 Massachusetts Avenue, N.W.
              Washington, D.C. 20036-1800
              Attn: Arthur J. Brown, Esq.
              Fax: (202) 778-9100

          (b) If to AIM International:
              AIM International Funds, Inc.
              11 Greenway Plaza, Suite 100
              Houston, Texas 77046-1173
              Attn: Carol F. Relihan, Esq.
              Fax: (713) 993-9185

              with a copy to:

              Ballard Spahr Andrews & Ingersoll, LLP
              1735 Market Street, 51st Floor
              Philadelphia, Pennsylvania 19103-7599
              Attn: William H. Rheiner, Esq.
              Fax: (215) 864-8999

     SECTION 8.11 Representations by AIM Advisors. In its capacity as investment adviser to AIM Growth, AIM Advisors represents to AIM International that to the best of its knowledge the representations and warranties of AIM Growth and New Pacific contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AIM International, AIM Advisors represents to AIM Growth that to the best of its knowledge the representations and warranties of AIM International and Asian Growth contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AIM Growth and AIM International do not have actual knowledge to the contrary after due inquiry.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            AIM GROWTH SERIES, acting
                                            on behalf of AIM New Pacific Growth

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                            AIM INTERNATIONAL FUNDS, INC.,
                                            acting
                                            on behalf of AIM Asian Growth Fund

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                            A I M Advisors, Inc.

                                            By:      /s/ ROBERT H. GRAHAM
                                              ----------------------------------

                                SCHEDULE 6.1(D)

                        OPINION OF COUNSEL TO AIM GROWTH

     1. AIM Growth is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

     2. AIM Growth is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AIM Growth have been duly authorized and approved by all requisite trust action on the part of AIM Growth. The Agreement has been duly executed and delivered by AIM Growth and constitutes the valid and binding obligation of AIM Growth.

     4. New Pacific Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AIM Growth is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AIM Growth or who has devoted substantive attention on behalf of AIM Growth during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against New Pacific (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                SCHEDULE 6.2(F)

                                  TAX OPINIONS

     (i) The transfer of the assets of New Pacific to Asian Growth in exchange for Asian Growth Shares distributed directly to New Pacific Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that New Pacific and Asian Growth will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by New Pacific on the transfer of its assets to Asian Growth solely in exchange for Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares or on the distribution of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares to New Pacific Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Asian Growth upon the receipt of assets of New Pacific in exchange for Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares issued directly to New Pacific Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by New Pacific Shareholders on the receipt of Asian Growth Class A Shares, Asian Growth Class B Shares and Asian Growth Class C Shares in exchange for New Pacific Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Asian Growth of the assets of New Pacific will be the same as the basis of such assets in the hands of New Pacific immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a New Pacific Shareholder's basis for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares received by the New Pacific Shareholder will be the same as his basis for New Pacific Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a New Pacific Shareholder's holding period for Asian Growth Class A Shares, Asian Growth Class B Shares or Asian Growth Class C Shares will be determined by including New Pacific Shareholder's holding period for New Pacific Shares exchanged therefor, provided that the New Pacific Shareholder held New Pacific Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of New Pacific transferred to Asian Growth in the Reorganization will include the holding period for such assets in the hands of New Pacific.

                                SCHEDULE 6.3(d)

                    OPINION OF COUNSEL TO AIM INTERNATIONAL

     1. AIM International is a corporation validly existing and in good standing under the Maryland General Corporation Law.

     2. AIM International is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AIM International have been duly authorized and approved by all requisite trust action on the part of AIM International. The Agreement has been duly executed and delivered by AIM International and constitutes the valid and binding obligation of AIM International.

     4. Asian Growth Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AIM International is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AIM International or who has devoted substantive attention on behalf of AIM International during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against Asian Growth (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

      AIM ASIAN GROWTH FUND

--------------------------------------------------------------------------------

      AIM Asian Growth Fund seeks to provide long-term growth of capital.

                                                     AIM--Registered Trademark--
       PROSPECTUS
       FEBRUARY 28, 2000

                                     This prospectus contains important
                                     information about the Class A, B and C
                                     shares of the fund. Please read it before investing and keep it for future reference.

                                     As with all other mutual fund
                                     securities, the Securities and
                                     Exchange Commission has not approved
                                     or disapproved these securities or
                                     determined whether the information
                                     in this prospectus is adequate or
                                     accurate. Anyone who tells you
                                     otherwise is committing a crime.

                                     An investment in the fund:
                                        - is not FDIC insured;
                                        - may lose value; and
                                        - is not guaranteed by a bank.

                                     The Board of Directors voted to
                                     request shareholder approval of
                                     certain items. For further
                                     information on these items, see
                                     Submission of Matters to
                                     Shareholders in this prospectus.

[AIM LOGO APPEARS HERE]                                  INVEST WITH DISCIPLINE
                                                        --Registered Trademark--

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES          1
- - - - - - - - - - - - - - - - - - - - - - - -
PRINCIPAL RISKS OF INVESTING IN THE FUND     2
- - - - - - - - - - - - - - - - - - - - - - - -
PERFORMANCE INFORMATION                      3
- - - - - - - - - - - - - - - - - - - - - - - -
Annual Total Returns                         3

Performance Table                            3

FEE TABLE AND EXPENSE EXAMPLE                4
- - - - - - - - - - - - - - - - - - - - - - - -
Fee Table                                    4

Expense Example                              4

FUND MANAGEMENT                              5
- - - - - - - - - - - - - - - - - - - - - - - -
The Advisors                                 5

Advisor Compensation                         5

Portfolio Managers                           5

OTHER INFORMATION                            6
- - - - - - - - - - - - - - - - - - - - - - - -
Sales Charges                                6

Dividends and Distributions                  6

Submission of Matters to Shareholders        6

FINANCIAL HIGHLIGHTS                         7
- - - - - - - - - - - - - - - - - - - - - - - -
SHAREHOLDER INFORMATION                    A-1
- - - - - - - - - - - - - - - - - - - - - - - -
Choosing a Share Class                     A-1

Purchasing Shares                          A-3

Redeeming Shares                           A-4

Exchanging Shares                          A-6

Pricing of Shares                          A-8

Taxes                                      A-8

OBTAINING ADDITIONAL INFORMATION    Back Cover
- - - - - - - - - - - - - - - - - - - - - - - -

The AIM Family of Funds, The AIM Family of Funds and Design (i.e., the AIM logo), AIM and Design, AIM, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design and Invest with Discipline are registered service marks and AIM Bank Connection, AIM Funds, AIM Funds and Design, AIM Internet Connect and AIM Investor are service marks of
A I M Management Group Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is long-term growth of capital.

  The fund seeks to meet this objective by investing, normally, at least 80% (65% beginning March 1, 2000) of its assets in marketable equity securities issued by Asian companies (except Japanese companies), including companies with market capitalizations of less than $1 billion. The fund considers Asian companies to be those (1) organized under the laws of a country in Asia and having a principal office in a country in Asia; (2) that derive 50% or more of their total revenues from business in Asia; or (3) whose equity securities are traded principally on a stock exchange, or in an over-the-counter market, in Asia.

  The fund may invest up to 20% of its total assets in securities exchangeable for or convertible into equity securities of Asian companies. The fund may also invest up to 20% of its total assets in securities of non-Asian companies. The fund may also invest up to 20% of its total assets in high-grade short-term securities and debt securities, including U.S. Government obligations, investment grade corporate bonds or taxable municipal securities, whether denominated in U.S. dollars or foreign currencies.

  The fund will normally invest in companies located in at least three countries, including countries in Asia as well as Australia and New Zealand. The fund may also invest up to 100% of its total assets in companies in developing countries, i.e., those that are in the initial stages of their industrial cycles.

  The portfolio managers focus on companies that have experienced above-average long-term growth in earnings and have strong prospects for future growth. In selecting countries in which the fund will invest, the portfolio managers also consider such factors as the prospect for relative economic growth among countries or regions, economic or political conditions, currency exchange fluctuations, tax considerations and the liquidity of a particular security. The portfolio managers consider whether to sell a particular security when any of those factors materially changes.

  In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, the fund may temporarily hold all or a portion of its assets in cash, money market instruments, shares of affiliated money market funds, bonds or other debt securities. As a result, the fund may not achieve its investment objective.

  The fund may engage in active and frequent trading of portfolio securities to achieve its investment objective. If the fund does trade in this way, it may incur increased transaction costs, which can lower the actual return on your investment. Active trading may also increase short-term gains and losses, which may affect the taxes you have to pay.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of small and micro-cap companies, whose prices may go up and down more than the prices of equity securities of larger, more established companies. Also, since equity securities of small and micro-cap companies may not be traded as often as equity securities of larger, more established companies, it may be difficult or impossible for the fund to sell securities at a desired price.

  The prices of foreign securities may be further affected by other factors, including:

- Currency exchange rates--The dollar value of the fund's foreign investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

- Political and economic conditions--The value of the fund's foreign investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

- Regulations--Foreign companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

- Markets--The securities markets of other countries are smaller than U.S. securities markets. As a result, many foreign securities may be less liquid and more volatile than U.S. securities.

  These factors may affect the prices of securities issued by foreign companies located in developing countries more than those in countries with mature economies. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devalued their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline. Transaction costs are often higher in developing countries and there may be delays in settlement procedures.

  The fund may participate in the initial public offering (IPO) market. Because of the fund's small asset base, any investment the fund may make in IPOs may significantly increase the fund's total return. As the fund's assets grow, the impact of IPO investments will decline, which may reduce the fund's total return.

  An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance is not necessarily an indication of its future performance.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------
The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                    [GRAPH]


                                        ANNUAL
YEAR ENDED                              TOTAL
DECEMBER 31                             RETURNS
-----------                             -------
1998................................... -8.54%
1999................................... 67.98%

  During the periods shown in the bar chart, the highest quarterly return was 40.89% (quarter ended June 30, 1999) and the lowest quarterly return was -25.67% (quarter ended June 30, 1998).

PERFORMANCE TABLE

The following performance table compares the fund's performance to that of a broad-based securities market index. The fund's performance reflects payment of sales loads.

AVERAGE ANNUAL TOTAL RETURNS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(for the periods ended                          SINCE     INCEPTION
December 31, 1999)                   1 YEAR   INCEPTION       DATE
-------------------------------------------------------------------
Class A                              58.70%     11.14%    11/03/97
Class B                              61.58      12.02     11/03/97
Class C                              65.84      13.11     11/03/97
MSCI AC Asia Pacific Free ex-Japan
  Index(1)                           49.83      13.75(2)  10/31/97(2)
-------------------------------------------------------------------

(1) The Morgan Stanley Capital International All Country Asia Pacific Free ex-Japan Index measures the performance of 12 of both developed and emerging markets in this region. The index excludes shares that are not readily purchased by non-local investors.
(2) The average annual total return given is since the date closest to the inception date of the class with the longest performance history.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund:

SHAREHOLDER FEES
-------------------------------------------------------
(fees paid directly from
your investment)            CLASS A   CLASS B   CLASS C
-------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of
offering price)              5.50%     None      None

Maximum Deferred
Sales Charge (Load)
(as a percentage of
original purchase
price or redemption
proceeds, whichever
is less)                     None(1)   5.00%     1.00%
-------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
-------------------------------------------------------
(expenses that are deducted
from fund assets)       CLASS A   CLASS B   CLASS C
-------------------------------------------------------
Management Fees          0.95%     0.95%     0.95%
Distribution and/or
Service (12b-1) Fees     0.35      1.00      1.00
Other Expenses           1.42      1.64      1.64
Total Annual Fund
Operating Expenses       2.72      3.59      3.59
Fee Waivers and
Reimbursements(2)        0.80      0.80      0.80
Net Expenses             1.92      2.79      2.79
-------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge (CDSC) at the time of redemption.
(2) The investment advisor has contractually agreed to limit Total Annual Fund Operating Expenses of Class A, Class B and Class C to 1.92%, 2.80% and 2.80%, respectively.

As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

  The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's gross operating expenses remain the same. To the extent fees are waived, the expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

         1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------
Class A   $810    $1,348    $1,910     $3,433
Class B    862     1,400     2,059      3,662
Class C    462     1,100     1,859      3,854
----------------------------------------------

You would pay the following expenses if you did not redeem your shares:

         1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------
Class A   $810    $1,348    $1,910     $3,433
Class B    362     1,100     1,859      3,662
Class C    362     1,100     1,859      3,854
----------------------------------------------

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISORS

A I M Advisors, Inc. (the advisor) serves as the fund's investment advisor and is responsible for its day-to-day management including the fund's investment decisions and the execution of securities transactions. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. INVESCO Global Asset Management Limited (the subadvisor), the fund's subadvisor, is located at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM12. INVESCO Asia Limited (the subsubadvisor), the fund's subsubadvisor, is located at 2001 Exchange Square, Tower 2, Central, Hong Kong. All three entities are affiliated.

  The subadvisor and subsubadvisor are responsible for providing the advisor with economic and market research, securities analysis and investment recommendations with respect to the fund.

  The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 120 investment portfolios, including the fund, encompassing a broad range of investment objectives. The subadvisor has acted as an investment advisor since 1995. The subsubadvisor has acted as an investment advisor since 1972.

ADVISOR COMPENSATION

During the fiscal year ended October 31, 1999, the advisor received compensation of 0.15% of average daily net assets.

PORTFOLIO MANAGERS

The advisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the fund's portfolio, both of whom are officers of A I M Capital Management, Inc., a wholly owned subsidiary of the advisor, are

- Shuxin Cao, Portfolio Manager, who has been responsible for the fund since 1999 and has been associated with the advisor and/or its affiliates since 1997. Prior to 1997, Mr. Cao was an international equity analyst for Boatmen's Trust Company.

- A. Dale Griffin, III, Senior Portfolio Manager, who has been responsible for the fund since its inception in 1997 and has been associated with the advisor and/or its affiliates since 1989.

- Barrett K. Sides, Portfolio Manager, who has been responsible for the fund since its inception in 1997 and has been associated with the advisor and/or its affiliates since 1990.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

OTHER INFORMATION
--------------------------------------------------------------------------------

SALES CHARGES

Purchases of Class A shares of AIM Asian Growth Fund are subject to the maximum 5.50% initial sales charge as listed under the heading "CATEGORY I Initial Sales Charges" in the "Shareholder Information--Choosing a Share Class" section of this prospectus. Purchases of Class B and Class C shares are subject to the contingent deferred sales charges listed in that section.

DIVIDENDS AND DISTRIBUTIONS

The fund expects that its distributions will consist primarily of capital gains. DIVIDENDS

The fund generally declares and pays dividends, if any, annually.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually.

SUBMISSION OF MATTERS TO SHAREHOLDERS

At a meeting held on February 3, 2000, the Board of Directors of AIM International Funds, Inc. (the company), on behalf of the fund, voted to request shareholders to approve the following items that will affect the fund:

- An Agreement and Plan of Reorganization which provides for the reorganization of the company, which is currently a Maryland corporation, as a Delaware business trust;

- A new advisory agreement between the company and A I M Advisors, Inc. (AIM). The principal changes to the advisory agreement are (i) the deletion of references to the provision of administrative services and certain expense limitations that are no longer applicable, and (ii) the clarification of provisions relating to delegations of responsibilities and the non-exclusive nature of AIM's services. The revised advisory agreement does not change the fees paid by the fund (except that the agreement permits the fund to pay a fee to AIM in connection with any new securities lending program implemented in the future);

- Changing the fund's fundamental investment restrictions. The proposed revisions to the fund's fundamental investment restrictions are described in the fund's statement of additional information; and

- Changing the fund's investment objective so that it is non-fundamental. If the investment objective of the fund becomes non-fundamental, it can be changed in the future by the Board of Directors of the company without further approval by shareholders.

  The Board of Directors of the company has called a meeting of the fund's shareholders to be held on or about May 3, 2000 to vote on these and other proposals. Only shareholders of record as of February 18, 2000 are entitled to vote at the meeting. Proposals that are approved are expected to become effective on or about May 22, 2000.

                             ---------------------
                             AIM ASIAN GROWTH FUND
                             ---------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance. Certain information reflects financial results for a single fund share.

  The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

  This information has been audited by KPMG LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request.

                                        CLASS A                       CLASS B                       CLASS C
                               --------------------------    --------------------------    --------------------------
                                              NOVEMBER 3,                   NOVEMBER 3,                   NOVEMBER 3,
                                                 1997                          1997                          1997
                               YEAR ENDED       THROUGH      YEAR ENDED       THROUGH      YEAR ENDED       THROUGH
                               OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                 1999(a)         1998          1999(a)         1998          1999(a)         1998
---------------------------------------------------------    --------------------------    --------------------------
Net asset value, beginning
  of period                      $  7.69        $ 10.00        $  7.63        $ 10.00        $  7.61        $ 10.00
Income from investment
  operations:
  Net investment income (loss)     (0.03)          0.05          (0.13)         (0.01)         (0.13)         (0.01)
  Net gains (losses) on
    securities (both
    realized and
    unrealized)                     3.14          (2.36)          3.16          (2.36)          3.16          (2.38)
    Total from investment
      operations                    3.11          (2.31)          3.03          (2.37)          3.03          (2.39)
Less distributions:
  Dividends from net
    investment income              (0.04)            --          (0.01)            --          (0.01)            --
Net asset value, end of
  period                         $ 10.76        $  7.69        $ 10.65        $  7.63        $ 10.63        $  7.61
Total return(b)                    40.66%        (23.10)%        39.76%        (23.70)%        39.86%        (23.90)%
---------------------------------------------------------    --------------------------    --------------------------
Ratios/supplemental data:
---------------------------------------------------------    --------------------------    --------------------------
Net assets, end of period
  (000s omitted)                 $25,420        $ 7,716        $12,070        $ 3,030        $ 5,008        $   686
Ratio of expenses to
  average net assets(c)             1.92%(d)       1.92%(e)       2.79%(d)       2.80%(e)       2.79%(d)       2.80%(e)
Ratio of net investment
  income (loss) to average
  net assets(f)                    (0.50)%(d)      0.70%(e)      (1.37)%(d)     (0.18)%(e)     (1.37)%(d)     (0.18)%(e)
Portfolio turnover rate              142%            79%           142%            79%           142%            79%
---------------------------------------------------------    --------------------------    --------------------------

(a) Calculated using average shares outstanding.
(b) Does not deduct sales charges and is not annualized for periods less than one year.
(c) After fee waivers and/or expense reimbursements. Ratios of expenses to average net assets prior to fee waivers and/or expense reimbursements were 2.72% and 4.88% (annualized) for Class A for 1999-1998, 3.59% and 5.75%
    (annualized) for Class B for 1999-1998, and 3.59% and 5.75% (annualized) for Class C for 1999-1998.
(d) Ratios are based on average net assets of $17,430,236, $6,408,688 and $2,061,860 for Class A, Class B and Class C, respectively.
(e) Annualized.
(f) After fee waivers and/or expense reimbursements. Ratios of net investment income (loss) to average net assets prior to fee waivers and/or expense reimbursements were (1.30)% and (2.27)% (annualized) for Class A for 1999-1998, (2.17)% and (3.15)% (annualized) for Class B for 1999-1998,
    (2.17)% and (3.15)% (annualized), for Class C for 1999-1998.

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

In addition to the fund, A I M Advisors, Inc. serves as investment advisor to many other mutual funds (the AIM Funds). The following information is about all the AIM Funds.

CHOOSING A SHARE CLASS

Many of the AIM Funds have multiple classes of shares, each class representing an interest in the same portfolio of investments. When choosing a share class, you should consider the factors below:

CLASS A                              CLASS B                              CLASS C
---------------------------------------------------------------------------------------------------------
- Initial sales charge               - No initial sales charge            - No initial sales charge

- Reduced or waived initial sales    - Contingent deferred sales          - Contingent deferred sales
  charge for certain purchases         charge on redemptions within         charge on redemptions within
                                       six years                            one year

- Lower distribution and service     - 12b-1 fee of 1.00%                 - 12b-1 fee of 1.00%
  (12b-1) fee than Class B or
  Class C shares (See "Fee Table
  and Expense Example")

                                     - Converts to Class A shares         - Does not convert to Class A
                                       after eight years along with a       shares
                                       pro rata portion of its
                                       reinvested dividends and
                                       distributions(1)

- Generally more appropriate for     - Purchase orders limited to         - Generally more appropriate
  long-term investors                  amounts less than $250,000           for short-term investors

      (1) AIM Money Market Fund: Class B shares convert to AIM Cash Reserve Shares.

          AIM Global Trends Fund: If you held Class B shares on May 29, 1998 and continue to hold them, those shares will convert to Class A shares of that fund seven years after your date of purchase. If you exchange those shares for Class B shares of another AIM Fund, the shares into which you exchanged will not convert to Class A shares until eight years after your date of purchase of the original shares.

--------------------------------------------------------------------------------

DISTRIBUTION AND SERVICE (12b-1) FEES

Each AIM Fund (except AIM Tax-Free Intermediate Fund) has adopted 12b-1 plans that allow the AIM Fund to pay distribution fees to A I M Distributors, Inc. (the distributor) for the sale and distribution of its shares and fees for services provided to shareholders, all or a substantial portion of which are paid to the dealer of record. Because the AIM Fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES

Generally, you will not pay a sales charge on purchases or redemptions of Class A shares of AIM Tax-Exempt Cash Fund and AIM Cash Reserve Shares of AIM Money Market Fund. You may be charged a contingent deferred sales charge if you redeem AIM Cash Reserve Shares of AIM Money Market Fund acquired through certain exchanges. Sales charges on all other AIM Funds and classes of those Funds are detailed below. As used below, the term "offering price" with respect to all categories of Class A shares includes the initial sales charge.

INITIAL SALES CHARGES

The AIM Funds are grouped into three categories with respect to initial sales charges. The "Other Information" section of your prospectus will tell you in what category your particular AIM Fund is classified.

             CATEGORY I INITIAL SALES CHARGES
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                            INVESTOR'S
                                           SALES CHARGE
                                 ----------------------------
AMOUNT OF INVESTMENT               AS A % OF       AS A % OF
IN SINGLE TRANSACTION            OFFERING PRICE   INVESTMENT
-------------------------------------------------------------
            Less than $  25,000       5.50%          5.82%
$ 25,000 but less than $  50,000      5.25           5.54
$ 50,000 but less than $ 100,000      4.75           4.99
$100,000 but less than $ 250,000      3.75           3.90
$250,000 but less than $ 500,000      3.00           3.09
$500,000 but less than $1,000,000     2.00           2.04
-------------------------------------------------------------

                                      A-1                            MCF--02/00

                                 -------------
                                 THE AIM FUNDS
                                 -------------

CATEGORY II INITIAL SALES CHARGES
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             INVESTOR'S
                                            SALES CHARGE
                                 ----------------------------
AMOUNT OF INVESTMENT               AS A % OF       AS A % OF
IN SINGLE TRANSACTION            OFFERING PRICE   INVESTMENT
-------------------------------------------------------------
             Less than $   50,000      4.75%          4.99%
$ 50,000 but less than $  100,000      4.00           4.17
$100,000 but less than $  250,000      3.75           3.90
$250,000 but less than $  500,000      2.50           2.56
$500,000 but less than $1,000,000      2.00           2.04
-------------------------------------------------------------

CATEGORY III INITIAL SALES CHARGES
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                            INVESTOR'S
                                           SALES CHARGE
                                 ----------------------------
AMOUNT OF INVESTMENT               AS A % OF       AS A % OF
IN SINGLE TRANSACTION            OFFERING PRICE   INVESTMENT
-------------------------------------------------------------
             Less than $  100,000      1.00%          1.01%
$100,000 but less than $  250,000      0.75           0.76
$250,000 but less than $1,000,000      0.50           0.50
-------------------------------------------------------------

CONTINGENT DEFERRED SALES CHARGES FOR CLASS A SHARES

You can purchase $1,000,000 or more of Class A shares at net asset value. However, if you purchase shares of that amount in Categories I or II, they will be subject to a contingent deferred sales charge (CDSC) of 1% if you redeem them prior to 18 months after the date of purchase. The distributor may pay a dealer concession and/or a service fee for purchases of $1,000,000 or more.

CONTINGENT DEFERRED SALES CHARGES FOR
CLASS B AND CLASS C SHARES

You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages:

YEAR SINCE
PURCHASE MADE          CLASS B            CLASS C
----------------------------------------------------------
First                         5%                 1%
Second                        4                None
Third                         3                None
Fourth                        3                None
Fifth                         2                None
Sixth                         1                None
Seventh and following       None               None
----------------------------------------------------------

COMPUTING A CDSC

The CDSC on redemptions of shares is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions. In determining whether to charge a CDSC, we will assume that you have redeemed shares on which there is no CDSC first and, then, shares in the order of purchase.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS

You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial consultant must provide sufficient information at the time of purchase to verify that your purchase qualifies for such treatment.

REDUCED SALES CHARGES

You may be eligible to buy Class A shares at reduced initial sales charge rates under Rights of Accumulation or Letters of Intent under certain circumstances.

Rights of Accumulation

You may combine your new purchases of Class A shares with Class A shares currently owned for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the current value of all Class A shares you own.

Letters of Intent

Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of AIM Funds during a 13-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the 13-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

INITIAL SALES CHARGE EXCEPTIONS

You will not pay initial sales charges

- on shares purchased by reinvesting dividends and distributions;

- when exchanging shares among certain AIM Funds;

- when using the reinstatement privilege; and

- when a merger, consolidation, or acquisition of assets of an AIM Fund occurs.

CONTINGENT DEFERRED SALES CHARGE (CDSC) EXCEPTIONS

You will not pay a CDSC

- if you redeem Class B shares you held for more than six years;

- if you redeem Class C shares you held for more than one year;

- if you redeem shares acquired through reinvestment of dividends and distributions; and

- on increases in the net asset value of your shares.

There may be other situations when you may be able to purchase or redeem shares at reduced or without sales charges. Consult the fund's Statement of Additional Information for details.

MCF--02/00                            A-2

                                 -------------
                                 THE AIM FUNDS
                                 -------------


PURCHASING SHARES

MINIMUM INVESTMENTS PER AIM FUND ACCOUNT

The minimum investments for AIM Fund accounts (except for investments in AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund) are as follows:

                                                                  INITIAL                        ADDITIONAL
TYPE OF ACCOUNT                                                 INVESTMENTS                      INVESTMENTS
----------------------------------------------------------------------------------------------------------------
Savings Plans (money-purchase/profit sharing     $ 0 ($25 per AIM Fund investment for               $25
plans, 401(k) plans, Simplified Employee Pension      salary deferrals from Savings Plans)
(SEP) accounts, Salary Reduction (SARSEP)
accounts, Savings Incentive Match Plans for
Employee IRA (Simple IRA) accounts, 403(b) or
457 plans)
Automatic Investment Plans                        50                                                 50
IRA, Education IRA or Roth IRA                   250                                                 50
All other accounts                               500                                                 50
----------------------------------------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

You may purchase shares using one of the options below.

PURCHASE OPTIONS


----------------------------------------------------------------------------------------------------------
                                OPENING AN ACCOUNT                     ADDING TO AN ACCOUNT
----------------------------------------------------------------------------------------------------------
Through a Financial Consultant  Contact your financial consultant.     Same

By Mail                         Mail completed account application     Mail your check and the remittance
                                and purchase payment to the            slip from your confirmation
                                transfer agent,                        statement to the transfer agent.
                                A I M Fund Services, Inc.,
                                P.O. Box 4739,
                                Houston, TX 77210-4739.

By Wire                         Mail completed account application     Call the transfer agent to receive
                                to the transfer agent. Call the        a reference number. Then, use the
                                transfer agent at (800) 959-4246 to    wire instructions at left.
                                receive a reference number. Then,
                                use the following wire
                                instructions:
                                Beneficiary Bank ABA/Routing #:
                                113000609
                                Beneficiary Account Number:
                                00100366807
                                Beneficiary Account Name: A I M
                                Fund Services, Inc.
                                RFB: Fund Name, Reference #
                                OBI: Your Name, Account #

By AIM Bank Connection(SM)      Open your account using one of the     Mail completed AIM Bank Connection
                                methods described above.               form to the transfer agent. Once
                                                                       the transfer agent has received the
                                                                       form, call the transfer agent to
                                                                       place your purchase order.

By AIM Internet Connect(SM)     Open your account using one of the     Select the AIM Internet Connect
                                methods described above.               option on your completed account
                                                                       application or complete an AIM
                                                                       Internet Connect Authorization
                                                                       Form. Mail the application or form
                                                                       to the transfer agent. Once your
                                                                       request for this option has been
                                                                       processed (which may take up to 10
                                                                       days), you may place your purchase
                                                                       order at www.aimfunds.com. The
                                                                       maximum purchase amount per
                                                                       transaction is $100,000. You may
                                                                       not purchase shares in AIM
                                                                       prototype retirement accounts on
                                                                       the internet.
----------------------------------------------------------------------------------------------------------

                                      A-3                            MCF--02/00

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SPECIAL PLANS

AUTOMATIC INVESTMENT PLAN

You can arrange for periodic investments in any of the AIM Funds by authorizing the AIM Fund to withdraw the amount of your investment from your bank account on a day or dates you specify and in an amount of at least $50. You may stop the Automatic Investment Plan at any time by giving the transfer agent notice ten days prior to your next scheduled withdrawal.

DOLLAR COST AVERAGING

Dollar Cost Averaging allows you to make automatic monthly or quarterly exchanges, if permitted, from one AIM Fund account to one or more other AIM Fund accounts with the identical registration. The account from which exchanges are to be made must have a minimum balance of $5,000 before you can use this option. Exchanges will occur on (or about) the 10th or 25th day of the month, whichever you specify, in the amount you specify. The minimum amount you can exchange to another AIM Fund is $50.

AUTOMATIC DIVIDEND INVESTMENT

All of your dividends and distributions may be paid in cash or invested in any AIM Fund at net asset value. Unless you specify otherwise, your dividends and distributions will automatically be reinvested in the same AIM Fund. You may invest your dividends and distributions (1) into another AIM Fund in the same class of shares; or (2) from Class A shares into AIM Cash Reserve Shares of AIM Money Market Fund, or vice versa.

  You must comply with the following requirements to be eligible to invest your dividends and distributions in shares of another AIM Fund:

(1) Your account balance (a) in the AIM Fund paying the dividend must be at least $5,000; or (b) in the AIM Fund receiving the dividend must be at least $500;

(2) Both accounts must have identical registration information; and

(3) You must have completed an authorization form to reinvest dividends into another AIM Fund.

PORTFOLIO REBALANCING PROGRAM

If you have at least $5,000 in your account, you may participate in the Portfolio Rebalancing Program. Under this Program, you can designate how the total value of your AIM Fund holdings should be rebalanced, on a percentage basis, between two and ten of your AIM Funds on a quarterly, semiannual or annual basis. Your portfolio will be rebalanced through the exchange of shares in one or more of your AIM Funds for shares of the same class of one or more other AIM Funds in your portfolio. If you wish to participate in the Program, make changes or cancel the Program, the transfer agent must receive your request to participate, changes, or cancellation in good order at least five business days prior to the next rebalancing date, which is normally the 28th day of the last month of the period you choose. You may realize taxable gains from these exchanges. We may modify, suspend or terminate the Program at any time on 60 days' prior written notice.

RETIREMENT PLANS

Shares of most of the AIM Funds can be purchased through tax-sheltered retirement plans made available to corporations, individuals and employees of non-profit organizations and public schools. A plan document must be adopted to establish a retirement plan. You may use AIM Funds-sponsored retirement plans, which include IRAs, Education IRAs, Roth IRAs, 403(b) plans, 401(k) plans, SIMPLE IRA plans, SEP/SARSEP plans and Money Purchase/Profit Sharing plans, or another sponsor's retirement plan. The plan custodian of the AIM Funds-sponsored retirement plan assesses an annual maintenance fee of $10. Contact your financial consultant for details.

REDEEMING SHARES

REDEMPTION FEES

Generally, we will not charge you any fees to redeem your shares. However, if you acquired Class A shares of AIM Developing Markets Fund in connection with the reorganization of AIM Eastern Europe Fund, you will be charged a redemption fee of 2% of the net asset value of those shares, which will be paid to AIM Developing Markets Fund, if you redeem your shares within the first year after the reorganization. Your broker or financial consultant may charge service fees for handling redemption transactions. Your shares also may be subject to a contingent deferred sales charge (CDSC).

REDEMPTION OF AIM CASH RESERVE SHARES OF
AIM MONEY MARKET FUND ACQUIRED BY EXCHANGE

If you redeem AIM Cash Reserve Shares acquired by exchange from Class A shares subject to a CDSC within 18 months of the purchase of the Class A shares, you will be charged a CDSC.

REDEMPTION OF CLASS B SHARES OR CLASS C
SHARES ACQUIRED BY EXCHANGE FROM AIM CASH
RESERVE SHARES OF AIM MONEY MARKET FUND

We will begin the holding period for purposes of calculating the CDSC on Class B shares or Class C shares acquired by exchange from AIM Cash Reserve Shares of AIM Money Market Fund at the time of the exchange into Class B shares or Class C shares.

REDEMPTION OF CLASS B SHARES ACQUIRED BY
EXCHANGE FROM AIM FLOATING RATE FUND

If you redeem Class B shares you acquired by exchange via a tender offer by AIM Floating Rate Fund, the early withdrawal charge applicable to shares of AIM Floating Rate Fund will be applied instead of the CDSC normally applicable to Class B shares.

MCF--02/00                            A-4

                                 -------------
                                 THE AIM FUNDS
                                 -------------

HOW TO REDEEM SHARES
--------------------------------------------------------------------------------

Through a Financial           Contact your financial consultant.
Consultant
By Mail                       Send a written request to the transfer agent. Requests must include (1) original signatures of all registered owners;
                              (2) the name of the AIM Fund and your account number; (3) if the transfer agent does not hold your shares, endorsed share certificates or share certificates accompanied by an
                              executed stock power; and (4) signature guarantees, if
                              necessary (see below). The transfer agent may require that you provide additional information, such as corporate
                              resolutions or powers of attorney, if applicable. If you are redeeming from an IRA account, you must include a statement of whether or not you are at least 59 1/2 years old and
                              whether you wish to have federal income tax withheld from
                              your proceeds. The transfer agent may require certain other information before you can redeem from an employer-sponsored retirement plan. Contact your employer for details.

By Telephone                  Call the transfer agent. You will be allowed to redeem by
                              telephone if (1) the proceeds are to be mailed to the
                              address on record (if there has been no change communicated to us within the last 30 days) or transferred electronically to a pre-authorized checking account; (2) you do not hold
                              physical share certificates; (3) you can provide proper
                              identification information; (4) the proceeds of the
                              redemption do not exceed $50,000; and (5) you have not
                              previously declined the telephone redemption privilege.
                              Certain accounts, including retirement accounts and 403(b)
                              plans, may not be redeemed by telephone. The transfer agent must receive your call during the hours of the customary
                              trading session of the New York Stock Exchange (NYSE) in
                              order to effect the redemption at that day's closing price.

By AIM Internet Connect       Place your redemption request at www.aimfunds.com. You will be allowed to redeem by internet if (1) you do not hold
                              physical share certificates; (2) you can provide proper
                              identification information; (3) the proceeds of the
                              redemption do not exceed $50,000; and (4) you have
                              established the internet trading option. AIM prototype
                              retirement accounts may not be redeemed on the internet. The transfer agent must confirm your transaction during the
                              hours of the customary trading session of the NYSE in order to effect the redemption at that day's closing price.

--------------------------------------------------------------------------------

TIMING AND METHOD OF PAYMENT

We normally will send out checks within one business day, and in any event no more than seven days, after we accept your request to redeem. If you redeem shares recently purchased by check, you will be required to wait up to ten business days before we will send your redemption proceeds. This delay is necessary to ensure that the purchase check has cleared.

REDEMPTION BY MAIL

If you mail us a request in good order to redeem your shares, we will mail you a check in the amount of the redemption proceeds to the address on record with us. If your request is not in good order, you may have to provide us with additional documentation in order to redeem your shares.

REDEMPTION BY TELEPHONE

If you redeem by telephone, we will mail you a check in the amount of the redemption proceeds to your address of record (if there has been no change communicated to the transfer agent within the previous 30 days) or transmit them electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by telephone are genuine and are not liable for telephone instructions that are reasonably believed to be genuine.

REDEMPTION BY INTERNET

If you redeem by internet, we will transmit your redemption proceeds electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by internet are genuine and are not liable for internet instructions that are reasonably believed to be genuine.

PAYMENT FOR SYSTEMATIC WITHDRAWALS

You may arrange for regular monthly or quarterly withdrawals from your account of at least $50. You also may make annual withdrawals if you own Class A shares. We will redeem enough shares from your account to cover the amount withdrawn. You must have an account balance of at least $5,000 to establish a Systematic Withdrawal Plan. You can stop this plan at any time by giving ten days prior notice to the transfer agent.

EXPEDITED REDEMPTIONS

(AIM Cash Reserve Shares of AIM Money Market Fund only)

If we receive your redemption order before 11:30 a.m. Eastern Time, we will try to transmit payment of redemption proceeds on that same day. If we receive your redemption order after 11:30 a.m. Eastern Time and before the close of the customary trading session of the NYSE, we generally will transmit payment on the next business day.

                                      A-5                            MCF--02/00

                                 -------------
                                 THE AIM FUNDS
                                 -------------

REDEMPTIONS BY CHECK

(Class A shares of AIM Tax-Exempt Cash Fund and AIM Cash Reserve Shares of AIM Money Market Fund only)

You may redeem shares of these AIM Funds by writing checks in amounts of $250 or more if you have completed an authorization form. Redemption by check is not available for retirement accounts.

SIGNATURE GUARANTEES

We require a signature guarantee when you redeem by mail and

(1) the amount is greater than $50,000;

(2) you request that payment be made to someone other than the name registered on the account;

(3) you request that payment be sent somewhere other than the bank of record on the account; or

(4) you request that payment be sent to a new address or an address that changed in the last 30 days.

The transfer agent will accept a guarantee of your signature by a number of financial institutions. Call the transfer agent for additional information. Some institutions have transaction amount maximums for these guarantees. Please check with the guarantor institution.

REINSTATEMENT PRIVILEGE (Class A shares only)

You may, within 90 days after you sell Class A shares (except Class A shares of AIM Tax-Exempt Cash Fund), reinvest all or part of your redemption proceeds in Class A shares of any AIM Fund at net asset value in an identically registered account. If you sold Class A shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund, you will incur an initial sales charge reflecting the difference between the initial sales charges on those Funds and the ones in which you will be investing. In addition, if you paid a contingent deferred sales charge (CDSC) on any reinstated amount, you will not be subject to a CDSC if you later redeem that amount. You must notify the transfer agent in writing at the time you reinstate that you are exercising your reinstatement privilege. You may exercise this privilege only once per year.

REDEMPTIONS BY THE AIM FUNDS

If your account has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below $500 for three consecutive months due to redemptions or exchanges (excluding retirement accounts), the AIM Funds have the right to redeem the account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to $500 or by utilizing the Automatic Investment Plan.
  If an AIM Fund determines that you have not provided a correct Social Security or other tax ID number on your account application, the AIM Fund may, at its discretion, redeem the account and distribute the proceeds to you.

EXCHANGING SHARES

You may, under certain circumstances, exchange shares in one AIM Fund for those of another AIM Fund. Before requesting an exchange, review the prospectus of the AIM Fund you wish to acquire. Exchange privileges also apply to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992.

PERMITTED EXCHANGES

Except as otherwise stated below, you may exchange your shares for shares of the same class of another AIM Fund. You may exchange AIM Cash Reserve Shares of AIM Money Market Fund for Class A shares of another AIM Fund, or vice versa. You also may exchange AIM Cash Reserve Shares of AIM Money Market Fund for Class B shares or Class C shares of another AIM Fund, but only if the AIM Cash Reserve Shares were purchased directly and not acquired by exchange. You may be required to pay an initial sales charge when exchanging from a Fund with a lower initial sales charge than the one into which you are exchanging. If you exchange from Class A shares not subject to a CDSC into Class A shares subject to those charges, you will be charged a CDSC when you redeem the exchanged shares. The CDSC charged on redemption of those shares will be calculated starting on the date you acquired those shares through exchange.

YOU WILL NOT PAY A SALES CHARGE WHEN EXCHANGING:

(1) Class A shares with an initial sales charge (except for Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund) for Class A shares of another AIM Fund or AIM Cash Reserve Shares of AIM Money Market Fund;

(2) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund for

    (a) one another;

    (b) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund; or

    (c) Class A shares of another AIM Fund, but only if

       (i)  you acquired the original shares before May 1, 1994; or

       (ii) you acquired the original shares on or after May 1, 1994 by way of an exchange from shares with higher sales charges;

(3) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for

    (a) one another;

    (b) Class A shares of an AIM Fund subject to an initial sales charge (except for Class A shares of AIM Limited

MCF--02/00                            A-6

                                 -------------
                                 THE AIM FUNDS
                                 -------------

        Maturity Treasury Fund and AIM Tax-Free Intermediate Fund), but only if you acquired the original shares

       (i) prior to May 1, 1994 by exchange from Class A shares subject to an initial sales charge;

       (ii) on or after May 1, 1994 by exchange from Class A shares subject to an initial sales charge (except for Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund); or

    (c) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, but only if you acquired the original shares by exchange from Class A shares subject to an initial sales charge; or

(4) Class B shares for other Class B shares, and Class C shares for other Class C shares.

(5) AIM Cash Reserve Shares of AIM Money Market Fund for Class B shares and Class C shares.

EXCHANGES NOT PERMITTED

You may not exchange Class A shares subject to contingent deferred sales charges for Class A shares of AIM Limited Maturity Treasury Fund, AIM Tax-Free Intermediate Fund or AIM Tax-Exempt Cash Fund.

EXCHANGE CONDITIONS

The following conditions apply to all exchanges:

- You must meet the minimum purchase requirements for the AIM Fund into which you are exchanging;

- Shares of the AIM Fund you wish to acquire must be available for sale in your state of residence;

- Exchanges must be made between accounts with identical registration information;

- The account you wish to exchange from must have a certified tax identification number (or the Fund has received an appropriate Form W-8 or W-9);

- Shares must have been held for at least one day prior to the exchange;

- If you have physical share certificates, you must return them to the transfer agent prior to the exchange; and

- You are limited to a maximum of 10 exchanges per calendar year, because excessive short-term trading or market-timing activity can hurt fund performance. If you exceed that limit, or if an AIM Fund or the distributor determines, in its sole discretion, that your short-term trading is excessive or that you are engaging in market-timing activity, it may reject any additional exchange orders. An exchange is the movement out of (redemption) one AIM Fund and into (purchase) another AIM Fund.

TERMS OF EXCHANGE

Under unusual market conditions, an AIM Fund may delay the purchase of shares being acquired in an exchange for up to five business days if it determines that it would be materially disadvantaged by the immediate transfer of exchange proceeds. There is no fee for exchanges. The exchange privilege is not an option or right to purchase shares. Any of the participating AIM Funds or the distributor may modify or discontinue this privilege at any time.

BY MAIL

If you wish to make an exchange by mail, you must include original signatures of each registered owner exactly as the shares are registered, the account registration and account number, the dollar amount or number of shares to be exchanged and the names of the AIM Funds from which and into which the exchange is to be made.

BY TELEPHONE

Conditions that apply to exchanges by telephone are the same as redemptions by telephone, including that the transfer agent must receive exchange requests during the hours of the customary trading session of the NYSE; however, you still will be allowed to exchange by telephone even if you have changed your address of record within the preceding 30 days.

BY INTERNET

You will be allowed to exchange by internet if (1) you do not hold physical share certificates; (2) you can provide proper identification information; and
(3) you have established the internet trading option.

EXCHANGING CLASS B AND CLASS C SHARES

If you make an exchange involving Class B or Class C shares, the amount of time you held the original shares will be added to the holding period of the Class B or Class C shares, respectively, into which you exchanged for the purpose of calculating contingent deferred sales charges (CDSC) if you later redeem the exchanged shares. If you redeem Class B shares acquired by exchange via a tender offer by AIM Floating Rate Fund, you will be credited with the time period you held the shares of AIM Floating Rate Fund for the purpose of computing the early withdrawal charge applicable to those shares.

--------------------------------------------------------------------------------
 EACH AIM FUND AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME TO:

 - REJECT OR CANCEL ANY PART OF ANY PURCHASE OR EXCHANGE ORDER;

 - MODIFY ANY TERMS OR CONDITIONS OF PURCHASE OF SHARES OF ANY AIM FUND;

 - REJECT OR CANCEL ANY REQUEST TO ESTABLISH THE AUTOMATIC INVESTMENT PLAN AND SYSTEMATIC WITHDRAWAL PLAN OPTIONS ON THE SAME ACCOUNT; OR

 - WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS.
--------------------------------------------------------------------------------

                                      A-7                            MCF--02/00

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of each AIM Fund's shares is the fund's net asset value per share. The AIM Funds value portfolio securities for which market quotations are readily available at market value. The AIM Funds value short-term investments maturing within 60 days at amortized cost, which approximates market value. AIM Money Market Fund and AIM Tax-Exempt Cash Fund value all of their securities at amortized cost. AIM High Income Municipal Fund, AIM Municipal Bond Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM Tax-Free Intermediate Fund value variable rate securities that have an unconditional demand or put feature exercisable within seven days or less at par, which reflects the market value of such securities.

  The AIM Funds value all other securities and assets at their fair value. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day. In addition, if, between the time trading ends on a particular security and the close of the customary trading session of the NYSE, events occur that materially affect the value of the security, the AIM Funds may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors or Trustees of the AIM Fund. The effect of using fair value pricing is that an AIM Fund's net asset value will be subject to the judgment of the Board of Directors or Trustees or its designee instead of being determined by the market. Because some of the AIM Funds may invest in securities that are primarily listed on foreign exchanges, the value of those funds' assets may change on days when you will not be able to purchase or redeem fund shares.

  Each AIM Fund determines the net asset value of its shares as of the close of the customary trading session of the NYSE on each day the NYSE is open for business. AIM Money Market Fund also determines its net asset value as of 12:00 noon Eastern Time on each day the NYSE is open for business.

TIMING OF ORDERS

You can purchase, exchange or redeem shares during the hours of the customary trading session of the NYSE. The AIM Funds price purchase, exchange and redemption orders at the net asset value calculated after the transfer agent receives an order in good form. An AIM Fund may postpone the right of redemption only under unusual circumstances, as allowed by the Securities and Exchange Commission, such as when the NYSE restricts or suspends trading.

TAXES

In general, dividends and distributions you receive are taxable as ordinary income or long-term capital gains for federal income tax purposes, whether you reinvest them in additional shares or take them in cash. Distributions are taxable to you at different rates depending on the length of time the fund holds its assets. Different tax rates apply to ordinary income and long-term capital gain distributions, regardless of how long you have held your shares. Every year, you will be sent information showing the amount of dividends and distributions you received from each AIM Fund during the prior year.

  Any long-term or short-term capital gains realized from redemptions of AIM Fund shares will be subject to federal income tax. Exchanges of shares for shares of another AIM Fund are treated as a sale, and any gain realized on the transaction will generally be subject to federal income tax.

  INVESTORS IN TAX-EXEMPT FUNDS SHOULD READ THE INFORMATION UNDER THE HEADING "OTHER INFORMATION -- SPECIAL TAX INFORMATION REGARDING THE FUND" IN THIS PROSPECTUS.

  The foreign, state and local tax consequences of investing in AIM Fund shares may differ materially from the federal income tax consequences described above. You should consult your tax advisor before investing.

MCF--02/00                            A- 8

                                                                    APPENDIX III

                       ANNUAL REPORT / MANAGERS' OVERVIEW

FUND FEASTS ON ASIAN RECOVERY

THIS YEAR, ASIAN MARKETS HAVE BOUNCED BACK IMPRESSIVELY FROM THEIR 1997-1998 CRISIS. HOW HAS THE FUND RESPONDED?
What a difference a year makes. After weathering last year's dramatic Asian crisis, the fund roared back to life. Average annual returns at net asset value (without sales charges) for the fiscal year ended October 31, 1999, were impressive, totaling 40.79% for Class A shares, 39.76% for Class B shares and 39.86% for Class C shares. By comparison, the fund's benchmark--the MSCI All Country Asia Free ex-Japan Index--posted a return of 53.45% for the same period.
    The fund's performance helped attract significant investor attention over the 12-month period as net assets increased almost fourfold to $42.5 million.

WHAT'S DRIVING ASIA'S RECOVERY?
Performance during the first half of 1999 was largely driven by improvements at the macro level, including emergence from a recession, stable currencies, benign inflation, improving trade balances and--perhaps most importantly--declining interest rates.
    When the crisis hit, interest rates shot up and remained at high levels, choking off economic growth while at the same time stabilizing economies and currencies. Once economies stabilized, banks were able to lower rates. Since then, we've seen a strong correlation between declining interest rates and market performance.
    Restructuring has also played a major role in the Asian recovery. Countries that have focused most on cleaning up their banking systems and stabilizing their currencies have outperformed this year, including Singapore, Taiwan and South Korea.
    Trends like these are bringing foreign investors back into the region and are beginning to build confidence among consumers within the region as well.

DO YOU THINK THE RECOVERY IS SUSTAINABLE?
We feel confident that the recovery we've seen so far in 1999 will persist because the region is back in a growth environment. We're not blindly optimistic, but many of the countries are taking the steps necessary to further their recoveries, and that's being reflected in such indicators as corporate earnings expectations. Recent analysts' earnings revisions have turned net positive, meaning more upgrades than downgrades. Another positive sign is that almost every economy in Asia is expected to post positive economic growth in 1999, as measured by gross domestic product (GDP).
    We think the past quarter marked a defining period for these markets going forward. As mentioned before, the first-half performance was driven by macro-level improvements, which benefited every economy in the region. Third-quarter weakness indicates these factors have largely played themselves out. We believe the focus now will shift to earnings growth and sustainability of the restructuring efforts that began in response to last year's financial crisis.

OTHER THAN THE OBVIOUS RECOVERY, TO WHAT DO YOU ATTRIBUTE THE FUND'S STRONG PERFORMANCE THIS YEAR?
Because we use a bottom-up selection process and because the fund is fairly small, we've been able to be nimble and invest our way around the crisis. For example, early on in the crisis we favored the more developed countries, including Hong Kong, Australia and Singapore, and maintained low weightings in Thailand and South Korea because they were probably the two most troubled economies in the region. But now South Korea has one of the largest weightings in the fund because we're finding a number of terrific earnings-momentum stories there as companies restructure and reduce their debt levels.

HAVE THERE BEEN ANY DISAPPOINTMENTS?
Almost without exception, the first-half rally in Asian stock markets peaked in early July--the same time regional interest rates reached a trough. As rates appeared to bottom out, Asian markets outside of Japan dipped in September--some as much as 15%--eroding some of the fund's gains from earlier in the year.
    In the third quarter, the fund slightly underperformed its peer group due to a low weighting in India, which posted a surprisingly strong return for the quarter, and an overweight position in the Philippines. We've divested some holdings there as a result of earnings disappointments and have increased our exposure to Australia and South Korea by adding some

================================================================================
ASIA'S POWERFUL PURCHASING POTENTIAL

A major element of Asia's economic potential is its people. Accounting for more than half the world's population, Asian consumers represent formidable purchasing power, which bears heavily on continued recovery in the region.

                                 [MAP]
            CHINA                                   NEW ZEALAND
            SOUTH KOREA                             AUSTRALIA
            HONG KONG                               SINGAPORE
            TAIWAN                                  INDONESIA
            VIETNAM                                 BANGLADESH
            PHILIPPINES                             THAILAND
            MALAYSIA                                SRI LANKA
                                                    INDIA
                                                    PAKISTAN
================================================================================

          See important fund and index disclosures inside front cover.

                              AIM ASIAN GROWTH FUND

                       ANNUAL REPORT / MANAGERS' OVERVIEW

companies with strong upward revision momentum, including Foster's Brewing and Samsung Electronics.

WHAT SECTORS DID YOU FIND MOST ATTRACTIVE?
With personal consumption in the region improving, the fund has increased its exposure to the Asian consumer in countries where spending is coming back--for example, mid-market clothing retailers in Hong Kong. Recovery in exports is also driving fund performance through holdings in port operators, cargo handlers and contract manufacturers.
    The financial sector's continuing consolidation has drawn our attention as well. For example, Development Bank of Singapore has made some judicious acquisitions. Hong Kong financial companies also look promising because of their moves to diversify their earnings base to include more non-interest income offerings--such as credit cards--to help reduce cyclical risk.

WHAT IS YOUR OUTLOOK FOR THE REGION?
Overall we're fairly positive on Asia right now. When you marry a strong, relatively long earnings cycle with improving economic growth and markets that are still reasonably valued, you have a good recipe for equity performance.
    For the moment, attractive market fundamentals are being overshadowed by several issues: investor concerns about demand in the United States--a major export destination for Asian-produced goods--U.S. interest rates and a nascent Japanese recovery. These issues are worthy of consideration since Asia's recovery is geared to global economic growth. However, it's important to remember that a major element of Asia's economic potential is its large population, and domestic personal consumption bears heavily on continued recovery. Asian consumers have enormous savings and once they begin to feel secure about their jobs, they will exert their buying power.

THE WAY TO AN INVESTOR'S HEART
Political and economic unrest in Indonesia--especially its former colony of East Timor--may have given some Asian investors financial heartburn. Fund managers agreed and largely steered clear of investing in a country they felt had done little to rectify its problems. However, using their bottom-up stock-selection approach, which relies on company-by-company analysis, fund managers did find at least one appetizing investment opportunity in Indonesia: the world's largest noodle-maker, Indofood. According to fund managers, "Whether you're in crisis or not, noodles are the staple of the Indonesian diet and the company continues to increase its sales every year."

PORTFOLIO COMPOSITION

As of 10/31/99, based on total net assets

===================================================================================================================================
TOP 10 EQUITY HOLDINGS                                TOP 10 INDUSTRIES                                TOP 10 COUNTRIES
-----------------------------------------------------------------------------------------------------------------------------------
  1. ERG Ltd. (Australia)                    3.01%     1. Electronics (Component Distribution) 5.91%    1. Hong Kong        26.33%
  2. Giordano International Ltd. (Hong Kong) 2.10      2. Banks (Major Regional)               5.29     2. Singapore        15.43
  3. Li & Fung Ltd. (Hong Kong)              1.97      3. Banks (Regional)                     4.92     3. Australia        13.85
  4. Kookmin Bank (South Korea)              1.91      4. Electrical Equipment                 4.76     4. South Korea      10.20
  5. Far Eastern Textile Ltd. (Taiwan)       1.87      5. Land Development                     4.72     5. Philippines       6.48
  6. Korea Telecom Corp.-ADR (South Korea)   1.82      6. Telephone                            4.58     6. Taiwan            6.16
  7. Esprit Asia Holdings Ltd. (Hong Kong)   1.81      7. Telecommunications (Cellular/                 7. Thailand          4.47
  8. Hon Hai Precision Industry Co. Ltd.                  Wireless)                            3.43     8. India             3.76
     (Taiwan)                                1.80      8. Beverages (Alcoholic)                3.31     9. Indonesia         2.42
  9. Videsh Sanchar Nigam Ltd. - GDR (India) 1.79      9. Broadcasting (Television, Radio &            10. New Zealand       1.21
 10. Samsung Electronics (South Korea)       1.77         Cable)                               3.27
                                                      10. Computers (Software and Services)    2.78

The fund's portfolio is subject to change, and there is no assurance that the fund will continue to hold any particular security.
===================================================================================================================================

          See important fund and index disclosures inside front cover.

                              AIM ASIAN GROWTH FUND

                       ANNUAL REPORT / PERFORMANCE HISTORY


YOUR FUND'S LONG-TERM PERFORMANCE

RESULTS OF A $10,000 INVESTMENT
AIM ASIAN GROWTH FUND VS. BENCHMARK INDEX

11/3/97-10/31/99

in thousands

================================================================================
         MSCI All Country  AIM Asian Growth  AIM Asian Growth  AIM Asian Growth
             Asia Free      Fund, Class A     Fund, Class B     Fund, Class C
          ex-Japan Index       Shares            Shares            Shares
--------------------------------------------------------------------------------
11/3/97      10,000             9,432           10,000            10,000
1/31/98       8,811             7,836            8,280             8,290
4/30/98       9,367             8,715            9,200             9,200
7/31/98       7,421             6,682            7,040             7,030
10/31/98      8,110             7,268            7,630             7,610
1/31/99       8,905             7,307            7,670             7,640
4/30/99      11,029             9,140            9,582             9,552
7/31/99      11,713            10,461           10,934            10,914
10/31/99     11,340            10,233           10,263            10,643

Source: Lipper, Inc.

Past performance cannot guarantee comparable future results.
================================================================================

ABOUT THIS CHART
This chart compares your fund's shares to a benchmark index. It is intended to give you a general idea of how your fund performed compared to this benchmark over the period 11/3/97- 10/31/99. (Please note that the index's performance figures are for the period (10/31/97- 10/31/99.) It is important to understand the differences between your fund and the index. An index measures performance of a hypothetical portfolio. A market index such as the MSCI All Country Asia Free ex-Japan Index is not managed, incurring no sales charges, expenses or fees. If you could buy all the securities that make up a market index, you would incur expenses that would affect your investment's return.

AVERAGE ANNUAL TOTAL RETURNS

As of 10/31/99, including sales charges

================================================================================
CLASS A SHARES
--------------------------------------------------------------------------------
Inception (11/3/97)              1.16%
  1 year                        33.00

CLASS B SHARES
--------------------------------------------------------------------------------
Inception (11/3/97)              1.31%
  1 year                        34.76

CLASS C SHARES
--------------------------------------------------------------------------------
Inception (11/3/97)              3.18%
  1 year                        38.86
================================================================================

Your fund's total return includes sales charges, expenses and management fees. For fund performance calculations and descriptions of indexes cited on this page, please refer to the inside front cover.
     MARKET VOLATILITY CAN SIGNIFICANTLY IMPACT SHORT-TERM PERFORMANCE. RESULTS OF AN INVESTMENT MADE TODAY MAY DIFFER SUBSTANTIALLY FROM THE HISTORICAL PERFORMANCE SHOWN.

                              AIM ASIAN GROWTH FUND

                                                                   ------------
                                                                    FIRST CLASS
                                                                   U.S. POSTAGE
                                                                       PAID
[AIM LOGO APPEARS HERE]                                                PROXY
                                                                     TABULATOR
                                                                   ------------


                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

                    **** Control number: 999999999999 ****

         -- Please fold and detach card at perforation before mailing --

PROXY CARD                                                            PROXY CARD
                   PROXY SOLICITED BY THE BOARD OF TRUSTEES OF
                           AIM NEW PACIFIC GROWTH FUND
                       (A PORTFOLIO OF AIM GROWTH SERIES)

        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 2000

The undersigned hereby appoints Robert H. Graham and Gary T. Crum, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on May 31, 2000, at 3:00 p.m., Central time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

                                        Dated _________________________________

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY CARD. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


                                        _______________________________________


                                        _______________________________________
                                                      Signature(s)

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

        -- Please fold and detach card at perforation before mailing --


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
               THE TRUSTEES RECOMMEND VOTING "FOR" THE PROPOSAL.
                TO VOTE, FILL IN THE BOX COMPLETELY. EXAMPLE: [X]

1.  To approve an Agreement and Plan of        FOR       AGAINST      ABSTAIN
    Reorganization by and among AIM Growth
    Series, acting on behalf of AIM New        [ ]         [ ]          [ ]
    Pacific Growth Fund, AIM International
    Funds, Inc., acting on behalf of AIM
    Asian Growth Fund, and A I M Advisors,
    Inc.

2.  IN THE DISCRETION OF SUCH PROXIES, UPON
    SUCH OTHER BUSINESS AS MAY PROPERLY COME
    BEFORE THE MEETING OR ANY ADJOURNMENT
    THEREOF.